Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of June 21, 2011,

among

TRIMAS CORPORATION,

TRIMAS COMPANY LLC,

The Subsidiary Term Borrowers Party Hereto,

The Foreign Subsidiary Borrowers Party Hereto,

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent

J.P. MORGAN SECURITIES LLC,

as Sole Lead Arranger and Sole Bookrunner

[CS&M C/M 6701-266]

i

ARTICLE VI

Negative Covenants

SECTION 6.01. Indebtedness; Certain Equity Securities	91
SECTION 6.02. Liens	94
SECTION 6.03. Fundamental Changes	96
SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions	97
SECTION 6.05. Asset Sales	99
SECTION 6.06. Sale and Leaseback Transactions	100
SECTION 6.07. Hedging Agreements	101
SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness	101
SECTION 6.09. Transactions with Affiliates	103
SECTION 6.10. Restrictive Agreements	104
SECTION 6.11. Amendment of Material Documents	104
SECTION 6.12. Interest Expense Coverage Ratio	105
SECTION 6.13. Leverage Ratio	105
SECTION 6.14. Capital Expenditures	105

ARTICLE VII

Events of Default

ARTICLE VIII

The Administrative Agent

ARTICLE IX

Collection Allocation Mechanism

SECTION 9.01. Implementation of CAM	111
SECTION 9.02. Letters of Credit	112

ARTICLE X

Miscellaneous

SECTION 10.01. Notices	114
SECTION 10.02. Waivers; Amendments	115
SECTION 10.03. Expenses; Indemnity; Damage Waiver	117
SECTION 10.04. Successors and Assigns	119
SECTION 10.05. Survival	123
SECTION 10.06. Counterparts; Integration; Effectiveness	123
SECTION 10.07. Severability	123

SCHEDULES:

Schedule 1.01(a)	—	Existing Letters of Credit
Schedule 1.01(b)	—	Mortgaged Property
Schedule 2.01	—	Commitments
Schedule 3.05	—	Real Property
Schedule 3.06	—	Disclosed Matters
Schedule 3.12	—	Subsidiaries
Schedule 3.13	—	Insurance
Schedule 3.17(d)	—	Mortgage Filing Offices
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04	—	Existing Investments
Schedule 6.05	—	Asset Sales
Schedule 6.09	—	Existing Affiliate Transactions
Schedule 6.10	—	Existing Restrictions

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Borrowing Request
Exhibit C	—	Form of Foreign Subsidiary Borrowing Agreement
Exhibit D	—	Form of Guarantee Agreement
Exhibit E	—	[Reserved]
Exhibit F	—	Form of Indemnity, Subrogation and Contribution Agreement
Exhibit G	—	Form of Mortgage
Exhibit H	—	Form of Pledge Agreement
Exhibit I	—	Form of Security Agreement
Exhibit J	—	[Reserved]
Exhibit K	—	Form of U.S. Tax Certificate

CREDIT AGREEMENT dated as of June 21, 2011, among TRIMAS COMPANY LLC, TRIMAS CORPORATION, the SUBSIDIARY TERM BORROWERS party hereto, the FOREIGN SUBSIDIARY BORROWERS party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Assets” means (a) with respect to any fiscal year, the consolidated tangible assets acquired pursuant to a Permitted Acquisition during such fiscal year determined in accordance with GAAP (the “Specified Amount”); provided that if such Permitted Acquisition is not consummated during the first quarter of such fiscal year, Acquired Assets for such fiscal year shall be determined by multiplying the Specified Amount by (i) 0.75 if such Permitted Acquisition is consummated during the second quarter of such fiscal year, (ii) 0.50 if such Permitted Acquisition is consummated during the third quarter of such fiscal year and (iii) 0.25 if such Permitted Acquisition is consummated during the fourth quarter of such fiscal year and (b) with respect to any fiscal year occurring after such Permitted Acquisition, the Specified Amount.

“Acquisition Lease Financing” means any sale or transfer by the Parent Borrower or any Subsidiary of any property, real or personal, that is acquired pursuant to a Permitted Acquisition, in an aggregate amount not to exceed $75,000,000 at any time after the Effective Date, which property is rented or leased by the Parent Borrower or such Subsidiary from the purchaser or transferee of such property, so long as the proceeds from such transaction consist solely of cash.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that notwithstanding the foregoing, in the case of Tranche B Term Loans, the Adjusted LIBO Rate shall at no time be less than 1.25% per annum.

“Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1%. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate per annum appearing on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to such day for deposits in dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Applicable Rate” means, for any day, (a) with respect to any ABR Tranche B Term Loan, 2.00% per annum, (b) with respect to any Eurocurrency Tranche B Term Loan, 3.00% per annum, (c) with respect to any Incremental Term Loan of any Series, the rate per annum specified in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Series, (d) with respect to the Commitment Fees, 0.50% per annum, (e) with respect to any Swingline Loan, the applicable rate per annum set forth below under the caption “ABR Spread” and (f) with respect to any ABR Revolving Loan or Eurocurrency Revolving Loan, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurocurrency Spread”, as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that for purposes of clauses (e) and (f), until the date of delivery of the consolidated financial statements pursuant to Section 5.01(b) as of and for the fiscal quarter ended June 30, 2011, the Applicable Rate shall be based on the rates per annum set forth in Category 2:

Leverage Ratio	ABR Spread	Eurocurrency Spread
Category 1: Greater than or equal to 3.50 to 1.00	2.50%	3.50%
Category 2: Less than 3.50 to 1.00 but greater than or equal to 2.00 to 1.00	2.25%	3.25%
Category 3: Less than 2.00 to 1.00	2.00%	3.00%

For purposes of the foregoing clauses (e) and (f), the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Parent Borrower’s fiscal year based upon Holdings’ consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) if Holdings or the Parent Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assumed Preferred Stock” means any preferred stock or preferred equity interests of any Person that becomes a Subsidiary after the date hereof; provided that (a) such preferred stock or preferred equity interests exist at the time such Person becomes a Subsidiary and are not created in contemplation of or in connection with such Person becoming a Subsidiary and (b) the aggregate liquidation value of all such outstanding preferred stock and preferred equity interests shall not exceed $40,000,000 at any time outstanding, less the aggregate principal amount of Indebtedness incurred and outstanding pursuant to Section 6.01(a)(xi).

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request” means a request by the Parent Borrower, a Subsidiary Term Borrower or a Foreign Subsidiary Borrower, as the case may be, for a Borrowing in accordance with Section 2.03 or 2.04, as applicable, which shall be, in the case of any such written request, in the form of Exhibit B or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with any Eurocurrency Loan denominated in dollars, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Calculation Date” means (a) each date on which a Revolving Loan is made and (b) the last Business Day of each calendar month.

“CAM” shall mean the mechanism for the allocation and exchange of interests in the Credit Facilities and collections thereunder established under Article IX.

“CAM Exchange” shall mean the exchange of the Lenders’ interests provided for in Section 9.01.

“CAM Exchange Date” shall mean the date on which (a) any event referred to in paragraph (h) or (i) of Article VII shall occur in respect of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower or (b) an acceleration of the maturity of the Loans pursuant to Article VII shall occur.

“CAM Percentage” shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate dollar amount of the Specified Obligations owed to such Lender and such Lender’s participation in undrawn amounts of Letters of Credit immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate dollar amount of the Specified Obligations owed to all the Lenders and the aggregate undrawn amount of outstanding Letters of Credit immediately prior to such CAM Exchange Date.

“Capital Expenditures” means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) that are (or would be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP other than (x) such additions and expenditures classified as Permitted Acquisitions and (y) such additions and expenditures made with Net Proceeds from any casualty or other insured damage or condemnation or similar awards and (b) Capital Lease Obligations incurred by Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) during such period.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that any change in GAAP after the Effective Date that would require lease obligations that would have been characterized and accounted for as operating leases in accordance with GAAP as in effect on the Effective Date to be characterized and accounted for as Capital Lease Obligations shall be disregarded for purposes hereof.

“Change in Control” means (a) the acquisition by any Person other than Holdings of any direct Equity Interest in the Parent Borrower, (b) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Commission thereunder) other than Heartland and its Affiliates, of Equity Interests representing more than 35% of either the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings and such Person or group beneficially owns at such time, directly or indirectly (without giving effect, for avoidance of doubt, to shares owned by Heartland and its Affiliates), a greater percentage of the aggregate ordinary voting power of Holdings than the aggregate ordinary voting power of Holdings that is beneficially owned at such time, directly or indirectly, (without giving effect, for avoidance of doubt, to shares owned by such Person), by Heartland and its Affiliates (treating shares over which Heartland or its Affiliates have voting authority by right of contract or otherwise as being owned by Heartland and its Affiliates), unless Heartland and its Affiliates shall have the right to designate, by right of contract or otherwise, a majority of the board of directors of Holdings, (d) occupation of a majority of the seats on the board of directors of Holdings by Persons who were not nominated by Heartland and its Affiliates or approved by Heartland and its Affiliates or (e) the occurrence of any change in control (or similar event, however denominated) with respect to Holdings or the Parent Borrower under (i) any indenture or other agreement in respect of Material Indebtedness to which Holdings, the Parent Borrower or any Subsidiary is a party, including the Subordinated Notes Documents and the Senior Secured Notes Documents, (ii) any instrument governing any preferred stock of Holdings, the Parent Borrower or any Subsidiary having a liquidation value or redemption value in excess of $10,000,000 or (iii) the Permitted Receivables Financing.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche B Term Loans, Incremental Term Loans of any Series, Class A Revolving Loans, Class B Revolving Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Tranche B Term Commitment, an Incremental Commitment of any Series, a Class A Revolving Commitment or a Class B Revolving Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Class A Revolving Applicable Percentage” means, at any time, with respect to any Class A Revolving Lender, the percentage of the total Class A Revolving Commitments represented by such Lender’s Class A Revolving Commitment. If the Class A Revolving Commitments have terminated or expired, the Class A Revolving Applicable Percentages shall be determined based upon the Class A Revolving Commitments most recently in effect, giving effect to any assignments.

“Class A Revolving Commitment” means, with respect to each Class A Revolving Lender, the commitment of such Class A Revolving Lender to make Class A Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Class A Revolving Lender’s Class A Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04 and (c) increased or assumed pursuant to an Incremental Facility Agreement. The amount of each Class A Revolving Lender’s Class A Revolving Commitment as of the Effective Date or as of the date on which such Class A Revolving Lender shall have assumed its Class A Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Class A Revolving Lender shall have assumed its Class A Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Class A Revolving Commitments is $105,000,000.

“Class A Revolving Exposure” means, with respect to any Class A Revolving Lender at any time, the sum of the outstanding principal amount of such Class A Revolving Lender’s Class A Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Class A Revolving Lender” means a Lender with a Class A Revolving Commitment or, if the Class A Revolving Commitments have terminated or expired, a Lender with Class A Revolving Exposure.

“Class A Revolving Lender Parent” means, with respect to any Class A Revolving Lender, any Person in respect of which such Lender is a subsidiary.

“Class A Revolving Loan” means a Loan made by a Class A Revolving Lender pursuant to Section 2.01(a)(ii)(A).

“Class B Revolving Applicable Percentage” means, with respect to any Class B Revolving Lender, the percentage of the total Class B Revolving Commitments represented by such Lender’s Class B Revolving Commitment. If the Class B Revolving Commitments have terminated or expired, the Class B Revolving Applicable Percentages shall be determined based upon the Class B Revolving Commitments most recently in effect, giving effect to any assignments.

“Class B Revolving Commitment” means, with respect to each Class B Revolving Lender, the commitment of such Class B Revolving Lender to make Class B Revolving Loans expressed as an amount representing the maximum aggregate amount of such Class B Revolving Lender’s Class B Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The amount of each Class B Revolving Lender’s Class B Revolving Commitment as of the Effective Date or as of the date on which such Class B Revolving Lender shall have assumed its Class B Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Class B Revolving Lender shall have assumed its Class B Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Class B Revolving Commitments is $5,000,000.

“Class B Revolving Exposure” means, with respect to any Class B Revolving Lender at any time, the sum of the outstanding principal amount of such Class B Revolving Lender’s Class B Revolving Loans at such time.

“Class B Revolving Lender” means a Lender with a Class B Revolving Commitment or, if the Class B Revolving Commitments have terminated or expired, a Lender with Class B Revolving Exposure.

“Class B Revolving Loan” means a Loan made pursuant to Section 2.01(a)(ii)(B).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in any applicable Security Document.

“Collateral Agent” means JPMCB, in its capacity as collateral agent for the Lenders under the Security Documents.

“Collateral and Guarantee Requirement” means the requirement that:

(a) the Collateral Agent shall have received from each party thereto (other than the Collateral Agent) either (i) a counterpart of (A) the Guarantee Agreement, (B) the Indemnity, Subrogation and Contribution Agreement, (C) the Pledge Agreement and (D) the Security Agreement in each case duly executed and delivered on behalf of such Loan Party, or (ii) in the case of any Person that becomes a Subsidiary Loan Party after the Effective Date, a supplement to each of the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement, in each case in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

(b) all outstanding Equity Interests of the Parent Borrower and each Subsidiary (including the Receivables Subsidiary) owned by or on behalf of any Loan Party shall have been pledged pursuant to the Pledge Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary or any domestic subsidiary that has no material assets other than Equity Interests of one or more Foreign Subsidiaries), it being understood that this exception shall not limit the application of the Foreign Security Collateral and Guarantee Requirement) and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) all Indebtedness of Holdings, the Parent Borrower and each Subsidiary in an aggregate principal amount that exceeds $500,000 that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Pledge Agreement and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

(d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and the Pledge Agreement and perfect such Liens to the extent required by, and with the priority required by, the Security Agreement and the Pledge Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

(e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, but only to the extent such endorsements are (A) available in the relevant jurisdiction (provided in no event shall the Collateral Agent request a creditors’ rights endorsement) and (B) available at commercially reasonable rates, (iii) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors, and (iv) such abstracts, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; provided, however, in no event shall surveys be required to be obtained with respect to any Mortgaged Property; and

(f) each Loan Party (other than the Foreign Subsidiary Borrowers) shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

“Commission” means the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission.

“Commitment” means a Tranche B Term Commitment, an Incremental Term Commitment of any Series, a Class A Revolving Commitment, a Class B Revolving Commitment or any combination thereof (as the context requires).

“Commitment Fee” has the meaning assigned to such term in Section 2.12(a).

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum, without duplication, of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of Holdings, the Parent Borrower and the Subsidiaries (including the Receivables Subsidiary) for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) any interest accrued during such period in respect of Indebtedness of Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary) that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, plus (iv) interest-equivalent costs associated with any Permitted Receivables Financing or Specified Vendor Receivables Financing, whether accounted for as interest expense or loss on the sale of receivables, minus (b) the sum of, without duplication, (i) interest income of Holdings, the Parent Borrower and the Subsidiaries (including the Receivables Subsidiary) for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization of financing costs paid in a previous period, plus (iii) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period, plus (iv) to the extent included in such consolidated interest expense for such period, all financing fees incurred in connection with the Transactions.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period (including all single business tax expenses imposed by state law), (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary noncash charges for such period, (v) all management fees and other fees paid during such period to Heartland and/or its Affiliates pursuant to the Heartland Management Agreement to the extent permitted by Section 6.09, (vi) interest-equivalent costs associated with any Permitted Receivables Financing or Specified Vendor Receivables Financing for such period, whether accounted for as interest expense or loss on the sale of receivables, and all Preferred Dividends, (vii) all extraordinary losses during such period that are either noncash or relate to the retirement of Indebtedness, (viii) noncash expenses during such period resulting from the grant of Equity Interests to management and employees of Holdings, the Parent Borrower or any of the Subsidiaries, (ix) the aggregate amount of deferred financing expenses for such period, (x) all other noncash expenses or losses of Holdings, the Parent Borrower or any of the Subsidiaries for such period (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period), (xi) any nonrecurring fees, expenses or charges realized by Holdings, the Parent Borrower or any of the Subsidiaries for such period related to any offering of Equity Interests or incurrence of Indebtedness, whether or not consummated, (xii) fees and expenses in connection with the Transactions, (xiii) any nonrecurring costs and expenses arising from the integration of any business acquired pursuant to any Permitted Acquisition consummated after the Effective Date not to exceed $10,000,000 in any fiscal year and $25,000,000 in the aggregate, (xiv) any nonrecurring expenses or similar costs relating to cost savings projects, including restructuring and severance expenses, not to exceed $30,000,000 in the aggregate from and after the Effective Date; provided that no more than $15,000,000 may be counted in any fiscal year commencing on or after January 1, 2011, (xv) [reserved], (xvi) [reserved], (xvii) EBITDA from discontinued operations, not to exceed in any fiscal year $10,000,000, (xviii) losses associated with the prepayment of leases (whether operating leases or capital leases) outstanding on the Effective Date from discontinued operations and (xix) losses or charges associated with asset sales otherwise permitted hereunder not to exceed in the aggregate $10,000,000, minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary gains for such period and (ii) any gains realized from the retirement of Indebtedness after the Effective Date, all determined on a consolidated basis in accordance with GAAP. If the Parent Borrower or any Subsidiary has acquired assets to be used or useful in their continuing operations (to the extent permitted by Section 6.14) in connection with the prepayment of leases during the relevant period for determining the Senior Leverage Ratio, Consolidated EBITDA for the relevant period shall be calculated only for purposes of determining Senior Leverage Ratio after giving pro forma effect thereto, as if such acquisition of assets and related termination of leases had occurred on the first day of the relevant period for determining Consolidated EBITDA. If the Parent Borrower or any Subsidiary has made any Permitted Acquisition or any sale, transfer, lease or other disposition of assets outside of the ordinary course of business permitted by Section 6.05 during the relevant period for determining the Leverage Ratio and the Interest Expense Coverage Ratio, Consolidated EBITDA for the relevant period shall be calculated only for purposes of determining the Leverage Ratio and the Interest Expense Coverage Ratio after giving pro forma effect thereto, as if such Permitted Acquisition or sale, transfer, lease or other disposition of assets (and, in each case, any related incurrence, repayment or assumption of Indebtedness, with any new Indebtedness being deemed to be amortized over the relevant period in accordance with its terms, and assuming that any Revolving Loans borrowed in connection with such acquisition are repaid with excess cash balances when available) had occurred on the first day of the relevant period for determining Consolidated EBITDA. Any such pro forma calculations may include operating and other expense reductions and other adjustments for such period resulting from any Permitted Acquisition, or sale, transfer, lease or other disposition of assets that is being given pro forma effect to the extent that such operating and other expense reductions and other adjustments (a) would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933 (“Regulation S-X”) or (b) are reasonably consistent with the purpose of Regulation S-X as determined in good faith by the Parent Borrower in consultation with the Administrative Agent.

“Consolidated Net Income” means, for any period, the net income or loss of Holdings, the Parent Borrower and the Subsidiaries (including the Receivables Subsidiary) for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Parent Borrower) in which any other Person (other than the Parent Borrower or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Parent Borrower or any of the Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Parent Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Parent Borrower or any Subsidiary.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Facility” means a category of Commitments and extensions of credit thereunder.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) to pay to the Administrative Agent, the Issuing Bank, the Swingline Lender, any other Lender or any Loan Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Administrative Agent, the Issuing Bank, the Swingline Lender, any other Lender, Holdings, the Parent Borrower or any Loan Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or any Loan Party made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Person’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Loan Party” means any Loan Party, other than the Foreign Subsidiary Borrowers.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liabilities, obligations, damages, losses, claims, actions, suits, judgments, or orders, contingent or otherwise (including any liability for damages, costs of environmental remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), directly or indirectly resulting from or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or any warrants, options or other rights to acquire such interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Parent Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; (e) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Parent Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Parent Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Cash Flow” means, for any fiscal year, the sum (without duplication) of:

(a) Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

(b) the excess, if any, of the Net Proceeds received during such fiscal year by Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) in respect of any Prepayment Events over (x) amounts permitted to be reinvested pursuant to Section 2.11(d) and (y) the aggregate principal amount of Term Loans prepaid pursuant to Section 2.11(d) in respect of such Net Proceeds; plus

(c) depreciation, amortization and other noncash charges or losses deducted in determining such consolidated net income (or loss) for such fiscal year; plus

(d) the sum of (i) the amount, if any, by which Net Working Capital (adjusted to exclude changes arising from Permitted Acquisitions) decreased during such fiscal year plus (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) (adjusted to exclude changes arising from Permitted Acquisitions) increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated accrued long-term asset accounts of Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) (adjusted to exclude changes arising from Permitted Acquisitions) decreased during such fiscal year; minus

(e) the sum of (i) any noncash gains included in determining such consolidated net income (or loss) for such fiscal year plus (ii) the amount, if any, by which Net Working Capital (adjusted to exclude changes arising from Permitted Acquisitions) increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) (adjusted to exclude changes arising from Permitted Acquisitions) decreased during such fiscal year plus (iv) the net amount, if any, by which the consolidated accrued long-term asset accounts of Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) (adjusted to exclude changes arising from Permitted Acquisitions) increased during such fiscal year; minus

(f) the sum of (i) Capital Expenditures for such fiscal year and Capital Expenditures to be made within 90 days following the end of such fiscal year pursuant to binding agreements entered into by Holdings, the Parent Borrower or any of its consolidated Subsidiaries (including the Receivables Subsidiary) prior to the end of such fiscal year; provided that to the extent any such Capital Expenditure is not made (or if the amount of any such Capital Expenditures less than the amount deducted with respect hereto) within 90 days after such fiscal year, the amount (or such portion of the amount) thereof shall be added back to Excess Cash Flow for the subsequent period (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness) plus (ii) cash consideration paid during such fiscal year to make acquisitions or other capital investments (except to the extent financed by incurring Long-Term Indebtedness); minus

(g) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans (except to the extent the Revolving Commitments are permanently reduced in the amount of and at the time of any such payment) and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.11(d) or (e) and (iii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness; minus

(h) the noncash impact of currency translations and other adjustments to the equity account, including adjustments to the carrying value of marketable securities and to pension liabilities, in each case to the extent such items would otherwise constitute Excess Cash Flow.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Applicable Borrower hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net or overall gross income (or net worth or similar Taxes imposed in lieu thereof) by the United States of America, or by any other jurisdiction as a result of such recipient being organized in or having its principal office in or applicable lending office in such jurisdiction, or as a result of any other present or former connection (other than a connection arising solely from this Agreement or any other Loan Document ) between such recipient and such jurisdiction, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by the Parent Borrower under Section 2.19(b)), any United States withholding Taxes resulting from any law in effect (x) at the time such Non-U.S. Lender becomes a party to this Agreement or, with respect to any additional position in any Loan acquired after such Non-U.S. Lender becomes a party hereto, at the time such additional position is acquired by such Non-U.S. Lender or (y) at the time such Non-U.S. Lender designates a new lending office, except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, immediately prior to designation of a new lending office (or assignment), to receive additional amounts from an Applicable Borrower with respect to such United States withholding Tax pursuant to Section 2.17(a), (d) any United States withholding Tax imposed pursuant to FATCA, (e) any withholding Tax that is attributable to a recipient’s failure to comply with Section 2.17(g) and (f) any Taxes resulting from a reallocation of obligations by operation of the CAM.

“Existing Credit Agreement” means the Credit Agreement dated as of June 6, 2002, as amended and restated on August 2, 2006, as further amended and restated as of December 16, 2009, and January 13, 2010, by and among Holdings, the Parent Borrower, the Administrative Agent and the other parties thereto, as in effect immediately prior to the Effective Date.

“Existing Debt Refinancing” means that (i) all commitments under the Existing Credit Agreement shall have been terminated and all loans, interest and other amounts accrued or owing thereunder shall have been repaid in full (except that the Existing Letters of Credit shall remain outstanding and shall be deemed to have been issued hereunder) and all guarantees and liens granted in respect thereof shall have been released and the terms and conditions of any such release shall be satisfactory to the Administrative Agent and (ii) the Administrative Agent shall have received a payoff and release letter with respect to the Existing Credit Agreement (other than with respect to the Existing Letters of Credit) in form and substance reasonably satisfactory to the Administrative Agent.

“Existing Letters of Credit” means the letters of credit issued under the Existing Credit Agreement and outstanding as of the Effective Date, which are listed on Schedule 1.01(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement or any amended or successor provision that is substantively comparable and not materially more onerous to comply with, and, in each case, any regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Holdings or the Parent Borrower, as applicable.

“First Lien Indebtedness” means, as of any date, the aggregate principal amount of Total Indebtedness outstanding as of such date that is secured by a first-priority Lien on any property or assets (other than Capital Lease Obligations) of Holdings, the Parent Borrower or any of the Subsidiaries.

“First Lien Leverage Ratio” means, on any date, the ratio of (a) First Lien Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Holdings most recently ended prior to such date for which financial statements are available).

“Foreign Security Collateral and Guarantee Requirement” means the requirement that:

(a) the Collateral Agent shall have received from the applicable Foreign Subsidiary Borrower and its subsidiaries a counterpart of each Foreign Security Document relating to the assets (including the capital stock of its subsidiaries) of such Foreign Subsidiary Borrower, excluding assets as to which the Collateral Agent shall determine in its reasonable discretion, after consultation with the Parent Borrower, that the costs and burdens of obtaining a security interest are excessive in relation to the value of the security afforded thereby;

(b) all documents and instruments (including legal opinions) required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created over the assets specified in clause (a) above and perfect such Liens to the extent required by, and with priority required by, such Foreign Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

(c) such Foreign Subsidiary Borrower and its subsidiaries shall become a guarantor of the obligations under the Loan Documents of other Foreign Subsidiary Borrowers, if any, under a guarantee agreement reasonably acceptable to the Collateral Agent, in either case duly executed and delivered on behalf of such Foreign Subsidiary Borrower and such subsidiaries, except that such guarantee shall not be required if the Collateral Agent shall determine in its reasonable discretion, after consultation with the Parent Borrower, that the benefits of such a guarantee are limited and such limited benefits are not justified in relation to the burdens imposed by such guarantee on the Parent Borrower and its Subsidiaries; and

(d) such Foreign Subsidiary Borrower shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of such Foreign Security Documents, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

“Foreign Security Documents” means any agreement or instrument entered into by any Foreign Subsidiary Borrower that is reasonably requested by the Collateral Agent providing for a Lien over the assets (including shares of other Subsidiaries) of such Foreign Subsidiary Borrower.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary Borrowers” means any wholly owned Foreign Subsidiary of the Parent Borrower organized under the laws of England and Wales, any member nation of the European Union or any other nation in Europe reasonably acceptable to the Collateral Agent that becomes a party to this Agreement pursuant to Section 2.20.

“Foreign Subsidiary Borrowing Agreement” means an agreement substantially in the form of Exhibit C.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Agreement” means the Guarantee Agreement, substantially in the form of Exhibit D, made by Holdings, the Parent Borrower and the Subsidiary Loan Parties party thereto in favor of the Collateral Agent for the benefit of the Secured Parties.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Heartland” means Heartland Industrial Partners, L.P., a Delaware limited partnership.

“Heartland Management Agreement” means the monitoring agreement dated as of June 6, 2002, between Heartland (or one or more of its Affiliates) and Holdings.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Holdings” means TriMas Corporation, a Delaware corporation.

“Incremental Class A Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.21, to make Class A Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure under such Incremental Facility Agreement.

“Incremental Commitment” means an Incremental Class A Revolving Commitment or an Incremental Term Commitment.

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers, if any, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments of any Series or Incremental Class A Revolving Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21.

“Incremental Lender” means an Incremental Class A Revolving Lender or an Incremental Term Lender.

“Incremental Class A Revolving Lender” means a Lender with an Incremental Class A Revolving Commitment.

“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Agreement and Section 2.21, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan” means a Loan made by an Incremental Term Lender to the Borrower pursuant to Section 2.21.

“Incremental Term Maturity Date” means, with respect to Incremental Term Loans of any Series, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Agreement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this paragraph, the term “Indebtedness” shall not include (a) agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or capital stock and (b) trade payables and accrued expenses in each case arising in the ordinary course of business.

“Indemnified Taxes” means (a) any Taxes, other than Excluded Taxes, and (b) Other Taxes.

“Indemnity, Subrogation and Contribution Agreement” means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit F, among the Parent Borrower, the Subsidiary Loan Parties party thereto and the Collateral Agent.

“Information Memorandum” means the Confidential Information Memorandum dated June 2011, relating to the Parent Borrower and the Transactions.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of December 29, 2009, among JPMCB, as the First Priority Representative (as defined therein), The Bank of New York Mellon Trust Company, N.A., as Second Priority Representative (as defined therein), Holdings, the Parent Borrower and each of the other Loan Parties party thereto.

“Interest Election Request” means a request by the Parent Borrower, a Subsidiary Term Borrower or a Foreign Subsidiary Borrower, as the case may be, to convert or continue a Revolving Loan or Term Borrowing in accordance with Section 2.07.

“Interest Expense Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA to (b) the sum of (i) Consolidated Cash Interest Expense and (ii) Preferred Dividends, in each case for the period of four consecutive fiscal quarters then ended.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as the Parent Borrower, a Subsidiary Term Borrower or a Foreign Subsidiary Borrower, as the case may be, may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investors” means Heartland, its Affiliates, and the other entities identified by Heartland as “Investors” to the Administrative Agent prior to the date hereof.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank and in each such case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one Issuing Bank at any time, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires. Notwithstanding the foregoing, each institution listed on Schedule 1.01(a) shall be deemed to be an Issuing Bank with respect to the Existing Letters of Credit issued by it.

“JPMCB” means JPMorgan Chase Bank, N.A.

“Judgment Currency” has the meaning assigned to such term in Section 10.14.

“Judgment Currency Conversion Date” has the meaning assigned to such term in Section 10.14.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Parent Borrower at such time. The LC Exposure of any Class A Revolving Lender at any time shall be its Class A Revolving Applicable Percentage of the total LC Exposure at such time.

“LC Reserve Account” has the meaning assigned to such term in Section 9.02(a).

“Lender Affiliate” means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Agreement, as the case may be, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement. Each Existing Letter of Credit shall be deemed to constitute a Letter of Credit issued hereunder as of the Effective Date for all purposes of the Loan Documents.

“Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Holdings most recently ended prior to such date for which financial statements are available).

“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute page of such Service, or any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any Incremental Facility Agreement, the Security Documents and the promissory notes, if any, executed and delivered pursuant to Section 2.09(e).

“Loan Parties” means Holdings, the Parent Borrower, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers and the other Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers pursuant to this Agreement.

“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability, including the current portion of any Long-Term Indebtedness.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets, financial condition, or material agreements of Holdings, the Parent Borrower and the Subsidiaries (including the Receivables Subsidiary), taken as a whole, (b) the ability of any Loan Party in any material respect to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

“Material Agreements” means (a) any agreements or instruments relating to Material Indebtedness and (b) the Heartland Management Agreement.

“Material Indebtedness” means (a) Indebtedness in respect of the Permitted Senior Notes, the Permitted Subordinated Notes, the Permitted Acquisition Unsecured Notes and the Senior Secured Notes, (b) obligations in respect of the Permitted Receivables Financing and (c) any other Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Parent Borrower and its Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the Parent Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Parent Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” means the Tranche B Maturity Date, the Incremental Term Maturity Date with respect to Incremental Term Loans of any Series or the Revolving Maturity Date, as the context requires.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be substantially in the form of Exhibit G with such changes as are necessary under applicable local law.

“Mortgaged Property” means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule 1.01(b), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any noncash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds in excess of $1,000,000 and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Holdings, the Parent Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by Holdings, the Parent Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all Taxes paid (or reasonably estimated to be payable) by Holdings, the Parent Borrower and the Subsidiaries, and the amount of any reserves established by Holdings, the Parent Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the 24-month period immediately following such event and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of Holdings or the Parent Borrower) to the extent such liabilities are actually paid within such applicable time periods. Notwithstanding anything to the contrary set forth above, the proceeds of any sale, transfer or other disposition of receivables (or any interest therein) pursuant to any Permitted Receivables Financing or any Specified Vendor Receivables Financing shall not be deemed to constitute Net Proceeds.

“Net Working Capital” means, at any date, (a) the consolidated current assets of Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“New U.S. Holdco” means a Subsidiary formed after the Effective Date under the laws of any State of the United States, the Equity Interests of which are held solely by Foreign Subsidiaries; provided that such newly formed Subsidiary shall not engage in any business or own any assets other than the ownership of Equity Interests in Foreign Subsidiaries and intercompany obligations that are otherwise permitted hereunder.

“Non-Consenting Lender” has the meaning assigned to such term in Section 10.02(c).

“Non-Defaulting Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.

“Non-U.S. Lender” means a Lender or Issuing Bank that is not a U.S. Person.

“Obligations” has the meaning assigned to such term in the Security Agreement.

“Old Subordinated Notes” has the meaning assigned to the term “Existing Subordinated Notes” in the Existing Credit Agreement.

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).

“Parent Borrower” means TriMas Company LLC, a Delaware limited liability company.

“Participant” has the meaning assigned to such term in Section 10.04(e).

“Participant Register” has the meaning assigned to such term in Section 10.04(e).

“PATRIOT Act” has the meaning assigned to such term in Section 10.16.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Annex I to the Security Agreement or any other form approved by the Collateral Agent.

“Permitted Acquisition” means any acquisition, whether by purchase, merger, consolidation or otherwise, by the Parent Borrower or a Subsidiary of all or substantially all the assets of, or all of the Equity Interests in, a Person or a division, line of business or other business unit of a Person so long as (a) such acquisition shall not have been preceded by a tender offer that has not been approved or otherwise recommended by the board of directors of such Person, (b) such assets are to be used in, or such Person so acquired is engaged in, as the case may be, a business of the type conducted by the Parent Borrower and its Subsidiaries on the date of execution of this Agreement or in a business reasonably related thereto, (c) such acquisition shall be financed with proceeds from (i) Revolving Loans, Permitted Acquisition Unsecured Notes, Acquisition Lease Financings, Permitted Receivables Financings and/or Qualified Holdings Preferred Stock issued and outstanding pursuant to clause (b) of the definition of Qualified Holdings Preferred Stock, (ii) the issuance of Equity Interests by Holdings, (iii) Excess Cash Flow not required to be used to prepay Term Loans pursuant to Section 2.11(e), (iv) Net Proceeds in respect of any Prepayment Event permitted to be reinvested pursuant to Section 2.11(d) or (v) any combination thereof and (d) immediately after giving effect thereto, (i) no Default has occurred and is continuing or would result therefrom, (ii) all transactions related thereto are consummated in all material respects in accordance with applicable laws, (iii) all of the Equity Interests (other than Assumed Preferred Stock) of each Subsidiary formed for the purpose of or resulting from such acquisition shall be owned directly by the Parent Borrower or a Subsidiary and all actions required to be taken under Sections 5.12 and 5.13 have been taken, (iv) Holdings, the Parent Borrower and its Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenant contained in Section 6.13 recomputed as at the last day of the most recently ended fiscal quarter of Holdings for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness) had occurred on the first day of each relevant period for testing such compliance (provided that any acquisition that occurs prior to the first testing period under such Sections shall be deemed to have occurred during such first testing period), (v) any Indebtedness or any preferred stock that is incurred, acquired or assumed in connection with such acquisition shall be in compliance with Section 6.01,

(vi) the aggregate amount of unused available Revolving Commitments, taken together with the amounts available to be drawn under the Permitted Receivables Financing, is at least $50,000,000 and (vii) the Parent Borrower has delivered to the Administrative Agent an officers’ certificate to the effect set forth in clauses (a), (b), (c) and (d)(i) through (vi) above, together with all relevant financial information for the Person or assets to be acquired.

“Permitted Acquisition Unsecured Notes” means Indebtedness of Holdings or the Parent Borrower; provided that (a) such Indebtedness and any related Guarantees shall not be secured by any Lien, (b) such Indebtedness, if subordinated in right of payment to the Obligations, shall be subject to subordination and intercreditor provisions that are no more favorable in any material respect to the holders or obligees thereof than the subordination and intercreditor provisions to which the Old Subordinated Notes were subject, (c) such Indebtedness shall not have any principal payments due prior to the date that is 365 days after the latest Maturity Date in effect with respect to any Loans outstanding or Commitments in effect hereunder at the time of the issuance of such Indebtedness, whether at maturity or otherwise, except upon the occurrence of a change of control or similar event (including asset sales), in each case so long as the provisions relating to change of control or similar events (including asset sales) included in the governing instrument of such Indebtedness provide that the provisions of this Agreement must be satisfied prior to the satisfaction of such provisions of such Indebtedness and (d) such Indebtedness bears interest at a fixed rate, which rate shall be, in the good faith judgment of the Parent Borrower’s board of directors, consistent with the market at the time of issuance for similar Indebtedness for comparable issuers or borrowers.

“Permitted Capital Expenditure Amount” means with respect to any fiscal year, the sum of (i) the Base Amount for such fiscal year as specified below, (ii) 10% of Acquired Assets (the “Acquired Assets Amount”) and (iii) for each fiscal year after any Acquired Assets Amount is initially included in clause (ii) above, 5% of such Acquired Assets Amount, calculated on a cumulative basis.

Fiscal Year Ended	Base Amount
2011	$45,000,000
2012 and thereafter	$50,000,000

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and Liens in respect of the proceeds from the issuance of Permitted Acquisition Unsecured Notes held by a trustee or an agent prior to the consummation of a Permitted Acquisition;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Holdings, the Parent Borrower or any Subsidiary;

(g) ground leases in respect of real property on which facilities owned or leased by Holdings, the Parent Borrower or any of the Subsidiaries are located, other than any Mortgaged Property;

(h) Liens in favor or customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(i) Leases or subleases granted to other Persons and not interfering in any material respect with the business of Holdings, the Parent Borrower and the Subsidiaries, taken as a whole;

(j) banker’s liens, rights of set-off or similar rights, in each case arising by operation of law; and

(k) Liens in favor of a landlord on leasehold improvements in leased premises;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;

(f) securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;

(g) investments of the quality as those identified on Schedule 6.04 as “Qualified Foreign Investments” made in the ordinary course of business;

(h) cash; and

(i) investments in funds that invest solely in one or more types of securities described in clauses (a), (e) and (f) above.

“Permitted Joint Venture and Foreign Subsidiary Investments” means investments by Holdings, the Parent Borrower or any Subsidiary in the Equity Interests of (a) any Person that is not a Subsidiary or (b) any Person that is a Foreign Subsidiary, in an aggregate amount not to exceed $100,000,000 (provided that such amount shall be increased to $150,000,000 so long as the Leverage Ratio is less than 3.75 to 1.00).

“Permitted Receivables Documents” means the Receivables Purchase Agreement, the Receivables Transfer Agreement and all other documents and agreements relating to the Permitted Receivables Financing.

“Permitted Receivables Financing” means (a) the sale by the Parent Borrower and certain Subsidiaries (other than Foreign Subsidiaries) of accounts receivable to the Receivables Subsidiary pursuant to the Receivables Purchase Agreement and (b) the sale or pledge of such accounts receivable (or participations therein) by the Receivables Subsidiary to certain purchasers pursuant to the Receivables Transfer Agreement.

““Permitted Senior Notes” means Indebtedness of Holdings or the Parent Borrower; provided that (a) such Indebtedness and any related Guarantees shall not be secured by any Lien, (b) the net proceeds from such Indebtedness shall be used to prepay Term Loans pursuant to Section 2.11(d), except that up to $250,000,000 in proceeds from such Indebtedness may instead be used to repay Revolving Loans pursuant to Section 2.09(a) and reduce the balances in respect of the Permitted Receivables Financing, in either case, only if, immediately after giving effect to such repayment, the Senior Leverage Ratio is less than 3.00 to 1.00, (c) such Indebtedness shall not have any principal payments due prior to the date that is 365 days after the latest Maturity Date in effect with respect to any Loans outstanding or Commitments in effect hereunder at the time of the issuance of such Indebtedness, whether at maturity or otherwise, except upon the occurrence of a change of control or similar event (including asset sales), in each case so long as the provisions relating to change of control or similar events (including asset sales) included in the governing instrument of such Indebtedness provide that the provisions of this Agreement must be satisfied (or, in the case of asset sales, permit the provisions of this Agreement to be satisfied) prior to the satisfaction of such provisions of such Indebtedness and (d) such Indebtedness bears interest at a fixed rate, which rate shall be, in the good faith judgment of the Parent Borrower’s board of directors, consistent with the market at the time of issuance for similar Indebtedness for comparable issuers or borrowers.

“Permitted Subordinated Notes” means Indebtedness of Holdings or the Parent Borrower; provided that (a) such Indebtedness and any related Guarantees shall not be secured by any Lien, (b) such Indebtedness shall be subject to subordination and intercreditor provisions that are no more favorable in any material respect to the holders or obligees thereof than the subordination and intercreditor provisions to which the Old Subordinated Notes were subject, (c) the Net Proceeds from such Indebtedness shall be used to prepay Tranche B Term Loans pursuant to Section 2.11(d), except that up to $250,000,000 in proceeds from such Indebtedness may instead be used to repay Revolving Loans pursuant to Section 2.09(a) and reduce the balances in respect of the Permitted Receivables Financing, only if, immediately after giving effect to such repayment, the Senior Leverage Ratio is less than 3.00 to 1.00, (d) such Indebtedness shall not have any principal payments due prior to the date that is 365 days after the latest Maturity Date in effect with respect to any Loans outstanding or Commitments in effect hereunder at the time of the issuance of such Indebtedness, whether at maturity or otherwise, except upon the occurrence of a change of control or similar event (including asset sales), in each case so long as the provisions relating to change of control or similar events (including asset sales) included in the governing instrument of such Indebtedness provide that the provisions of this Agreement must be satisfied (or, in the case of asset sales, permit the provisions of this Agreement to be satisfied) prior to the satisfaction of such provisions of such Indebtedness and (e) such Indebtedness bears interest at a fixed rate, which rate shall be, in the good faith judgment of the Parent Borrower’s board of directors, consistent with the market at the time of issuance for similar Indebtedness for comparable issuers or borrowers.

“Permitted Tax Distribution” means

(a) with respect to any taxable period during which the Parent Borrower is treated as a disregarded entity for U.S. federal income tax purposes and/or any of its Subsidiaries is a member of a consolidated, unitary, combined or similar tax group in which Holdings or Holdings’ direct or indirect parent is the common parent, distributions by the Parent Borrower to Holdings to pay the portion of such consolidated, unitary combined or similar tax liability that is attributable to the taxable income of the Parent Borrower and its Subsidiaries; provided, however, that the amount of such aggregate amount of payments that would be made pursuant to this clause (a) in respect of any taxable period does not exceed the actual tax liability of such consolidated, unitary, combined or similar tax group and

(b) with respect to any taxable period during which Holdings is treated as a partnership for U.S. federal income tax purposes, distributions by the Parent Borrower to Holdings to pay the portion of the tax liability of Holdings’ direct or indirect owners that is attributable to the taxable income of the Parent Borrower (determined as if the Parent Borrower were a taxpayer), in an aggregate amount equal to the product of (y) the taxable income of the Parent Borrower allocable to Holdings for such period less the cumulative amount of net taxable loss of the Parent Borrower allocated to Holdings for all prior taxable periods beginning after the date hereof (determined as if such periods were one combined period) to the extent such prior net losses are of a character (i.e., ordinary or capital) that would have allowed such losses to be offset against the current period’s income and (z) the highest combined marginal federal and applicable state and/or local income tax rate applicable to the Parent Borrower for the taxable period in question (taking into account the deductibility of state and local income taxes (subject to applicable limitations) for U.S. federal income tax purposes).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means the Pledge Agreement, substantially in the form of Exhibit H, among Holdings, the Parent Borrower, the Subsidiary Loan Parties party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Preferred Dividends” means any cash dividends of Holdings permitted hereunder paid with respect to preferred stock of Holdings.

“Prepayment Event” means:

(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of Holdings, the Parent Borrower or any Subsidiary, other than dispositions described in clauses (a), (b), (c), (d), (f), (g) and (j) (but only to the extent the sales, transfers or other dispositions under clause (j) do not exceed $50,000,000) of Section 6.05 and Section 6.06(a); provided that an Acquisition Lease Financing shall not constitute a Prepayment Event; or

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Holdings, the Parent Borrower or any Subsidiary having a book value or fair market value in excess of $1,000,000, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 365 days after such event; or

(c) the incurrence by Holdings, the Parent Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01(a) (except for Permitted Senior Notes (except to the extent proceeds therefrom are permitted to be used for other purposes pursuant to clause (b) of the definition thereof) and Permitted Subordinated Notes (except to the extent proceeds therefrom are permitted to be used for other purposes pursuant to clause (c) of the definition thereof)).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Qualified Holdings Preferred Stock” means any preferred capital stock or preferred equity interest of Holdings (a)(i) that does not provide for any cash dividend payments or other cash distributions in respect thereof prior to the latest Maturity Date in effect with respect to any Loans outstanding or Commitments in effect hereunder as of the date of issuance of such Indebtedness and (ii) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (A)(x) mature or become mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (y) become convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock that is not Qualified Holdings Preferred Stock or (z) become redeemable at the option of the holder thereof (other than as a result of a change of control event), in whole or in part, in each case on or prior to the date that is 365 days after the latest Maturity Date in effect with respect to any Loans outstanding or Commitments in effect hereunder at the time of the issuance thereof and (B) provide holders thereunder with any rights upon the occurrence of a “change of control” event prior to the repayment of the Obligations and termination of the Commitments under the Loan Documents, (b) with respect to which Holdings has delivered a notice to the Administrative Agent that it has issued preferred stock or preferred equity interest in lieu of incurring (x) Permitted Acquisition Subordination Notes or (y) Indebtedness permitted by clause (xiii) under Section 6.01(a), with such notice specifying to which of such Indebtedness such preferred stock or preferred equity interest applies; provided that (i) the aggregate liquidation value of all such preferred stock or preferred equity interest issued pursuant to this clause (b) shall not exceed at any time the dollar limitation related to the applicable Indebtedness hereunder, less the aggregate principal amount of such Indebtedness then outstanding and (ii) the terms of such preferred stock or preferred equity interests (x) shall provide that upon a default thereof, the remedies of the holders thereof shall be limited to the right to additional representation on the board of directors of Holdings and (y) shall otherwise be no less favorable to the Lenders, in the aggregate, than the terms of the applicable Indebtedness or (c) having an aggregate initial liquidation value not to exceed $25,000,000; provided that the terms of such preferred stock or preferred equity interests shall provide that upon a default thereof, the remedies of the holders thereof shall be limited to the right to additional representation on the board of directors of Holdings.

“Receivables Purchase Agreement” means (a) the Amended and Restated Receivables Purchase Agreement dated as of December 29, 2009 among the Receivables Subsidiary, Holdings and the Subsidiaries party thereto, related to the Permitted Receivables Financing, as may be amended, supplemented or otherwise modified to the extent permitted by Section 6.11 and (b) any agreement replacing such Receivables Purchase Agreement, provided that such replacing agreement contains terms that are substantially similar to such Receivables Purchase Agreement and that are otherwise no more adverse to the Lenders than the applicable terms of such Receivables Purchase Agreement. It is understood that the receivables purchase agreement relating to the proposed receivables securitization facility to be arranged by Wachovia Bank, National Association or any of its affiliates, on terms substantially similar to those under the Receivables Purchase Agreement referred to in clause (a) above, as approved by the Administrative Agent, will be a Receivables Purchase Agreement.

“Receivables Subsidiary” means TSPC, Inc., a Nevada corporation.

“Receivables Transfer Agreement” means (a) the Receivables Transfer Agreement dated as of the December 29, 2009, among the Receivables Subsidiary, Holdings and the purchasers party thereto, relating to the Permitted Receivables Financing, as may be amended, supplemented or otherwise modified to the extent permitted by Section 6.11 and (b) any agreement replacing such Receivables Transfer Agreement, provided that such replacing agreement contains terms that are substantially similar to such Receivables Transfer Agreement and that are otherwise no more adverse to the Lenders than the applicable terms of such Receivables Transfer Agreement. It is understood that the receivables transfer agreement relating to the proposed receivables securitization facility to be arranged by Wachovia Bank, National Association or any of its affiliates, on terms substantially similar to those under the Receivables Transfer Agreement referred to in clause (a) above, as approved by the Administrative Agent, will be a Receivables Transfer Agreement.

“Register” has the meaning assigned to such term in Section 10.04.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Replacement Senior Secured Notes” means Indebtedness of Holdings or the Parent Borrower that extends, renews or refinances the Senior Secured Notes; provided that (a) the aggregate principal amount of such Indebtedness shall not exceed the sum of the aggregate principal amount of Senior Secured Notes refinanced thereby plus fees (including call premiums) and expenses relating thereto, (b) all proceeds from such Indebtedness shall be used to repay the Senior Secured Notes and to pay related fees (including call premiums) and expenses, (c) such Indebtedness (and any related Guarantees) shall be either unsecured or secured by the Collateral on a second lien basis to the Obligations and shall not be secured by any property or assets of Holdings or any Subsidiary other than the Collateral, (d) if so secured, the holders of such Indebtedness, or a trustee or agent acting on behalf of such holders, shall become party to the Intercreditor Agreement, (e) such Indebtedness shall have a stated final maturity no earlier then a due date that is 365 days after the latest Maturity Date in effect with respect to any Loans outstanding or Commitments in effect hereunder at the time of the issuance of such Indebtedness and shall not be subject to any conditions that could result in such stated final maturity occurring on any earlier date, and shall not have any principal payments due or be required to be repaid, prepaid, redeemed, repurchased or defeased, upon the occurrence of one or more events or at the option of any holder thereof, whether at maturity or otherwise, prior to the date that is 365 days after the latest Maturity Date in effect with respect to any Loans outstanding or Commitments in effect hereunder at the time of the issuance of such Indebtedness, except upon the occurrence of a change of control or similar event (including asset sales), in each case so long as the provisions relating thereto included in the definitive documentation with respect to such Indebtedness provide that the provisions of this Agreement must be satisfied (or, in the case of asset sales, permit the provisions of this Agreement to be satisfied) prior to the satisfaction of such provisions of such Indebtedness and (f) such Indebtedness shall bear interest at a fixed rate, which rate shall be, in the good faith judgment of the Parent Borrower’s board of directors, consistent with the market at the time of issuance for similar Indebtedness for comparable issuers or borrowers.

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

“Restricted Indebtedness” means Indebtedness of Holdings, the Parent Borrower or any Subsidiary, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 6.08(b).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary) or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary).

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitments” means Class A Revolving Commitments and Class B Revolving Commitments.

“Revolving Exposure” means Class A Revolving Exposure or Class B Revolving Exposure (or any combination thereof), as the context requires.

“Revolving Lenders” means the Class A Revolving Lenders and Class B Revolving Lenders.

“Revolving Loans” means the Class A Revolving Loans and Class B Revolving Loans.

“Revolving Maturity Date” means June 21, 2016.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Secured Parties” has the meaning assigned to such term in the Security Agreement.

“Security Agreement” means the Security Agreement, substantially in the form of Exhibit I, among Holdings, the Parent Borrower, the Subsidiary Loan Parties party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Security Documents” means the Security Agreement, the Pledge Agreement, the Mortgages, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Intercreditor Agreement, each Foreign Security Document entered into pursuant to Section 2.20 and Section 4.03 and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations. Each such agreement (other than the Intercreditor Agreement) shall be a First Priority Security Document for purposes of the Intercreditor Agreement.

“Senior Indebtedness” means Total Indebtedness less Subordinated Debt.

“Senior Leverage Ratio” means, on any date, the ratio of (a) Senior Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Holdings most recently ended prior to such date for which financial statements are available).

“Senior Secured Notes” means Holdings’ 9 3/4% Senior Secured Notes due 2017.

“Senior Secured Notes Documents” means the indenture under which the Senior Secured Notes or Replacement Senior Secured Notes are issued and all other instruments, agreements and other documents evidencing or governing such Notes or providing for any Guarantee, security interest or other right in respect thereof.

“Series” has the meaning assigned to such term in Section 2.21.

“Shareholder Agreement” means the Amended and Restated Shareholders Agreement dated as of July 19, 2002, among Holdings and Metaldyne Corporation, as amended by Amendment No. 1 dated as of August 31, 2006, as further amended from time to time.

“Specified Obligations” means Obligations consisting of the principal and interest on Loans, reimbursement obligations in respect of LC Disbursements and fees.

“Specified Vendor Receivables Financing” means the sale by the Parent Borrower and certain Subsidiaries (other than Foreign Subsidiaries) of accounts receivable to one or more financial institutions pursuant to third-party financing agreements in transactions constituting “true sales”; provided that the aggregate amount of all such receivables financings shall not exceed $30,000,000 at any time outstanding.

“Specified Vendor Receivables Financing Documents” means all documents and agreements relating to Specified Vendor Receivables Financing.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt” means the Permitted Subordinated Notes and any other subordinated Indebtedness of Holdings, the Parent Borrower or any Subsidiary.

“Subordinated Notes Documents” means the indenture under which any of the Permitted Subordinated Notes are issued and all other instruments, agreements and other documents evidencing or governing such notes or other subordinated notes permitted hereunder or, in each case providing for any Guarantee or other right in respect thereof.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Parent Borrower or Holdings, as the context requires, including the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers. Unless expressly otherwise provided, the term “Subsidiary” shall not include the Receivables Subsidiary.

“Subsidiary Loan Party” means (a) any Subsidiary that is not a Foreign Subsidiary (other than (i) the Foreign Subsidiary Borrowers and (ii) any New U.S. Holdco), (b) any Subsidiary Term Borrower and (c) any Foreign Subsidiary Borrower and any other Foreign Subsidiary that executes a guarantee agreement pursuant to paragraph (c) of the Foreign Security Collateral and Guarantee Requirement.

“Subsidiary Term Borrowers” means each direct or indirect wholly owned domestic subsidiary of the Parent Borrower listed on the signature page hereof.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Class A Revolving Lender at any time shall be its Class A Revolving Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means either JPMCB, in its capacity as lender of Swingline Loans hereunder, or Comerica Bank, in its capacity as lender of Swingline Loans hereunder, as the case may be. References herein and in the other Loan Documents to the Swingline Lender shall be deemed to refer to the Swingline Lender in respect of the applicable Swingline Loan or to all Swingline Lenders, as the context requires.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Synthetic Purchase Agreement” means any swap, derivative or other agreement or combination of agreements pursuant to which Holdings, the Parent Borrower or a Subsidiary is or may become obligated to make (i) any payment (other than in the form of Equity Interests in Holdings) in connection with a purchase by a third party from a Person other than Holdings, the Parent Borrower or a Subsidiary of any Equity Interest or Restricted Indebtedness or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interest or any Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that phantom stock or similar plans providing for payments only to current or former directors, officers, consultants, advisors or employees of Holdings, the Parent Borrower or the Subsidiaries (or to their heirs or estates) shall not be deemed to be Synthetic Purchase Agreements.

“Taxes” means any and all present or future taxes (of any nature whatsoever), levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowers” means the Parent Borrower and the Subsidiary Term Borrowers.

“Term Commitment” means a Tranche B Term Commitment or an Incremental Term Commitment of any Series.

“Term Lender” means a Lender with outstanding Term Loans or a Term Commitment.

“Term Loan” means a Tranche B Term Loan or an Incremental Term Loan of any Series.

“Total Indebtedness” means, as of any date, the sum of, without duplication, (a) the aggregate principal amount of Indebtedness of Holdings, the Parent Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate “Net Investment” as defined in Annex A to the Receivables Transfer Agreement, plus (c) the aggregate principal amount of Indebtedness of Holdings, the Parent Borrower and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided that, for purposes of clause (c) above, the term “Indebtedness” shall not include (i) contingent obligations of Holdings, the Parent Borrower or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty unless, without duplication, such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness and (ii) Indebtedness described in Section 6.01(a)(xii).

“Tranche B Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche B Term Commitment, as applicable. The initial aggregate amount of the Lenders Term Commitments is $225,000,000.

“Tranche B Term Lender” means a Lender with a Tranche B Term Commitment or an outstanding Tranche B Term Loan.

“Tranche B Maturity Date” means June 21, 2017.

“Tranche B Term Loan” means a Loan made pursuant to Section 2.01(a)(i).

“Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of the Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the consummation of the Existing Debt Refinancing and (c) the payment of the fees and expenses payable in connection with the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f)(i)(D)(2).

“Weighted Average Yield” means, as to any Indebtedness, the yield thereof (as determined in the reasonable discretion of the Administrative Agent as described below and consistent with generally accepted financial practices), whether in the form of interest rate, margin, original issue discount, upfront fees, a LIBO Rate or Alternate Base Rate floor (with such increased amount being equated to interest margins for purposes of determining any increase to the Applicable Rate), or otherwise; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided, further, that “Weighted Average Yield” shall not include arrangement fees, structuring fees or underwriting or similar fees not generally paid to lenders in connection with such Indebtedness, except to the extent applied to pay upfront or similar fees to lenders in connection with such Indebtedness.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Class A Revolving Loan” or a “Term Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Class A Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Class A Revolving Borrowing” or a “Term Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Class A Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings, the Parent Borrower or any Subsidiary at “fair value”, as defined therein.

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, (i) each Tranche B Lender agrees to make a Tranche B Term Loan to the Parent Borrower on the Effective Date in a principal amount not exceeding its Tranche B Term Commitment and (ii) (A) each Class A Revolving Lender agrees to make Class A Revolving Loans to the Parent Borrower and the Foreign Subsidiary Borrowers, as the case may be, from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Class A Revolving Exposure exceeding such Lender’s Class A Revolving Commitment and (B) each Class B Revolving Lender agrees to make Class B Revolving Loans to the Parent Borrower and the Foreign Subsidiary Borrowers, as the case may be, from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Class B Revolving Exposure exceeding such Lender’s Class B Revolving Commitment.

(b) Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower and the Foreign Subsidiary Borrowers, as the case may be, may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class; provided that for purposes of this paragraph (a), the Class A Revolving Commitments and Class B Revolving Commitments shall be deemed to be one Class and a Revolving Borrowing shall consist of Class A Revolving Loans and Class B Revolving Loans made by the Class A Revolving Lenders and Class B Revolving Lenders, respectively, ratably in accordance with their respective Commitments; provided, further, that notwithstanding the foregoing, at any time when the Class A Revolving Commitments are fully utilized, any additional Revolving Borrowing shall consist of Class B Revolving Loans made by the Class B Revolving Lenders ratably in accordance with their respective Class B Revolving Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Loan shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Parent Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Parent Borrower, a Subsidiary Term Borrower or a Foreign Subsidiary Borrower, as the case may be, to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that (i) an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments and (ii) an ABR Revolving Borrowing may be in an aggregate amount that is equal to the amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurocurrency Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, none of the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.

SECTION 2.03. Requests for Borrowings. To request a Term Borrowing or Revolving Borrowing, the Parent Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Parent Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether the requested Borrowing is to be a Tranche B Term Borrowing, an Incremental Term Borrowing of a particular Series or a Revolving Borrowing;

(ii) the aggregate amount of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the Parent Borrower’s or the applicable Foreign Subsidiary Borrower’s, as the case may be, account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Parent Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Parent Borrower from time to time during the Revolving Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000 or (ii) the sum of the total Class A Revolving Exposures exceeding the total Class A Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. On the last day of each month during the Revolving Availability Period, the Parent Borrower shall repay any outstanding Swingline Loans. Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Parent Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Parent Borrower. The Swingline Lender shall make each Swingline Loan available to the Parent Borrower by means of a credit to the general deposit account of the Parent Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. The Parent Borrower shall not request a Swingline Loan if at the time of and immediately after giving effect to such request a Default has occurred and is continuing.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Class A Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Class A Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Class A Revolving Lender, specifying in such notice such Lender’s Class A Revolving Applicable Percentage of such Swingline Loan or Loans. Each Class A Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Class A Revolving Applicable Percentage of such Swingline Loan or Loans. Each Class A Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Class A Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (provided that such payment shall not cause such Class A Revolving Lender’s Class A Revolving Exposure to exceed such Class A Revolving Lender’s Class A Revolving Commitment). Each Class A Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Class A Revolving Lenders), and the Administrative Agent

shall promptly pay to the Swingline Lender the amounts so received by it from the Class A Revolving Lenders. The Administrative Agent shall notify the Parent Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Parent Borrower (or other party on behalf of the Parent Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Class A Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve the Parent Borrower of its obligation to repay such Swingline Loan or of any default in the payment thereof.

SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Parent Borrower may request the issuance of Letters of Credit for its own account or the account of a Subsidiary and any Foreign Subsidiary Borrower may request the issuance of Letters of Credit for its own account or the account of a Subsidiary of such Foreign Subsidiary Borrower, in each case in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that the Parent Borrower or a Foreign Subsidiary Borrower, as the case may be, shall be a co-applicant with respect to each Letter of Credit issued for the account of or in favor of a Subsidiary that is not a Foreign Subsidiary Borrower). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Parent Borrower or any Foreign Subsidiary Borrower, as the case may be, to, or entered into by the Parent Borrower or any Foreign Subsidiary Borrower, as the case may be, with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Upon satisfaction of the conditions specified in Section 4.01 and 4.02 on the Effective Date, each Existing Letter of Credit will, automatically and without any action on the part of any Person, be deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement and the other Loan Documents.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such

Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000 and (ii) the total Class A Revolving Exposures shall not exceed the total Class A Revolving Commitments.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Class A Revolving Lender, and each Class A Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Class A Revolving Lender’s Class A Revolving Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Class A Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Class A Revolving Lender’s Class A Revolving Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment in respect of an LC Disbursement required to be refunded to the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, for any reason. Each Class A Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of its Class A Revolving Commitment or all Class A Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the

Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time or London time, on such date, or, if such notice has not been received by the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, prior to such time on such date, then not later than 12:00 noon, New York City time or London time, on the Business Day immediately following the day that the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, receives such notice; provided that (i) the Parent Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Parent Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans or Swingline Loan and (ii) such Foreign Subsidiary Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Eurocurrency Revolving Borrowing in an equivalent amount and, to the extent so financed, such Foreign Subsidiary Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Eurocurrency Revolving Loans. If the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, in respect thereof and such Lender’s Class A Revolving Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Class A Revolving Applicable Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Class A Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Class A Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Class A Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then distribute such payment to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Class A Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The obligation of the Parent Borrower or any Foreign Subsidiary Borrower to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Parent Borrower or any Foreign Subsidiary Borrower hereunder. None of the Administrative Agent, the Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, to the extent permitted by applicable law) suffered by the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not (i) relieve the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement (other than with respect to the timing of such reimbursement obligation set forth in Section 2.05(e)) or (ii) relieve any Lender’s obligations to acquire participations as required pursuant to paragraph (d) of this Section 2.05.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.05, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section 2.05 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank; Additional Issuing Banks. The Issuing Bank may be replaced at any time by written agreement among the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers), the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. One or more Lenders may be appointed as additional Issuing Banks by written agreement among the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers), the Administrative Agent (whose consent will not be unreasonably withheld) and the Lender that is to be so appointed. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such replacement shall become effective, the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Parent Borrower or any Foreign Subsidiary Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Class A Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Parent Borrower and the Foreign Subsidiary Borrowers, as the case may be, shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent Borrower or any Foreign Subsidiary Borrower described in clause (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Parent Borrower and the Foreign Subsidiary Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the risk and expense of the Parent Borrower and the Foreign Subsidiary Borrowers, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Parent Borrower and the Foreign Subsidiary Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Class A Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Parent Borrower and the Foreign Subsidiary Borrowers under this Agreement. If the Parent Borrower or any Foreign Subsidiary Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits of such amounts (to the extent not applied as aforesaid) shall be returned to the Parent Borrower or such Foreign Subsidiary Borrower within three Business Days after all Events of Default have been cured or waived. If the Parent Borrower is required to provide an amount of such collateral hereunder pursuant to Section 2.11(b), such amount plus any accrued interest or realized profits on account of such amount (to the extent not applied as aforesaid) shall be returned to the Parent Borrower as and to the extent that, after giving effect to such return, the Parent Borrower would remain in compliance with Section 2.11(b) and no Default or Event of Default shall have occurred and be continuing.

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, by promptly crediting the amounts so received, in like funds, to an account of the Parent Borrower or such Foreign

Subsidiary Borrower, as the case may be, maintained with the Administrative Agent in New York City, and designated by the Parent Borrower or such Foreign Subsidiary Borrower, as the case may be, in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (x) the Federal Funds Effective Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, the applicable rate shall be determined as specified in clause (y) above, or (ii) in the case of the Parent Borrower or any Foreign Subsidiary Borrower, the interest rate applicable to ABR Revolving Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, were requesting a Revolving Borrowing, or Term Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If an Interest Election Request with respect to a Eurocurrency Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers), then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Tranche B Term Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b) The Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Revolving Commitments of any Class shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans of such Class in accordance with Section 2.11, the sum of the Revolving Exposures of such Class would exceed the total Revolving Commitments of such Class. For purposes of this paragraph (b), the Class A Revolving Commitments and Class B Revolving Commitments shall be deemed to be a single Class and (other than for purposes of clause (ii) above), any reduction in the Revolving Commitments shall be made ratably in accordance with each Revolving Lender’s Revolving Commitment, without regard to whether such Commitment is a Class A Revolving Commitment or a Class B Revolving Commitment.

(c) The Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of another transaction, in which case such notice may be revoked by the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any reduction of the Commitments of any Class shall be permanent. Each reduction of the Revolving Commitments of any Class shall be made ratably among the Lenders of such Class, as applicable, in accordance with their respective Revolving Commitments of such Class; provided that for purposes of this paragraph (c), the Class A Revolving Commitments and Class B Revolving Commitments shall be deemed to constitute a single Class. Notwithstanding the foregoing, any notice delivered to the Administrative Agent pursuant to this Section 2.08(c) shall specify the aggregate amount of the Commitments of each Class (without giving effect to the proviso in the immediately preceding sentence) being so reduced.

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Parent Borrower, each Subsidiary Term Borrower (with respect to Term Loans made to such Subsidiary Term Borrower) and each Foreign Subsidiary Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Parent Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (e) of this Section, the Term Borrowers shall repay Tranche B Term Loans on the last day of each March, June, September and December, beginning with September 30, 2011, and ending with the last such day to occur prior to the Tranche B Term Maturity Date, in an aggregate principal amount for each such date equal to 0.25% of the aggregate principal amount of the Tranche B Term Borrowings outstanding on the Effective Date. The Borrower shall repay Incremental Term Loans of any Series in such amounts and on such date or dates as shall be specified therefor in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Series (as such amounts may be adjusted pursuant to paragraph (e) of this Section or pursuant to such Incremental Facility Agreement).

(b) [Reserved].

(c) To the extent not previously paid, (i) all Tranche B Term Loans shall be due and payable on the Tranche B Term Maturity Date and (ii) all Incremental Term Loans of any Series shall be due and payable on the Incremental Term Maturity Date applicable thereto.

(d) Any prepayment of a Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably; provided that any prepayment made pursuant to Section 2.11(a) shall be applied, first, to reduce the next two scheduled repayments of the Term Loans of such Class due to be made within the next twelve months pursuant to this Section unless and until such next scheduled repayment has been eliminated as a result of reductions hereunder (provided, further, that the amount of such prepayment that may be allocated as provided in this proviso may not exceed the greater of 50% of such prepayment and the amount of such two scheduled repayments). Notwithstanding the foregoing, any prepayment of Eurocurrency Term Borrowings of any Class made pursuant to Section 2.11(a) on a date that is (i) the last day of an Interest Period and (ii) no more than five days prior to a scheduled amortization payment pursuant to this Section shall be applied, first, to reduce such scheduled payment, and any excess shall be applied as required by the first sentence of this Section 2.10(d).

(e) Prior to any repayment of any Term Borrowings of any Class hereunder, the Parent Borrower (on behalf of itself and the applicable Subsidiary Term Borrower) shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11. Prepayment of Loans. (a) The Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers, as the case may be, shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b) In the event and on each occasion that (i) the sum of the Class A Revolving Exposures exceeds the total Class A Revolving Commitments or (ii) the sum of the Class B Revolving Exposures exceeds the total Class B Revolving Commitments, the Parent Borrower and the Foreign Subsidiary Borrowers, as the case may be, shall prepay Loans (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Parent Borrower or any Subsidiary in respect of any Prepayment Event, the Parent Borrower (on behalf of itself and, in the case of Term Loans, the Subsidiary Term Borrowers) shall, within three Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term Prepayment Event (other than sales, transfers or other dispositions pursuant to Section 6.05(j) in excess of $50,000,000), if Holdings or the Parent Borrower shall deliver, within such three Business Days, to the Administrative Agent a certificate of a Financial Officer to the effect that Holdings, the Parent Borrower and the Subsidiaries, intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Proceeds, to acquire real property, equipment or other tangible assets to be used in the business of the Parent Borrower and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 365-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

(d) Following the end of each fiscal year of the Parent Borrower, commencing with the fiscal year ending December 31, 2011, the Parent Borrower (on behalf of itself and, in the case of Term Loans, the Subsidiary Term Borrowers) shall prepay Term Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year (each such prepayment of Excess Cash Flow to be applied as set forth in clause (i) below); provided that such percentage shall be reduced from 50% to (i) 25% with respect to the prepayment under this paragraph (e) if the Leverage Ratio as of the last fiscal quarter preceding the applicable prepayment date is less than 3.00 to 1.00 but greater than or equal to 2.50 to 1.00 and (ii) 0% with respect to the prepayment under this paragraph (e) if the Leverage Ratio as of the last fiscal quarter preceding the applicable prepayment date is less than 2.50 to 1.00. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 95 days after the end of such fiscal year).

(e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (g) of this Section.

(f) The Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) shall notify the Administrative Agent and, in the case of prepayment of a Swingline Loan, the Swingline Lender, by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment and (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of any Class of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08; provided further that in the case of any prepayment of any Revolving Borrowing, the Parent Borrower shall provide separate notice of prepayment with respect to that portion of such Borrowing comprised of Class A Revolving Loans and that comprised of Class B Revolving Loans. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(g) If, on or prior to the first anniversary of the Effective Date, (i) all or any of the Tranche B Term Loans are prepaid substantially concurrently with the proceeds of, or all or any of the Tranche B Term Loans are converted into, any new or replacement tranche of term loan Indebtedness (including any Incremental Term Loans incurred pursuant to Section 2.21) that has a Weighted Average Yield that is less than the Weighted Average Yield of the Tranche B Term Loans being prepaid or converted, or (ii) a Non-Consenting Lender must assign its Tranche B Term Loans pursuant to Section 10.02(c) or otherwise as a result of its failure to consent to an amendment that is passed and reduces the Weighted Average Yield then in effect with respect to the Tranche B Term Loans, then in each case the aggregate principal amount so prepaid, converted, assigned or repaid will be subject to a fee payable by the Parent Borrower equal to 1% of the principal amount thereof.

(h) In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Parent Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among each Class of the Term Borrowings pro rata based on the aggregate principal amounts of outstanding Borrowings of each such Class; provided that the amounts so allocable to Incremental Term Loans of any Series may be applied to other Term Borrowings if so provided in the applicable Incremental Facility Agreement.

SECTION 2.12. Fees. (a) The Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”), which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) (i) The Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) agrees to pay (A) to the Administrative Agent for the account of each Class A Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurocurrency Class A Revolving Loans made by such Lender on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which (x) such Lender’s Class A Revolving Commitment terminates and (y) such Lender ceases to have any LC Exposure, and (B) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which (x) all Class A Revolving Commitments terminate and (y) the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, administration, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees in respect of Letters of Credit shall be payable on the date on which the Class A

Revolving Commitments terminate and any such fees accruing after the date on which the Class A Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Parent Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Parent Borrower, the Subsidiary Term Borrowers or the Foreign Subsidiary Borrowers, as the case may be, hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing of any Class:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by a majority in interest of the Lenders of the applicable Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Parent Borrower (on behalf of the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) and the Lenders of the applicable Class by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) and such Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and any Eurocurrency Borrowing that is requested to be continued, shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes on its loans, loan principal, Letters of Credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Excluded Taxes and (B) Other Connection Taxes on gross or net income, profits or revenue (including value-added or similar Taxes));

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Parent Borrower, the applicable Subsidiary Term Borrowers or the applicable Foreign Subsidiary Borrowers, as the case may be, will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Parent Borrower, the applicable Subsidiary Term Borrowers or the applicable Foreign Subsidiary Borrowers, as the case may be, will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) and shall be conclusive absent manifest error. The Parent Borrower, the applicable Subsidiary Term Borrowers or the applicable Foreign Subsidiary Borrowers, as the case may be, shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that none of the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower shall be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(g) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower pursuant to Section 2.19, then, in any such event, the Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) and shall be conclusive absent manifest error. The Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower (the “Applicable Borrower”) or the Administrative Agent shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Applicable Borrower or the Administrative Agent shall make such deductions and (iii) the Applicable Borrower or the Administrative Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Applicable Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Applicable Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Applicable Borrower, hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Applicable Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Applicable Borrower to a Governmental Authority, the Applicable Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting or expanding the obligation of the Applicable Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) or the Administrative Agent as will permit such payments to be made without withholding, or at a reduced rate of, withholding. If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 Business Days after such expiration, obsolescence or inaccuracy) notify the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(i) Without limiting the generality of the foregoing, with respect to any Loan made to the Parent Borrower, a Subsidiary Term Borrower or a Foreign Subsidiary Borrower that is or deemed a U.S. Person (the “Applicable U.S. Borrower”), any Lender shall, to the extent it is legally eligible to do so, deliver to the Applicable U.S. Borrower and the Administrative Agent (in such number of copies reasonably requested by the Applicable U.S. Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit K (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Applicable U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (g)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Applicable U.S. Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(ii) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Applicable U.S. Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Applicable U.S. Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Applicable U.S. Borrower or the Administrative Agent as may be necessary for the Applicable U.S. Borrower or the Administrative Agent, to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.17 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that such indemnifying party, upon the request of such indemnified party, agrees to repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.17(g) shall require any indemnified party to make available its Tax returns or any other information relating to its Taxes which it deems confidential to the indemnifying party or any other Person.

(h) For purposes of Section 2.17, the term “Lender” includes any Issuing Bank.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York, except that payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein shall be so made and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Subject to Section 9.01, (i) all payments under each Loan Document of principal or interest in respect of any Loan or LC Disbursement shall be made in dollars and (iii) all other payments hereunder and under each other Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Parent Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Parent Borrower, each Subsidiary Term Borrower and each Foreign Subsidiary Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower, as the case may be, rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Parent Borrower, such Subsidiary Term Borrower or such Foreign Subsidiary Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower, as the case may be, will not make such payment, the Administrative Agent may assume that the Parent Borrower, such Subsidiary Term Borrower or such Foreign Subsidiary Borrower, as the case may be, has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Parent Borrower, such Subsidiary Term Borrower or such Foreign Subsidiary Borrower, as the case may be, has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder (or, in the case of a Revolving Lender, becomes a Defaulting Lender), then the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee selected by the Parent Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) shall have received the prior written consent of the Administrative Agent (and, if a Class A Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower to require such assignment and delegation cease to apply.

SECTION 2.20. Designation of Foreign Subsidiary Borrowers. The Parent Borrower may at any time and from time to time designate any Foreign Subsidiary as a Foreign Subsidiary Borrower, by delivery to the Administrative Agent of a Foreign Subsidiary Borrowing Agreement executed by such Foreign Subsidiary and the Parent Borrower, and upon such delivery such Foreign Subsidiary shall for all purposes of this Agreement and the other Loan Documents be a Foreign Subsidiary Borrower until the Parent Borrower shall terminate such designation pursuant to a termination agreement satisfactory to the Administrative Agent, whereupon such Foreign Subsidiary shall cease to be a Foreign Subsidiary Borrower and a party to this Agreement and any other applicable Loan Documents. Notwithstanding the preceding sentence, but subject to Section 10.04(a), no such termination will become effective as to any Foreign Subsidiary Borrower at a time when any principal of or interest on any Loan to such Foreign Subsidiary Borrower is outstanding. As soon as practicable upon receipt of a Foreign Subsidiary Borrowing Agreement, the Administrative Agent shall send a copy thereof to each Lender.

SECTION 2.21. Incremental Facilities. (a) The Parent Borrower may on one or more occasions, by written notice to the Administrative Agent, request (i) during the Revolving Availability Period, the establishment of Incremental Class A Revolving Commitments and/or (ii) the establishment of Incremental Term Commitments; provided that the aggregate amount of all Incremental Class A Revolving Commitments established hereunder shall not exceed $125,000,000 and the aggregate amount of all Incremental Term Commitments established hereunder shall not exceed $200,000,000. Each such notice shall specify (A) the date on which the Parent Borrower proposes that the Incremental Class A Revolving Commitments or the Incremental Term Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (B) the amount of the Incremental Class A Revolving Commitments or Incremental Term Commitments, as applicable, being requested (it being agreed that (x) any Lender approached to provide any Incremental Class A Revolving Commitment or Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Class A Revolving Commitment or Incremental Term Commitment and (y) any Person that the Parent Borrower proposes to become an Incremental Lender, if such Person is not then a Lender, must be reasonably acceptable to the Administrative Agent and, in the case of any proposed Incremental Class A Revolving Lender, the Issuing Bank and the Swingline Lender).

(b) The terms and conditions of any Incremental Class A Revolving Commitment and Loans and other extensions of credit to be made thereunder shall be identical to those of the Class A Revolving Commitments and Loans and other extensions of credit made thereunder, and shall be treated as a single Class with such Class A Revolving Commitments and Loans. The terms and conditions of any Incremental Term Commitments and the Incremental Term Loans to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Facility Agreement, identical to those of the Tranche B Term Commitments and the Tranche B Term Loans; provided that (i) if the Weighted Average Yield applicable to any Incremental Term Loans exceeds by more than 0.25% per annum the applicable Weighted Average Yield payable pursuant to the terms of this Agreement, as amended through the date of such calculation, with respect to Tranche B Term Loans, then the Applicable Rate then in effect for Tranche B Term Loans shall automatically be increased to eliminate such excess, (ii) the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the Tranche B Terms Loans, (iii) no Incremental Term Loan Maturity Date shall be earlier than the Tranche B Term Maturity Date, (iv) except as set forth above, the Incremental Term Loans shall be treated no more favorably than the Tranche B Term Loans (in each case, including with respect to mandatory and voluntary prepayments) provided that the terms and conditions applicable to Incremental Term Loans maturing after the latest Maturity Date applicable to any Loans outstanding or Commitments in effect hereunder immediately prior to the establishment of such Incremental Facility may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after such Maturity Date and (B) to the extent the terms applicable to such Incremental Facility are inconsistent with the terms applicable to the Tranche B Term Loans (except as otherwise permitted pursuant to this paragraph (b)), such terms shall be reasonably satisfactory to the Administrative Agent, and (vi) any Incremental Facility shall have the same Guarantees as, shall rank pari passu with respect to the Liens on the Collateral and in right of payment with the Loans (except to the extent that the related Incremental Facility Agreement provides for such Incremental Term Loans to be treated less favorably). Any Incremental Term Commitments established pursuant to an Incremental Facility Agreement that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate series (each a “Series”) of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement.

(c) The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by Holdings, the Parent Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Commitments and the making of Loans and issuance of Letters of Credit thereunder to be made on such date, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of such date, (iii) after giving effect to such Incremental Commitments and the making of Loans and other extensions of credit thereunder to be made on the date of effectiveness thereof, (A) the First Lien Leverage Ratio, calculated on a pro forma basis, shall not exceed 3.00 to 1.00 and (B) Holdings and the Parent

Borrower shall be in pro forma compliance with the financial covenants set forth in Sections 6.12 and 6.13, (iv) the Parent Borrower shall make any payments required to be made pursuant to Section 2.16 in connection with such Incremental Commitments and the related transactions under this Section, and (v) the other conditions, if any, set forth in the applicable Incremental Facility Agreement are satisfied. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section.

(d) Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents, and (ii) in the case of any Incremental Class A Revolving Commitment, (A) such Incremental Class A Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Class A Revolving Commitment, shall increase) the Class A Revolving Commitment of such Incremental Lender and (B) the total Class A Revolving Commitments shall be increased by the amount of such Incremental Class A Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Class A Revolving Commitment, the Class A Revolving Exposure of the Incremental Revolving Lender holding such Commitment, and the Class A Revolving Applicable Percentage of all the Class A Revolving Lenders, shall automatically be adjusted to give effect thereto.

(e) On the date of effectiveness of any Incremental Revolving Commitments, each Revolving Lender shall assign to each Incremental Class A Revolving Lender holding such Incremental Class A Revolving Commitment, and each such Incremental Class A Revolving Lender shall purchase from each Revolving Lender, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans and participations in Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participations in Letters of Credit will be held by all the Revolving Lenders or all the Class A Revolving Lenders (including such Incremental Class A Revolving Lenders), as applicable, ratably in accordance with their Class A Revolving Applicable Percentages or Class B Revolving Applicable Percentages, as applicable, after giving effect to the effectiveness of such Incremental Class A Revolving Commitment.

(f) Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Lender holding an Incremental Term Commitment of any Series shall make a loan to the Parent Borrower in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Agreement.

(g) The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Parent Borrower referred to in paragraph (a) above and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Class A Revolving Commitments, of the Class A Applicable Percentages and Class B Applicable Percentages of the Revolving Lenders after giving effect thereto and of the assignments required to be made pursuant to paragraph (e) above.

SECTION 2.22. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a).

(b) The Revolving Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment or waiver pursuant to Section 10.02); provided that any waiver, amendment or other modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

(c) If any Swingline Exposure or LC Exposure exists at the time a Class A Revolving Lender becomes a Defaulting Lender then (i) all or any part of such Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the Class A Revolving Lenders that are Non-Defaulting Lenders in accordance with their respective Class A Revolving Applicable Percentages but only to the extent (x) the sum of all such Non-Defaulting Lenders’ Class A Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all such Non-Defaulting Lenders’ Class A Revolving Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time. In the case of any such reallocation, the fees payable to the Class A Revolving Lenders pursuant to Section 2.12(a) and Section 2.12(b)(i) shall be adjusted in accordance with such Non-Defaulting Lenders’ Class A Revolving Applicable Percentages.

(d) If the reallocation described in clause (c) above cannot, or can only partially, be effected, the Parent Borrower shall, within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (c)

above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding. In the case of any such cash collateralization, the Parent Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b)(i) with respect to such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized.

(e) If any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to paragraph (c) or (d) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Class A Revolving Lender that is not a Defaulting Lender hereunder, all participation fees payable under Section 2.12(b)(i) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated pursuant to paragraph (c) and (d) above.

(f) So long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Class A Revolving Commitments of the Class A Revolving Lenders that are not Defaulting Lenders and/or cash collateral will be provided by the Parent Borrower in accordance with paragraph (c) above, and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among Class A Revolving Lenders that are not Defaulting Lenders in a manner consistent with paragraph (c) above (and Defaulting Lenders shall not participate therein).

(g) In the event that (i) a Lender becomes a Defaulting Lender as a result of the occurrence of any event described in clause (d) of the definition of the term “Defaulting Lender” with respect to such Lender’s parent company and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan, and the Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with Holdings and the Borrower or such Revolving Lender satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

(h) In the event that (x) a Bankruptcy Event with respect to a Class A Revolving Lender Parent shall have occurred following the date hereof and for so long as such Bankruptcy Event shall continue or (y) the Swingline Lender or the Issuing Bank has a good faith belief that any Class A Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan, and the Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with Holdings and the Parent Borrower or such Class A Revolving Lender satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

(i) In the event that the Administrative Agent, the Parent Borrower, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Class A Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Class A Revolving Loans and Class B Revolving Loans of the other Class A Revolving Lenders and Class B Revolving Lenders (but not Swingline Loans) as the Administrative shall determine may be necessary in order for such Lender to hold such Class A Revolving Loans and Class B Revolving Loans in accordance with its Class A Revolving Applicable Percentage or Class B Revolving Applicable Percentage, as applicable.

ARTICLE III

Representations and Warranties

Each of Holdings, the Parent Borrower, each Subsidiary Term Borrower (as to itself only) and each Foreign Subsidiary Borrower (as to itself only) represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. Each of Holdings, the Parent Borrower and its Subsidiaries (including the Receivables Subsidiary) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by each of Holdings and the Parent Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Parent Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions and the other transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) or their assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary), except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary), except Liens created under the Loan Documents and Liens permitted by Section 6.02.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) Holdings has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2010, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2011, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) [Reserved].

(c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, except for the Disclosed Matters and except for liabilities arising as a result of the Transactions, after giving effect to the Transactions, none of Holdings, the Parent Borrower or the Subsidiaries (including the Receivables Subsidiary) has, as of the Effective Date, any contingent liabilities that would be material to Holdings, the Parent Borrower and the Subsidiaries (including the Receivables Subsidiary), taken as a whole.

(d) Since December 31, 2010, there has been no event, change or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.05. Properties. (a) Each of Holdings, the Parent Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of Holdings, the Parent Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings, the Parent Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) Schedule 3.05 sets forth the address of each real property that is owned or leased by Holdings, the Parent Borrower or any of its Subsidiaries as of the Effective Date after giving effect to the Transactions.

(d) As of the Effective Date, none of Holdings, the Parent Borrower or any of its Subsidiaries has received written notice of any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Parent Borrower, threatened against or affecting Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07. Compliance with Laws and Agreements. Each of Holdings, the Parent Borrower and its Subsidiaries (including the Receivables Subsidiary) is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08. Investment Company Status. None of Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of Holdings, the Parent Borrower and its Subsidiaries (including the Receivables Subsidiary) has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Parent Borrower or such Subsidiary (including the Receivables Subsidiaries), as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of the Financial Accounting Standards Board Accounting Standards Codification No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.11. Disclosure. Each of Holdings and the Parent Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings and the Parent Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projections were prepared.

SECTION 3.12. Subsidiaries. Holdings does not have any subsidiaries other than the Parent Borrower and the Parent Borrower’s Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Parent Borrower in, each Subsidiary of the Parent Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all material insurance policies maintained by or on behalf of Holdings, the Parent Borrower and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums due in respect of such insurance have been paid.

SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against Holdings, the Parent Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Parent Borrower, threatened that could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings, the Parent Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Parent Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Parent Borrower or such Subsidiary except for those which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Parent Borrower or any Subsidiary is bound.

SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Loan Parties, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

SECTION 3.16. Senior Indebtedness; First Priority Obligations. (a) The Obligations constitute “Senior Indebtedness” under and as defined in the Subordinated Notes Documents or under the terms of any other Indebtedness that is subordinated in right of payment to the Obligations.

(b) The Obligations constitute “First Priority Obligations” (or any similar term) under and as defined in the Intercreditor Agreement.

SECTION 3.17. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when such Collateral is delivered to the Collateral Agent and for so long as the Collateral Agent remains in possession of such Collateral, the security interest created by the Pledge Agreement shall constitute a perfected first priority security interest in all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person.

(b) The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the security interest created by the Security Agreement shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Security Agreement)), in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 6.02.

(c) When the Security Agreement (or a summary thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office and the financing statements referred to in Section 3.17(b) above are appropriately filed, the security interest created by the Security Agreement shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office and subsequent UCC filings may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Effective Date), other than with respect to Liens permitted by Section 6.02.

(d) Each Mortgage, upon execution and delivery thereof by the parties thereto, is effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.17(d), the Lien created by each Mortgage shall constitute a perfected Lien on all right, title and interest of the applicable mortgagor in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens permitted by Section 6.02.

(e) Following the execution of any Foreign Security Document pursuant to Section 4.03, each Foreign Security Document shall be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the applicable collateral covered by such Foreign Security Document, and when the actions specified in such Foreign Security Document, if any, are completed, the security interest created by such Foreign Security Document shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in such collateral to the full extent possible under the laws of the applicable foreign jurisdiction, in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 6.02.

SECTION 3.18. Federal Reserve Regulations. (a) None of Holdings, the Parent Borrower or any of the Subsidiaries (including the Receivables Subsidiary) is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation U or X.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Agents shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Cahill Gordon & Reindel LLP, (ii) McDonald Hopkins LLC and (iii) Barnes & Thornburg LLP, in each case in form and substance reasonably satisfactory to the Administrative Agent. Each of Holdings and the Parent Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of Holdings and the Parent Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any Loan Document.

(f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Parent Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released or will be released pursuant to UCC-3 financing statements or other release documentation delivered to the Collateral Agent.

(g) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect, together with endorsements naming the Collateral Agent, for the benefit of the Secured Parties, as additional insured and loss payee thereunder, to the extent required by Section 5.07.

(h) The Transactions shall have been consummated or shall be consummated substantially simultaneously with the initial funding of the Tranche B Term Loans on the Effective Date in accordance with applicable law and all other related documentation in all material respects (without giving effect to any amendments not approved by the Administrative Agent), and after giving effect to the Transactions and the other transactions contemplated hereby, none of

Holdings, the Parent Borrower or any of the Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness to a Person other than the Parent Borrower or any Subsidiary, other than (i) Indebtedness incurred under the Loan Documents and (ii) Indebtedness incurred and outstanding as of the date hereof in compliance with Section 6.01 of this Agreement.

(i) The Lenders shall have received the financial statements referred to in Section 3.04(a).

(j) The Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, dated the Effective Date and signed by the chief financial officer of each of Holdings and the Parent Borrower, certifying that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent.

(k) The Administrative Agent shall be satisfied that the Intercreditor Agreement shall be effective with respect to the Obligations and that the Obligations shall constitute “First Priority Obligations” thereunder, and shall have received an acknowledgment to that effect from the Second Priority Representative under (and as defined in) the Intercreditor Agreement.

(l) The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti money laundering rules and regulations, including the USA PATRIOT Act.

The Administrative Agent shall notify the Parent Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on June 21, 2011 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than (i) any Class A Revolving Loan made pursuant to Section 2.04(c) or Section 2.05(d) and (ii) any continuation or conversion of a Borrowing pursuant to the terms hereof that does not result in the increase of the aggregate principal amount of the Borrowings then outstanding), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Parent Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03. Credit Events Relating to Foreign Subsidiary Borrowers. The obligation of each Lender to make Loans to any Foreign Subsidiary Borrower, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit to any Foreign Subsidiary Borrower, is subject to the satisfaction of the following conditions:

(a) With respect to the earlier to occur of the initial Loan made to or the initial Letter of Credit issued for the account of such Foreign Subsidiary Borrower:

(i) the Administrative Agent (or its counsel) shall have received such Foreign Subsidiary Borrower’s Foreign Subsidiary Borrowing Agreement duly executed and delivered by all parties thereto; and

(ii) the Administrative Agent shall have received such documents (including legal opinions) and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Foreign Subsidiary Borrower and any other legal matters relating to such Foreign Subsidiary Borrower or its Foreign Subsidiary Borrowing Agreement, all in form and substance satisfactory to the Administrative Agent and its counsel.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings, the Parent Borrower, each Subsidiary Term Borrower (as to itself only) and each Foreign Subsidiary Borrower (as to itself only) covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. Holdings or the Parent Borrower will furnish to the Administrative Agent and each Lender:

(a) within 95 days after the end of each fiscal year of Holdings, its audited consolidated and unaudited consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood that the obligation to furnish the foregoing to the Administrative Agent and the Lenders shall be deemed to be satisfied in respect of any fiscal year of Holdings by the filing of Holdings’ annual report on Form 10-K for such fiscal year with the Commission to the extent the foregoing are included therein);

(b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that the obligation to furnish the foregoing to the Administrative Agent and the Lenders shall be deemed to be satisfied in respect of any fiscal quarter of Holdings by the filing of Holdings’ quarterly report on Form 10-Q for such fiscal quarter with the Commission to the extent the foregoing are included therein);

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Holdings or the Parent Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12, 6.13 and 6.14, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of Holdings’ audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) identifying all Subsidiaries existing on the date of such certificate and indicating, for each such Subsidiary, whether such Subsidiary is a Subsidiary Loan Party or a Foreign Subsidiary and whether such Subsidiary was formed or acquired since the end of the previous fiscal quarter;

(d) concurrently with any delivery of financial statements under clause (a) above, (i) a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines) and (ii) a certificate of a Financial Officer of Holdings or the Parent Borrower (A) identifying any parcels of real property or improvements thereto with a value exceeding $750,000 that have been acquired by any Loan Party since the end of the previous fiscal year, (B) identifying any changes of the type described in Section 5.03(a) that have not been previously reported by the Parent Borrower, (C) identifying any Permitted Acquisitions that have been consummated since the end of the previous fiscal year, including the date on which each such Permitted Acquisition was consummated and the consideration therefor, (D) identifying any Intellectual Property (as defined in the Security Agreement) with respect to which a notice is required to be delivered under the Security Agreement and has not been previously delivered and (E) identifying any Prepayment Events that have occurred since the end of the previous fiscal year and setting forth a reasonably detailed calculation of the Net Proceeds received from Prepayment Events since the end of such previous fiscal year;

(e) no later than February 15 of each fiscal year of Holdings (commencing with the fiscal year ending December 31, 2012), a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any material revisions of such budget that have been approved by senior management of Holdings;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Parent Borrower or any Subsidiary with the Commission or with any national securities exchange, as the case may be (it being understood that the obligation to furnish the foregoing to the Administrative Agent and the Lenders shall be deemed to be satisfied to the extent the foregoing are filed with the Commission); and

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Parent Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02. Notices of Material Events. Holdings and the Parent Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Parent Borrower or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Parent Borrower and its Subsidiaries in an aggregate amount exceeding $15,000,000; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Information Regarding Collateral. (a) The Parent Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity or structure, (iv) in any Loan Party’s jurisdiction of organization or (v) in any Loan Party’s Federal Taxpayer Identification Number. The Parent Borrower agrees not to effect or permit any change referred to in the preceding sentence unless written notice has been delivered to the Collateral Agent, together with all applicable information to enable the Administrative Agent to make all filings under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent (on behalf of the Secured Parties) to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, Holdings (on behalf of itself and the other Loan Parties) shall deliver to the Administrative Agent a certificate of a Financial Officer of Holdings (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

SECTION 5.04. Existence; Conduct of Business. Each of Holdings, the Parent Borrower and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names the loss of which would have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or disposition permitted under Section 6.05. Holdings and the Parent Borrower will cause all the Equity Interests of the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers to be owned, directly or indirectly, by the Parent Borrower or any Subsidiary, and the Subsidiary Term Borrowers shall at all times remain a guarantor under the Guarantee Agreement.

SECTION 5.05. Payment of Obligations. Each of Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries (including the Receivables Subsidiary) to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except (a) those being contested in good faith by appropriate proceedings and for which Holdings, the Parent Borrower, a Subsidiary Term Borrower, or a Foreign Subsidiary Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) to the extent the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06. Maintenance of Properties. Each of Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of their business, taken as a whole, in good working order and condition, ordinary wear and tear excepted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or disposition permitted under Section 6.05.

SECTION 5.07. Insurance. Each of Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries to, maintain insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Such insurance shall be maintained with financially sound and reputable insurance companies, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance; provided adequate reserves therefor, in accordance with GAAP, are maintained. In addition, each of Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers will, and will cause each of its Subsidiaries to, maintain all insurance required to be maintained pursuant to the Security Documents. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under applicable law, including Regulation H of the Board of Governors. The Parent Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. All insurance policies or certificates (or certified copies thereof) with respect to such insurance shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Lenders (including, without limitation, by naming the Collateral Agent as loss payee or additional insured, as appropriate).

SECTION 5.08. Casualty and Condemnation. The Parent Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of casualty or other insured damage to any material portion of any Collateral having a book value or fair market value of $1,000,000 or more or the commencement of any action or proceeding for the taking of any Collateral having a book value or fair market value of $1,000,000 or more or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

SECTION 5.09. Books and Records; Inspection and Audit Rights. Each of Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 5.10. Compliance with Laws. Each of Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11. Use of Proceeds and Letters of Credit. The Parent Borrower and the Subsidiary Term Borrowers will use the proceeds of the Tranche B Term Loans on the Effective Date solely (a) to consummate the Existing Debt Refinancing and (b) to pay costs and expenses in connection with the Transactions. The proceeds of the Revolving Loans and Swingline Loans will be used only for general corporate purposes and, to the extent permitted by Section 6.01(a)(i), Permitted Acquisitions. Letters of Credit will be available only for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Parent Borrower will, within five Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and, within five Business Days after such Subsidiary is formed or acquired, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, including with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

SECTION 5.13. Further Assurances. (a) Each of Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, landlord waivers and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any assets (including any real property or improvements thereto or any interest therein) having a book value or fair market value of $2,500,000 or more in the aggregate are acquired by the Parent Borrower or any Subsidiary Loan Party after the Effective Date or through the acquisition of a Subsidiary Loan Party under Section 5.12 (other than, in each case, assets constituting Collateral under the Security Agreement or the Pledge Agreement that become subject to the Lien of the Security Agreement or the Pledge Agreement upon acquisition thereof), the Parent Borrower or, if applicable, the relevant Subsidiary Loan Party will notify the Administrative Agent and the Lenders thereof, and, if reasonably requested by the Administrative Agent or the Required Lenders, the Parent Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

SECTION 5.14. Certain Post Closing Collateral Obligations. As promptly as practicable (and in any event within 60 days) after the Effective Date, the applicable Loan Party will deliver all Mortgages and any other documents and opinions required to be delivered in connection therewith that would have been required to be delivered on the Effective Date but for the penultimate sentence of Section 4.01, in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement”.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings, the Parent Borrower, each Subsidiary Term Borrower (as to itself only) and each Foreign Subsidiary Borrower (as to itself only) covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness; Certain Equity Securities. (a) None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness created under the Loan Documents;

(ii) (A) the Permitted Receivables Financing, (B) financings in respect of sales of accounts receivable by a Foreign Subsidiary permitted by Section 6.05(c)(ii) and (C) the Specified Vendor Receivables Financing;

(iii) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount as specified on such Schedule 6.01 or result in an earlier maturity date or decreased weighted average life thereof;

(iv) the Senior Secured Notes and refinancings thereof with Replacement Senior Secured Notes;

(v) the Permitted Acquisition Unsecured Notes, the Permitted Subordinated Notes and the Permitted Senior Notes;

(vi) Indebtedness of the Parent Borrower to any Subsidiary and of any Subsidiary to the Parent Borrower or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Domestic Loan Party to the Parent Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;

(vii) Guarantees by the Parent Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Parent Borrower or any other Subsidiary; provided that (A) Guarantees by the Parent Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Domestic Loan Party shall be subject to Section 6.04 and (B) this clause (vii) shall not apply to the Permitted Subordinated Notes, the Permitted Senior Notes, the Permitted Acquisition Unsecured Notes or the Senior Secured Notes;

(viii) Guarantees by Holdings, the Parent Borrower or any Subsidiary, as the case may be, in respect of the Permitted Subordinated Notes, the Permitted Senior Notes, the Permitted Acquisition Unsecured Notes, the Senior Secured Notes or Replacement Senior Secured Notes; provided that none of Holdings, the Parent Borrower or any Subsidiary, as the case may be, shall Guarantee the Permitted Subordinated Notes, the Permitted Senior Notes, the Permitted Acquisition Unsecured Notes, the Senior Secured Notes or the Replacement Senior Secured Notes unless (A) it also has Guaranteed the Obligations pursuant to the Guarantee Agreement and (B) such Guarantee, in the case of the Permitted Subordinated Notes and the Permitted Acquisition Unsecured Notes, if applicable, is subordinated to such Guarantee of the Obligations on terms no less favorable in any material respect to the Lenders than the subordination provisions to which the Old Subordinated Notes were subject;

(ix) Indebtedness of the Parent Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (ix) shall not exceed $50,000,000 at any time outstanding;

(x) Indebtedness arising as a result of an Acquisition Lease Financing or any other sale and leaseback transaction permitted under Section 6.06;

(xi) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (xi) shall not exceed $40,000,000 at any time outstanding, less the liquidation value of any outstanding Assumed Preferred Stock;

(xii) Indebtedness of Holdings, the Parent Borrower or any Subsidiary in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds and completion guarantees provided by Holdings, the Parent Borrower and the Subsidiaries in the ordinary course of their business;

(xiii) other unsecured Indebtedness of Holdings, the Parent Borrower or any Subsidiary in an aggregate principal amount not exceeding $25,000,000 at any time outstanding, less the liquidation value of any applicable Qualified Holdings Preferred Stock issued and outstanding pursuant to clause (b) of the definition of Qualified Holdings Preferred Stock;

(xiv) secured Indebtedness in an aggregate amount not exceeding $60,000,000 at any time outstanding, in each case in respect of foreign lines of credit;

(xv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten days of incurrence;

(xvi) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(xvii) Indebtedness incurred in connection with the financing of insurance premiums in an aggregate amount at any time outstanding not to exceed the premiums owed under such policy, if applicable;

(xviii) contingent obligations to financial institutions, in each case to the extent in the ordinary course of business and on terms and conditions which are within the general parameters customary in the banking industry, entered into to obtain cash management services or deposit account overdraft protection services (in an amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes and other customary, contingent obligations of the Parent Borrower and its Subsidiaries incurred in the ordinary course of business;

(xix) unsecured guarantees by the Parent Borrower or any Subsidiary Loan Party of facility leases of any Loan Party; and

(xx) Indebtedness of the Parent Borrower or any Subsidiary Loan Party under Hedging Agreements with respect to interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Agreements relate to interest rates,

(A) such Hedging Agreements relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (B) the notional principal amount of such Hedging Agreements at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Agreements relate.

(b) None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests, except (i) Qualified Holdings Preferred Stock, (ii) Assumed Preferred Stock and (iii) preferred stock or preferred Equity Interests held by Holdings, the Parent Borrower or any Subsidiary.

SECTION 6.02. Liens. None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created under the Loan Documents;

(b) Permitted Encumbrances;

(c) Liens in respect of the Permitted Receivables Financing and the Specified Vendor Receivables Financing;

(d) any Lien on any property or asset of Holdings, the Parent Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of Holdings, the Parent Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e) any Lien existing on any property or asset prior to the acquisition thereof by the Parent Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Parent Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(f) Liens on fixed or capital assets acquired, constructed or improved by, or in respect of Capital Lease Obligations of, the Parent Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (ix) of Section 6.01(a), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Parent Borrower or any Subsidiary;

(g) Liens, with respect to any Mortgaged Property, described in the applicable schedule of the title policy covering such Mortgaged Property;

(h) Liens in respect of sales of accounts receivable by Foreign Subsidiaries permitted by Section 6.05(c)(ii);

(i) other Liens securing liabilities permitted hereunder in an aggregate amount not exceeding (i) in respect of consensual Liens, $10,000,000 and (ii) in respect of all such Liens, $20,000,000, in each case at any time outstanding;

(j) Liens in respect of Indebtedness permitted by Section 6.01(a)(xiv), provided that the assets subject to such Liens are not located in the United States;

(k) Liens, rights of setoff and other similar Liens existing solely with respect to cash and Permitted Investments on deposit in one or more accounts maintained by any Lender, in each case granted in the ordinary course of business in favor of such Lender with which such accounts are maintained, securing amounts owing to such Lender with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness for borrowed money;

(l) licenses or sublicenses of Intellectual Property (as defined in the Security Agreement) granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company;

(m) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(n) Liens for the benefit of a seller deemed to attach solely to cash earnest money deposits in connection with a letter of intent or acquisition agreement with respect to a Permitted Acquisition;

(o) Liens deemed to exist in connection with Investments permitted under Section 6.04 that constitute repurchase obligations and in connection with related set-off rights;

(p) Liens of a collection bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(q) Liens of sellers of goods to the Parent Borrower or any of its Subsidiaries arising under Article 2 of the UCC in effect in the relevant jurisdiction in the ordinary course of business, covering only the goods sold and covering only the unpaid purchase price for such goods and related expenses; and

(r) Liens granted pursuant to the Senior Secured Notes Documents securing the Senior Secured Notes or the Replacement Senior Secured Notes; provided that such Liens are subordinated to the Liens securing the Obligations in accordance with, and are otherwise subject to, the terms of the Intercreditor Agreement.

SECTION 6.03. Fundamental Changes. (a) None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any other Person to merge into or consolidate with any of them, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Parent Borrower in a transaction in which the Parent Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party (provided that, with respect to any such merger involving the Subsidiary Term Borrowers or the Foreign Subsidiary Borrowers, the surviving entity of such merger shall be a Subsidiary Term Borrower or a Foreign Subsidiary Borrower, as the case may be) and (iii) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04. Notwithstanding the foregoing, this Section 6.03 shall not prohibit any Permitted Acquisition.

(b) The Parent Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Parent Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

(c) Holdings will not engage in any business or activity other than (i) the ownership of all the outstanding shares of capital stock of the Parent Borrower, (ii) performing its obligations (A) under the Loan Documents, (B) under the Subordinated Notes Documents, the Senior Secured Notes Documents and the agreements relating to the Permitted Senior Notes and (C) under the Permitted Receivables Financing, (iii) activities incidental thereto and to Holdings’s existence, (iv)

activities related to the performance of all its obligations in respect of the Transactions, (v) performing its obligations under guarantees in respect of sale and leaseback transactions permitted by Section 6.06 and (vi) other activities (including the incurrence of Indebtedness and the issuance of its Equity Interests) that are permitted by this Agreement. Holdings will not own or acquire any assets (other than shares of capital stock of the Parent Borrower and the Permitted Investments or incur any liabilities (other than liabilities imposed by law, including tax liabilities, liabilities related to its existence and permitted business and activities specified in the immediately preceding sentence).

(d) The Receivables Subsidiary will not engage in any business or business activity other than the activities related to the Permitted Receivables Financing and its existence. The Receivables Subsidiary will not own or acquire any assets (other than the receivables subject to the Permitted Receivables Financing) or incur any liabilities (other than the liabilities imposed by law including tax liabilities, and other liabilities related to its existence and permitted business and activities specified in the immediately preceding sentence, including liabilities arising under the Permitted Receivables Financing).

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. None of the Parent Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a) Permitted Investments;

(b) investments existing on the date hereof and set forth on Schedule 6.04;

(c) Permitted Acquisitions;

(d) investments by the Parent Borrower and the Subsidiaries in Equity Interests in their respective Subsidiaries that exist immediately prior to any applicable transaction; provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Pledge Agreement or any applicable Foreign Security Documents, as the case may be, to the extent required by this Agreement and (ii) the aggregate amount of investments (excluding any such investments, loans, advances and Guarantees to such Subsidiaries that are assumed and exist on the date any Permitted Acquisition is consummated and that are not made, incurred or created in contemplation of or in connection with such Permitted Acquisition) by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Domestic Loan Parties made after the Effective Date shall not at any time exceed $50,000,000;

(e) loans or advances made by the Parent Borrower to any Subsidiary and made by any Subsidiary to the Parent Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

(f) Guarantees permitted by Section 6.01(a)(viii);

(g) investments arising as a result of the Permitted Receivables Financing;

(h) investments constituting permitted Capital Expenditures under Section 6.14;

(i) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(j) any investments in or loans to any other Person received as noncash consideration for sales, transfers, leases and other dispositions permitted by Section 6.05;

(k) Guarantees by Holdings, the Parent Borrower and the Subsidiaries of leases entered into by any Subsidiary as lessee; provided that the amount of such Guarantees made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

(l) extensions of credit in the nature of accounts receivable or notes receivable in the ordinary course of business;

(m) loans or advances to employees made in the ordinary course of business consistent with prudent business practice and not exceeding $5,000,000 in the aggregate outstanding at any one time;

(n) investments in the form of Hedging Agreements permitted under Section 6.07;

(o) investments by the Parent Borrower or any Subsidiary in (i) the capital stock of a Receivables Subsidiary and (ii) other interests in a Receivables Subsidiary, in each case to the extent required by the terms of the Permitted Receivables Financing;

(p) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(q) Permitted Joint Venture and Foreign Subsidiary Investments;

(r) investments, loans or advances in addition to those permitted by clauses (a) through (q) above not exceeding in the aggregate $50,000,000 at any time outstanding; and

(s) investments made with the Net Proceeds of any issuance of Equity Interests in Holdings.

SECTION 6.05. Asset Sales. None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will they permit any Subsidiary to issue any additional Equity Interest in such Subsidiary, except:

(a) sales, transfers, leases and other dispositions of inventory, used or surplus equipment or other obsolete assets, Permitted Investments and Investments referred to in Section 6.04(i) in the ordinary course of business;

(b) sales, transfers and dispositions to the Parent Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Domestic Loan Party shall be made in compliance with Section 6.09;

(c) (i) sales of accounts receivable and related assets pursuant to the Receivables Purchase Agreement, (ii) sales of accounts receivable and related assets by a Foreign Subsidiary pursuant to customary terms whereby recourse and exposure in respect thereof to any Foreign Subsidiary does not exceed at any time $20,000,000 and (iii) sales of accounts receivables and related assets pursuant to the Specified Vendor Receivables Financing.

(d) the creation of Liens permitted by Section 6.02 and dispositions as a result thereof;

(e) sales or transfers that are permitted sale and leaseback transactions pursuant to Section 6.06;

(f) sales and transfers that constitute part of an Acquisition Lease Financing;

(g) Restricted Payments permitted by Section 6.08;

(h) transfers and dispositions constituting investments permitted under Section 6.04;

(i) sales, transfers and other dispositions of property identified on Schedule 6.05; and

(j) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (j) shall not exceed (i) 15% of the aggregate fair market value of all assets of the Parent Borrower (determined as of the end of its most recent fiscal year), including any Equity Interests owned by it, during any fiscal year of the Parent Borrower; provided that such amount shall be increased, in respect of the fiscal year ending on December 31, 2012, and each fiscal year thereafter by an amount equal to the total unused amount of such permitted sales, transfers and other dispositions for the immediately preceding fiscal year (without giving effect to the amount of any unused permitted sales, transfers and other dispositions that were carried forward to such preceding fiscal year) and (ii) 35% of the aggregate fair market value of all assets of the Parent Borrower as of the Effective Date, including any Equity Interests owned by it, during the term of this Agreement subsequent to the Effective Date;

provided that (x) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above) shall be made for fair value and (y) all sales, transfers, leases and other dispositions permitted by clauses (i) and (j) above shall be for at least 75% cash consideration.

SECTION 6.06. Sale and Leaseback Transactions. None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (a) any such sale of any fixed or capital assets (other than any such transaction to which (b) or (c) below is applicable) that is made for cash consideration in an amount not less than the cost of such fixed or capital asset in an aggregate amount less than or equal to 15% of the Permitted Capital Expenditure Amount, so long as the Capital Lease Obligations associated therewith are permitted by Section 6.01(a)(ix), (b) in the case of property owned as of or after the Effective Date, any such sale of any fixed or capital assets that is made for cash consideration in an aggregate amount not less than the fair market value of such fixed or capital assets not to exceed $25,000,000 in the aggregate, in each case, so long as the Capital Lease Obligations (if any) associated therewith are permitted by Section 6.01(a)(ix) and (c) any Acquisition Lease Financing.

SECTION 6.07. Hedging Agreements. None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business and which are not speculative in nature to hedge or mitigate risks to which the Parent Borrower, any Subsidiary Term Borrower, any Foreign Subsidiary Borrower or any other Subsidiary is exposed in the conduct of its business or the management of its assets or liabilities (including Hedging Agreements that effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise)).

SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i) Holdings may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests in Holdings;

(ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock;

(iii) the Parent Borrower may make payments to Holdings to permit it to make, and Holdings may make, Restricted Payments, not exceeding $5,000,000 during the term of this Agreement, in each case pursuant to and in accordance with stock option plans, equity purchase programs or agreements or other benefit plans, in each case for management or employees or former employees of the Parent Borrower and the Subsidiaries;

(iv) the Parent Borrower may make Permitted Tax Distributions to Holdings or any other direct or indirect equity owners of the Parent Borrower;

(v) the Parent Borrower may pay dividends to Holdings at such times and in such amounts as shall be necessary to permit Holdings to discharge and satisfy its obligations that are permitted hereunder (including (A) state and local taxes and other governmental charges, and administrative and routine expenses required to be paid by Holdings in the ordinary course of business and (B) cash dividends payable by Holdings in respect of Qualified Holdings Preferred Stock issued pursuant to clauses (b) and (c) of the definition thereof; provided that dividends payable by the Parent Borrower to Holdings pursuant to this clause (iv) in order to satisfy cash dividends payable by Holdings in respect of Qualified Holdings Preferred Stock issued pursuant to clause (c) of the definition thereof may only be made after the fiscal year ending December 31, 2011, with Excess Cash Flow not otherwise required to be used to prepay Term Loans pursuant to Section 2.11(e)); and

(vi) the Parent Borrower may make payments to Holdings to permit it to make, and Holdings may make payments permitted by Sections 6.09(d), (e), (f) and (g); provided that, at the time of such payment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and Holdings and the Parent Borrower are in compliance with Section 6.12; provided, further, that any payments that are prohibited because of the immediately preceding proviso shall accrue and may be made as so accrued upon the curing or waiver of such Default, Event of Default or noncompliance.

(b) None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i) payment of Indebtedness created under the Loan Documents;

(ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of subordinated Indebtedness prohibited by the subordination provisions thereof;

(iii) refinancings of Indebtedness to the extent permitted by Section 6.01;

(iv) payment of secured Indebtedness (other than the Senior Secured Notes and Replacement Senior Secured Notes) out of the proceeds of any sale or transfer of the property or assets securing such Indebtedness;

(v) payment in respect of Capital Lease Obligations in an aggregate amount not to exceed $25,000,000 during the term of this Agreement less the amount of Capital Expenditures made pursuant to Section 6.14(c)(i);

(vi) payments in respect of (I) the Senior Secured Notes using proceeds from the issuance of Replacement Senior Secured Notes and (II) the Senior Secured Notes, the Replacement Senior Secured Notes or the repurchase, retirement or other acquisition of Equity Interests in Holdings using (A) the portion of Excess Cash Flow not subject to mandatory prepayment pursuant to Section 2.11(e) or (B) any source of cash (to the extent not otherwise prohibited in this Agreement) up to an amount not to exceed (x) if after giving effect to such payment, the Leverage Ratio would be (1) less than 2.25 to 1.00, $100,000,000, (2) less than 2.75 to 1.00, but greater than or equal to 2.25 to 1.00, $75,000,000 and (3) less than 3.25 to 1.00 but greater than or equal to 2.75 to 1.00, $50,000,000 and (y) otherwise, $15,000,000; and

(vii) payments of Indebtedness with the Net Proceeds of an issuance of Equity Interests in Holdings.

(c) None of Holdings, the Parent Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement unless (i) in the case of any Synthetic Purchase Agreement related to any Equity Interest of Holdings, the payments required to be made by Holdings are limited to amounts permitted to be paid under Section 6.08(a), (ii) in the case of any Synthetic Purchase Agreement related to any Restricted Indebtedness, the payments required to be made by Holdings, the Parent Borrower or the Subsidiaries thereunder are limited to the amount permitted under Section 6.08(b) and (iii) in the case of any Synthetic Purchase Agreement, the obligations of Holdings, the Parent Borrower and the Subsidiaries thereunder are subordinated to the Obligations on terms satisfactory to the Required Lenders.

SECTION 6.09. Transactions with Affiliates. None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a) transactions that are at prices and on terms and conditions not less favorable to the Parent Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b) transactions between or among the Parent Borrower and the Subsidiaries not involving any other Affiliate (to the extent not otherwise prohibited by other provisions of this Agreement);

(c) any Restricted Payment permitted by Section 6.08;

(d) transactions pursuant to agreements in effect on the Effective Date and listed on Schedule 6.09 (provided that this clause (d) shall not apply to any extension, or renewal of, or any amendment or modification of such agreements that is less favorable to the Parent Borrower or the applicable Subsidiaries, as the case may be);

(e) the reimbursement of Heartland and/or its Affiliates for their reasonable out-of-pocket expenses incurred by them in connection with the Transactions and performing management services to Holdings, the Parent Borrower and the Subsidiaries, pursuant to the Heartland Management Agreement as in effect on the Effective Date;

(f) the payment of one time fees to Heartland and/or its Affiliates in connection with any Permitted Acquisition, such fees to be payable at the time of each such acquisition and not to exceed the percentage of the aggregate consideration paid by Holdings, the Parent Borrower and its Subsidiaries for any such acquisition as specified in the Heartland Management Agreement as in effect on the Effective Date; and

(g) payments to Heartland and/or its Affiliates for any financial advisor, underwriter or placement services or other investment banking activities rendered to Holdings, the Parent Borrower or the Subsidiaries, pursuant to the Heartland Management Agreement as in effect on the Effective Date.

SECTION 6.10. Restrictive Agreements. None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Parent Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Parent Borrower or any other Subsidiary or to Guarantee Indebtedness of the Parent Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by (A) any Loan Document, Permitted Receivables Document or any Specified Vendor Receivables Financing Document or (B) the Subordinated Notes Documents, the Senior Secured Notes Documents or the definitive documentation governing the Permitted Senior Notes that are customary, in the reasonable judgment of the board of directors thereof, for the market in which such Indebtedness is issued so long as such restrictions do not prevent, impede or impair (x) the creation of Liens and Guarantees in favor of the Lenders under the Loan Documents or (y) the satisfaction of the obligations of the Loan Parties under the Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided, further, that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder and (iv) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement (other than the Senior Secured Notes or Replacement Senior Secured Notes) if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof.

SECTION 6.11. Amendment of Material Documents. None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary (including the Receivables Subsidiary) to, amend, restate, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents, and (b) any Material Agreement or other agreements (including joint venture agreements), in each case to the extent such amendment, restatement, modification or waiver is adverse to the Lenders in any material respect (it being agreed that the addition or removal of Loan Parties from participation in a Permitted Receivables Financing or Specified Vendor Receivables Financing shall not constitute an amendment, modification or waiver of the Receivables Purchase Agreement, Receivables Transfer Agreement or any Specified Vendor Receivables Financing Document that is adverse to the Lenders).

SECTION 6.12. Interest Expense Coverage Ratio. Neither Holdings nor the Parent Borrower will permit the Interest Expense Coverage Ratio, in each case as of the last day of any period of four consecutive fiscal quarters ending during any period set forth below, to be less than the ratio set forth below opposite such period:

Period	Ratio
July 1, 2011 to March 31, 2012	2.50 to 1.00
April 1, 2012 to December 31, 2012	2.75 to 1.00
January 1, 2013 and thereafter	3.00 to 1.00

SECTION 6.13. Leverage Ratio. Neither Holdings nor the Parent Borrower will permit the Leverage Ratio as of the last day of any fiscal quarter ending during any period set forth below to exceed the ratio set forth opposite such period:

Period	Ratio
July 1, 2011 to March 31, 2012	4.00 to 1.00
April 1, 2012 to September 30, 2012	3.75 to 1.00
October 1, 2012 to June 30, 2013	3.50 to 1.00
July 1, 2013 and thereafter	3.25 to 1.00

SECTION 6.14. Capital Expenditures. (a) Neither Holdings nor the Parent Borrower will permit the aggregate amount of Capital Expenditures for any period to exceed the applicable Permitted Capital Expenditure Amount, as such amount may be reduced pursuant to Section 6.06(a), for such period.

(b) Notwithstanding the foregoing, the Parent Borrower may in respect of the fiscal year ending on December 31, 2012, and each fiscal year thereafter, increase the amount of Capital Expenditures permitted to be made during such fiscal year pursuant to Section 6.14(a) by an amount equal to the total unused amount of permitted Capital Expenditures for the immediately preceding fiscal year (without giving effect to the amount of any unused permitted Capital Expenditures that were carried forward to such preceding fiscal year).

(c) In addition, the Parent Borrower or its Subsidiaries may make Capital Expenditures (i) resulting from the purchase of assets of businesses constituting discontinued operations not to exceed $25,000,000 and (ii) with the Net Proceeds from any issuance of Equity Interests in Holdings.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of Holdings, the Parent Borrower, any Subsidiary Term Borrower, any Foreign Subsidiary Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04(a) (with respect to the existence of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower and ownership of the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers), 5.04(b) or 5.11 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Parent Borrower (which notice will be given at the request of any Lender);

(f) Holdings, the Parent Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest or other payment obligations) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Parent Borrower, any Subsidiary Term Borrower, any Foreign Subsidiary Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Parent Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Holdings, the Parent Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Parent Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) Holdings, the Parent Borrower or any Subsidiary shall become unable, admit in writing in a court proceeding its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 shall be rendered against Holdings, the Parent Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Parent Borrower or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect on Holdings, the Parent Borrower and its Subsidiaries;

(m) any Lien covering property having a book value or fair market value of $1,000,000 or more purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement;

(n) the Guarantee Agreement shall cease to be, or shall have been asserted not to be, in full force and effect;

(o) the Parent Borrower, Holdings or any Subsidiary shall challenge the subordination provisions of the Subordinated Debt or assert that such provisions are invalid or unenforceable or that the Obligations of the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower, or the Obligations of Holdings or any Subsidiary under the Guarantee Agreement, are not senior Indebtedness under the subordination provisions of the Subordinated Debt, or any court, tribunal or government authority of competent jurisdiction shall judge the subordination provisions of the Subordinated Debt to be invalid or unenforceable or such Obligations to be not senior Indebtedness under such subordination provisions or otherwise cease to be, or shall be asserted not to be, legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms;

(p) at any time at which the Senior Secured Notes or any other Indebtedness constituting Second Priority Obligations under and as defined in the Intercreditor Agreement remain outstanding, the Intercreditor Agreement shall cease to be, or shall have been asserted not to be, in full force and effect; or

(q) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers), take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers; and in case of any event with respect to the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent (it being understood that reference in this Article VIII to the Administrative Agent shall be deemed to include the Collateral Agent) as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Parent Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Parent Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Parent Borrower, a Subsidiary Term Borrower, a Foreign Subsidiary Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Event of default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Parent Borrower, a Subsidiary Term Borrower or any Foreign Subsidiary Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers). Upon any such resignation, the Required Lenders shall have the right, in consultation with the Parent Borrower and, if applicable, the relevant Subsidiary Term Borrower and Foreign Subsidiary Borrower, to appoint a successor from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

Collection Allocation Mechanism

SECTION 9.01. Implementation of CAM. (a) On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Article VII and (ii) the Lenders shall automatically and without further act (and without regard to the provisions of Section 10.04) be deemed to have exchanged interests in the Credit Facilities such that in lieu of the interest of each Lender in each Credit Facility in which it shall participate as of such date (including such Lender’s interest in the Specified Obligations of each Loan Party in respect of each such Credit

Facility), such Lender shall hold an interest in every one of the Credit Facilities (including the Specified Obligations of each Loan Party in respect of each such Credit Facility and each LC Reserve Account established pursuant to Section 9.02 below), whether or not such Lender shall previously have participated therein, equal to such Lender’s CAM Percentage thereof. Each Lender and each Loan Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Credit Facility.

(b) As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Administrative Agent or the Collateral Agent pursuant to any Loan Document in respect of the Specified Obligations, and each distribution made by the Collateral Agent pursuant to any Security Documents in respect of the Specified Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of a Specified Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

SECTION 9.02. Letters of Credit. (a) In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under a Letter of Credit shall not have been reimbursed either by the Parent Borrower or any Foreign Subsidiary Borrower, as the case may be, or with the proceeds of a Revolving Loan, each Class A Revolving Lender shall promptly pay over to the Administrative Agent, in immediately available funds and in the currency that such Letters of Credit are denominated, an amount equal to such Class A Revolving Lender’s Class A Revolving Applicable Percentage (as notified to such Lender by the Administrative Agent) of such Letter of Credit’s undrawn face amount or (to the extent it has not already done so) such Letter of Credit’s unreimbursed drawing, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to an ABR Class A Revolving Loan in a principal amount equal to such amount, as the case may be. The Administrative Agent shall establish a separate account or accounts for each Class A Revolving Lender (each, an “LC Reserve Account”) for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The Administrative Agent shall deposit in each Class A Revolving Lender’s LC Reserve Account such Lender’s CAM Percentage of the amounts received from the Class A Revolving Lenders as provided above. The Administrative Agent shall have sole dominion and control over each LC Reserve Account, and the amounts deposited in each LC Reserve Account shall be held in such LC Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the LC Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender’s CAM Percentage. The amounts held in each Lender’s LC Reserve Account shall be held as a reserve against the LC Exposure, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Loan Party and shall not give rise to any obligation on the part of the Parent Borrower or the Foreign Subsidiary Borrowers to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.05.

(b) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the Issuing Bank, withdraw from the LC Reserve Account of each Class A Revolving Lender any amounts, up to the amount of such Lender’s CAM Percentage of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to the Issuing Bank in satisfaction of the reimbursement obligations of the Class A Revolving Lenders under Section 2.05(e) (but not of the Parent Borrower and the Foreign Subsidiary Borrowers under Section 2.05(f), respectively). In the event any Class A Revolving Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in this Section 9.02, the Issuing Bank shall, in the event of a drawing thereunder, have a claim against such Class A Revolving Lender to the same extent as if such Lender had defaulted on its obligations under Section 2.05(e), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the reimbursement obligations pursuant to Section 9.01. Each other Lender shall have a claim against such defaulting Class A Revolving Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

(c) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the LC Reserve Account of each Class A Revolving Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

(d) With the prior written approval of the Administrative Agent and the Issuing Bank, any Class A Revolving Lender may withdraw the amount held in its LC Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Class A Revolving Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, for the account of the Issuing Bank on demand, its CAM Percentage of such drawing.

(e) Pending the withdrawal by any Class A Revolving Lender of any amounts from its LC Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Permitted Investments. Each Class A

Revolving Lender that has not withdrawn its CAM Percentage of amounts in its LC Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its LC Reserve Account and to retain such earnings for its own account.

ARTICLE X

Miscellaneous

SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower, to the Parent Borrower (on behalf of itself, Holdings, any Subsidiary Term Borrower and any Foreign Subsidiary Borrower) at 39400 Woodward Avenue, Suite 130, Bloomfield Hills, MI 48304, Attention of Joshua Sherbin, General Counsel (Telephone No. (248) 631-5450, Telecopy No. (248) 631-5413),

with a copy to

Jonathan A. Schaffzin, Esq.

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York

(Telecopy No. (212) 269-5420);

(b) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin, 10th floor, Houston, Texas 77002 Attention of Alice Tellis (Telecopy: 713-750-2938), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, New York 10179, Attention of Richard Duker (Telecopy No. 212-270-5100);

(c) if to the Issuing Bank, to it at JPMorgan Chase Bank, N.A., Standby Letters of Credit, 10420 Highland Mn Dr BL2, Tampa, Florida, 33610 4th floor (Telecopy: 813-432-5161) attention of James Alonzo, and in the event that there is more than one Issuing Bank, to such other Issuing Bank at its address (or telecopy number) set forth in its Administrative Questionnaire;

(d) if to JPMCB, as Swingline Lender, to it at 1111 Fannin, 10th floor, Houston, Texas 77002, Attention of Alice Tellis (Telecopy: 713-750-2938);

(e) if to Comerica, as Swingline Lender, to it at Comerica Tower at Detroit Center, 500 Woodward Avenue, 9th floor, M/C 3270, Detroit, Michigan 48226, Attention of Tammy Gurne (Telecopy No. (313) 222-1582); and

(f) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 2.21, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Parent Borrower, each Subsidiary Term Borrower (but only to the extent such waiver, amendment or modification relates to such Subsidiary Term Borrower), each Foreign Subsidiary Borrower (but only to the extent such waiver, amendment or modification relates to such Foreign Subsidiary Borrower) and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce or forgive the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or postpone the scheduled date of expiration of any Letter of Credit beyond the Revolving Maturity Date, without the written consent of each Lender affected thereby, (iv) change Section 2.18(a), (b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release Holdings or any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in the Security Documents) or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of a particular Class (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Parent Borrower, each Subsidiary Term Borrower (but only to the extent such waiver, amendment or modification relates to such Subsidiary Term Borrower), each Foreign Subsidiary Borrower (but only to the extent such waiver, amendment or modification relates to such Foreign Subsidiary Borrower) and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Holdings, the Parent Borrower, each Subsidiary Term Borrower (but only to the extent such waiver, amendment or modification relates to such Subsidiary Term Borrower), each Foreign Subsidiary Borrower (but only to the extent such waiver, amendment or modification relates to such Foreign Subsidiary Borrower), the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (v) or (viii) of paragraph (b) of this Section, the consent of at least 50% in interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Parent Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Parent Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not be unreasonably withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (c) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.04(b), (d) such assignee shall consent to such Proposed Change and (e) if such Non-Consenting Lender is acting as the Administrative Agent, it will not be required to assign and delegate its interests, rights and obligations as Administrative Agent under this Agreement.

SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) Holdings, the Parent Borrower, each Subsidiary Term Borrower and each Foreign Subsidiary Borrower, jointly and severally, shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of one counsel in each applicable jurisdiction for each of the Agents, in connection with the syndication of the credit facilities provided for herein, due diligence investigation, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agents, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Holdings, the Parent Borrower, each Subsidiary Term Borrower and each Foreign Subsidiary Borrower, jointly and severally, shall indemnify the Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Parent Borrower or any Subsidiary, or any Environmental Liability related in any way to Holdings, the Parent Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c) To the extent that any of Holdings, the Parent Borrower, any of the Subsidiary Term Borrowers or any of the Foreign Subsidiary Borrowers fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section (and without limiting such party’s obligation to do so), each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such; provided further that to the extent indemnification of (i) the Issuing Bank in respect of a Letter of Credit or (ii) the Swingline Lender is required pursuant to this Section 10.03(c), such obligation will be limited to Class A Revolving Lenders only. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

(d) To the extent permitted by applicable law, none of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

(f) Neither Heartland nor any director, officer, employee, stockholder or member, as such, of any Loan Party or Heartland shall have any liability for the Obligations or for any claim based on, in respect of or by reason of the Obligations or their creation; provided that the foregoing shall not be construed to relieve any Loan Party of its Obligations under any Loan Document.

(g) For the avoidance of doubt, this Section 9.3 shall not apply to any Taxes, except to the extent any Taxes that represent losses, claims, damages or liabilities arising from any non-Tax claim.

SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that, subject to Section 10.15(g), none of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund, each of the Parent Borrower, each Subsidiary Term Borrower (but only to the extent such assignment relates to a Term Loan made to such Subsidiary Term Borrower), each Foreign Subsidiary Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Class A Revolving Commitment or any Lender’s obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) no assignment of Revolving Loans or Revolving Commitments may be made to Holdings, the Parent Borrower, any Subsidiary Term Borrower, any Foreign Subsidiary Borrower or any Affiliate of any of the foregoing and (iii) the aggregate principal amount of all Term Loans collectively held by Holdings, the Parent Borrower, any Subsidiary Term Borrower, any Foreign Subsidiary Borrower and any Affiliate of any of the foregoing shall not at any time exceed 15% of the aggregate principal amount of all Term Loans outstanding at such time; provided, further, that the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers shall be deemed to have consented to any such assignment of Term Loans unless they shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof, (ii) except in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) in the case of Revolving Commitments and Revolving Loans, $5,000,000, and (y) in the case of Tranche B Term Loans, $1,000,000 unless each of the Parent Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided, further, that any consent of the Parent Borrower or any Subsidiary Term Borrower or any Foreign Subsidiary Borrower otherwise required under this paragraph shall not be required if an Event of Default under Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) The Administrative Agent, acting for this purpose as an agent of the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Holdings, the Parent Borrower, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent Borrower, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and its Deposit owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, the Parent Borrower, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a

Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, provided that such Participant agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. With respect to any Loan made to an Applicable U.S. Borrower (as defined in Section 2.17(f)(i)), each Lender that sells a Participation shall, acting solely for this purpose as an agent of such Applicable U.S. Borrower, as applicable, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or in connection with any income tax audit or other income tax proceeding of the Applicable U.S. Borrower. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with the prior written consent of the Parent Borrower and, to the extent applicable, each relevant Subsidiary Term Borrower and Foreign Subsidiary Borrower. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Parent Borrower and, to the extent applicable, each relevant Foreign Subsidiary Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Parent Borrower and, to the extent applicable, each relevant Foreign Subsidiary Borrower, to comply with Section 2.17(f) as though it were a Lender.

(g) Any Lender may, without the consent of the Parent Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower against any of and all the obligations of the Parent

Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of Holdings, the Parent Borrower, each Subsidiary Term Borrower and each Foreign Subsidiary Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Parent Borrower, any of the Subsidiary Term Borrowers, any of the Foreign Subsidiary Borrowers or their properties in the courts of any jurisdiction.

(c) Each of Holdings, the Parent Borrower, each Subsidiary Term Borrower and each Foreign Subsidiary Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Lender Affiliates and to its and its Lender Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (b) to the extent requested by any regulatory or quasi-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Parent Borrower, any Subsidiary Term Borrower, any Foreign Subsidiary Borrower and their respective obligations, (g) with the consent of the Parent Borrower or (h) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary). For the purposes of this Section, “Information” means all information received from Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary) relating to Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary) or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary); provided that, in the case of information received from Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary) after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.14. Judgment Currency. (a) The obligations hereunder of the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers and under the other Loan Documents to make payments in dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or a Lender of the full amount of dollars expressed to be payable to the Administrative Agent, Collateral Agent or Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Parent Borrower, any Subsidiary Term Borrower, any Foreign Subsidiary Borrower or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than dollars (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in dollars, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Parent Borrower, each Subsidiary Term Borrower and each Foreign Subsidiary Borrower, as the case may be, covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the dollar equivalent of the Judgment Currency, such amounts shall include any premium and costs payable in connection with the purchase of dollars.

SECTION 10.15. Obligations Joint and Several. (a) Each Term Borrower agrees that it shall, jointly with the other Term Borrowers and severally, be liable for all the Obligations in respect of the Term Loans and Term Loan Commitments (the “Term Loan Obligations”). Each Term Borrower further agrees that the Term Loan Obligations of the other Term Borrowers may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its agreement hereunder notwithstanding any extension or renewal of any Term Loan Obligation of the other Term Borrowers.

(b) Each Term Borrower waives presentment to, demand of payment from and protest to the other Term Borrowers of any of the Term Loan Obligations or the other Term Borrowers of any Term Loan Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The Term Loan Obligations of a Term Borrower hereunder shall not be affected by (i) the failure of any Term Lender or the Issuing Bank or the Administrative Agent or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the other Term Borrowers under the provisions of this Agreement or any of the other Loan Documents or otherwise; (ii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents or any other agreement; or (iii) the failure of any Term Lender or the Issuing Bank to exercise any right or remedy against any other Term Borrower.

(c) Each Term Borrower further agrees that its agreement hereunder constitutes a promise of payment when due and not of collection, and waives any right to require that any resort be had by any Term Lender or the Issuing Bank to any balance of any deposit account or credit on the books of any Term Lender or the Issuing Bank in favor of any other Term Borrower or any other person.

(d) The Term Loan Obligations of each Term Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Term Loan Obligations of the other Term Borrowers or otherwise. Without limiting the generality of the foregoing, the Term Loan Obligations of each Term Borrower hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Collateral Agent or any Term Lender or the Issuing Bank to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Term Loan Obligations of the other Term Borrowers or by any other act or omission which may or might in any manner or to any extent vary the risk of such Term Borrower or otherwise operate as a discharge of such Term Borrower as a matter of law or equity.

(e) Each Term Borrower further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Term Loan Obligation of the other Term Borrowers is rescinded or must otherwise be restored by the Administrative Agent, the Collateral Agent or any Term Lender or the Issuing Bank upon the bankruptcy or reorganization of any of the other Term Borrowers or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, the Collateral Agent or any Term Lender or the Issuing Bank may have at law or in equity against any Term Borrower by virtue hereof, upon the failure of a Term Borrower to pay any Term Loan Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each other Term Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Term Loan Obligations, and thereupon each Term Lender shall, in a reasonable manner, assign the amount of the Term Loan Obligations of the other Term Borrowers owed to it and paid by such Term Borrower pursuant to this Section 10.15 to such Term Borrower, such assignment to be pro tanto to the extent to which the Term Loan Obligations in question were discharged by such Term Borrower or make such disposition thereof as such Term Borrower shall direct (all without recourse to any Term Lender and without any representation or warranty by any Term Lender).

(g) Notwithstanding any other provision herein, the Parent Borrower shall be entitled, at any time and in its sole discretion, to designate any Term Borrower (including itself) to replace any other Term Borrower as a borrower hereunder with respect to any outstanding Term Loans.

SECTION 10.16. USA PATRIOT Act. Each Lender hereby notifies Holdings and the Parent Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required, or will be required in the future, to obtain, verify and record information that identifies Holdings, the Borrower and the other Loan Parties, which information includes the name and address of Holdings, the Borrower and the other Loan Parties and other information that will allow such Lender to identify Holdings, the Borrower and the other Loan Parties in accordance with the PATRIOT Act.

SECTION 10.17. Intercreditor Agreement. Each Lender hereby authorizes the Agents to become party to the Intercreditor Agreement and to enter into any amendments and any other agreements necessary to effectuate each Agent’s joinder thereto, and each Lender agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TRIMAS CORPORATION,

By:	/s/ A. Mark Zeffiro
Name: A. Mark Zeffiro
Title: Chief Financial Officer

TRIMAS COMPANY LLC,

By:	/s/ Joshua A. Sherbin
Name: Joshua A. Sherbin
Title: Vice President & Secretary

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., Individually and as Administrative Agent, and Collateral Agent,

by	/s/ Richard W. Duker
Name: Richard W. Duker
Title: Managing Director

[Signature Page to Credit Agreement]

REVOLVING LENDER

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

Name of Lender,

Bank of America NA

by	/s/ Phillip J. Lynch
Name: Phillip J. Lynch
Title: Vice President

For any Lender requiring a second signature line:

by
Name:
Title:

[Signature Page to Credit Agreement]

REVOLVING LENDER

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

Name of Lender,

Comerica Bank

by	/s/ Tomoko Hoffman
Name: Tomoko Hoffman
Title: Account Officer

For any Lender requiring a second signature line:

by
Name:
Title:

[Signature Page to Credit Agreement]

REVOLVING LENDER

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

Name of Lender,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

by	/s/ Shaheen Malik
Name: Shaheen Malik
Title: Vice President

For any Lender requiring a second signature line:

by	/s/ Kevin Buddhdew
Name: Kevin Buddhdew
Title: Associate

[Signature Page to Credit Agreement]

REVOLVING LENDER

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

Name of Lender,

Deutsche Bank Trust Company Americas

by	/s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Director

For any Lender requiring a second signature line:

by	/s/ Michael Getz
Name: Michael Getz
Title: Vice President

[Signature Page to Credit Agreement]

REVOLVING LENDER

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

Name of Lender,

JEFFERIES FINANCE LLC, as a Lender

by	/s/ E. Joseph Hess
Name: E. Joseph Hess
Title: Managing Director

[Signature Page to Credit Agreement]

REVOLVING LENDER

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

Name of Lender,

KEYBANK NATIONAL ASSOCIATION

by	/s/ Suzannah Harris
Name: Suzannah Harris
Title: Vice President

For any Lender requiring a second signature line:

by
Name:
Title:

[Signature Page to Credit Agreement]

REVOLVING LENDER

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

Name of Lender,
RAYMOND JAMES BANK, FSB

by	/s/ Alex L. Rody
Name: Alex L. Rody
Title: Senior Vice President

[Signature Page to Credit Agreement]

REVOLVING LENDER

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

RBS Citizens N.A.

by	/s/ Philip C. Robbins
Name: Philip C. Robbins
Title: Senior Vice President

[Signature Page to Credit Agreement]

TERM LOAN LENDER

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

RBS Citizens N.A.

by	/s/ Philip C. Robbins
Name: Philip C. Robbins
Title: Senior Vice President

[Signature Page to Credit Agreement]

REVOLVING LENDER

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

Name of Lender,

ROYAL BANK OF CANADA

by	/s/ Meredith Majesty
Name: Meredith Majesty
Title: Authorized Signatory

[Signature Page to Credit Agreement]

Schedule 1.01(a)

EXISTING LETTERS OF CREDIT

Attached.

TRIMAS

LETTERS OF CREDIT

REVOLVER FACILITY

As of 6/21/2011

#	SUBSIDIARY/DIVISION	ISSUING BANK	APPLICATION TYPE	LETTER OF CREDIT NUMBER	BENEFICIARY	OUTSTANDING AMOUNT
1	TriMas Company LLC-Lamons	JPMorgan Chase, N.A.	Stand-By	P-226325	MB Texas BP Portfolio Ltd c/o Inland Real Estate Acquisitions	434,750.00
2	TriMas Company LLC-Plymouth	JPMorgan Chase, N.A.	Stand-By	P-226326	LaSalle Bank, NA c/o Midland Loan Services	51,840.00
3	TriMas Company LLC-KeoCutters	JPMorgan Chase, N.A.	Stand-By	P-226327	LaSalle Bank, NA c/o Midland Loan Services	57,024.00
4	TriMas Company LLC-Reska	JPMorgan Chase, N.A.	Stand-By	P-226328	LaSalle Bank, NA c/o Midland Loan Services	21,496.00
5	TriMas Company LLC-Starke	JPMorgan Chase, N.A.	Stand-By	P-226329	LaSalle Bank, NA c/o Midland Loan Services	46,310.00
6	TriMas Company LLC -Entegra	JPMorgan Chase, N.A.	Stand-By	P-226331	MB BP Portfolio Ltd c/o Inland Real Estate Acquisitions	318,266.00
7	TriMas Company LLC-Lamons	JPMorgan Chase, N.A.	Stand-By	P-226341	PNC Bank and successors	4,378,583.00
8	TriMas Company LLC -Entegra	JPMorgan Chase, N.A.	Stand-By	P-226342	PNC Bank and successors	2,885,307.00
9	TriMas Company LLC-Ft. Erie	JPMorgan Chase, N.A.	Stand-By	P-226345	Kojaian Mgmt Corporation	261,198.00
10	TriMas Company LLC-Starke	JPMorgan Chase, N.A.	Stand-By	P-226347	LaSalle Bank, NA c/o Midland Loan Services	349,557.00
11	TriMas Company LLC-Plymouth	JPMorgan Chase, N.A.	Stand-By	P-226350	LaSalle Bank, NA c/o Midland Loan Services	415,827.00
12	TriMas Company LLC-Reska	JPMorgan Chase, N.A.	Stand-By	P-226352	LaSalle Bank, NA c/o Midland Loan Services	155,167.00
13	TriMas Company LLC-KeoCutters	JPMorgan Chase, N.A.	Stand-By	P-226353	LaSalle Bank, NA c/o Midland Loan Services	504,187.00
14	TriMas Company LLC-Sarnia	JPMorgan Chase, N.A.	Stand-By	P-226354	Kojaian Mgmt Corporation	124,241.00
15	TriMas Company LLC-Hi-Vol	JPMorgan Chase, N.A.	Stand-By	P-237291	Kojaian Mgmt Corporation	87,006.00

TRIMAS

LETTERS OF CREDIT

REVOLVER FACILITY

As of 6/21/2011

#	SUBSIDIARY/DIVISION	ISSUING BANK	APPLICATION TYPE	LETTER OF CREDIT NUMBER	BENEFICIARY	OUTSTANDING AMOUNT
16	TriMas Company LLC	JPMorgan Chase, N.A.	Stand-By	P-239788	Self-Insurance Plans, State of Ohio	91,000.00
17	TriMas Company LLC-Tekonsha	JPMorgan Chase, N.A.	Stand-By	P-241662	Conyers Limited Partnership	69,630.00
18	TriMas Company LLC-Monogram	JPMorgan Chase, N.A.	Stand-By	P-242073	Feldman Properties, Ltd	107,256.00
19	TriMas Company LLC-Cequent Towing	JPMorgan Chase, N.A.	Stand-By	P-243155	TriNet Essential Facilities X, Inc c/o Istar Financial Inc	100,000.00
20	TriMas Company LLC-CPP	JPMorgan Chase, N.A.	Stand-By	P-247002	Stag GI Goshen LLC	470,310.00
21	TriMas Company LLC-Rieke	JPMorgan Chase, N.A.	Stand-By	P-248790	Flagstar Bank	234,696.63
22	TriMas Company LLC-Fulton	JPMorgan Chase, N.A.	Stand-By	P-226324	MB BP Portfolio Ltd c/o Inland Real Estate Acquisitions	295,740.00
23	TriMas Company LLC-Fulton	JPMorgan Chase, N.A.	Stand-By	P-226343	PNC Bank and successors	2,536,110.00
24	TriMas Company LLC	JPMorgan Chase, N.A.	Stand-By	P-625033	Westchester Fire Insurance	200,000.00
25	TriMas Company LLC-WoodDale Location	JPMorgan Chase, N.A.	Stand-By	TPTS-638446	Constellation New Energy Gas Division LLC	35,000.00
26	TriMas Company LLC-NI Industries	JPMorgan Chase, N.A.	Stand-By	TPTS-643975	Sempra Energy Solutions	150,000.00
27	TriMas Company LLC-Monogram	JPMorgan Chase, N.A.	Stand-By	TPTS-216111	LA County CUPA	85,000.00

TRIMAS

LETTERS OF CREDIT

REVOLVER FACILITY

As of 6/21/2011

#	SUBSIDIARY/DIVISION	ISSUING BANK	APPLICATION TYPE	LETTER OF CREDIT NUMBER	BENEFICIARY	OUTSTANDING AMOUNT
28	TriMas Company LLC - Monogram	JPMorgan Chase, N.A.	Stand-By	TPTS-267659	Sempra Energy Solutions	75,000.00
29	TriMas Company LLC	JPMorgan Chase, N.A.	Stand-By	P-227260	ACE American Insurance Company	8,824,304.00

						$23,364,805.63

Schedule 1.01(b)

MORTGAGED PROPERTY

Mortgagor	Address
Rieke Corporation	500 West 7th Street Auburn, Indiana

Norris Cylinder Company	4818 W. Loop 281 Longview, Texas

Schedule 2.01

Commitments

Class A Revolving Commitments

Lender	Revolving
JPMorgan Chase Bank, N.A.	$20,000,000.00
Comerica Bank	$17,500,000.00
Bank of America NA	$15,000,000.00
Credit Suisse AG, Cayman Islands Branch	$12,500,000.00
Raymond James Bank, FSB	$10,000,000.00
Deutsche Bank Trust Company Americas	$10,000,000.00
Royal Bank of Canada	$10,000,000.00
KeyBank National Association	$5,000,000.00
RBS Citizens N.A.	$5,000,000.00

TOTAL:	$105,000,000.00

Class B Revolving Commitments

Lender	Revolving
Jefferies Finance LLC	$5,000,000.00

TOTAL:	$5,000,000.00

Term Commitments

Lender	Term Loan
JPMorgan Chase Bank, N.A.	$215,000,000.00
RBS Citizens N.A.	$10,000,000.00

TOTAL:	$225,000,000.00

Schedule 3.05

REAL PROPERTY

SUB-UNIT NAME	ADDRESS LINE 1	CITY	STATE / PROVINCE	ZIP /POSTAL CODE	COUNTRY CODE	Owned
Arrow Engine	2301 E. Independence	Tulsa	OK	74110	USA	x
Arrow Engine	1224 North Lewis	Tulsa	OK	74110	USA
Arrow Engine	1212 N. Rockford	Tulsa	OK	74110	USA
Arrow Engine	1306 N. Rockford	Tulsa	OK	74110	USA
Canadian Gasket & Supply Inc.	835 Upper Canada Drive	Sarnia	Ontario	N71 717	CAN
Canadian Gasket & Supply Inc.	240 Jarvis Street	Ft. Erie L2A 3T9	Ontario	L2A 3T9	CAN
Canadian Gasket & Supply Inc.	4111 & 4107 53rd Ave	Edmonton	Alta	T6N 3R5	CAN
Cequent Consumer Products, Inc.	29000-2 Aurora Road	Solon	OH	44139	USA
Cequent Consumer Products, Inc.	3310 William Richardson Dr.	South Bend	IN	46628	USA
Cequent Electrical Products de Mexico, S. de R.L. de C.V.	Industrial Drive s/n Edificio 11 Parque Industrial Puente Pharr	Reynosa	Tam.	88780	MEX
Cequent Group (Taiwan) Co. Ltd.	No. 273 Lungping South Road	Changhua City	Changhua County	50090	TWN
Cequent Performance Products, Inc.	105 LM Gaines Blvd.	Starke	FL	32091	USA
Cequent Performance Products, Inc.	1205 Post & Paddock, Ste 100	Grand Praire	TX	75050	USA
Cequent Performance Products, Inc.	DDG-116 Bulding, 3181 S. Willow Ave.	Fresno	CA	93725	USA
Cequent Performance Products, Inc.	2602 College Ave.	Goshen	IN	46526	USA
Cequent Performance Products, Inc.	1525 South Tenth	Goshen	IN	46526	USA
Cequent Performance Products, Inc.	84 Commercial Road, Bldg. #3	Huntington	IN	46750	USA
Cequent Performance Products, Inc.	2 Bishop Place, Camp Hill	Camp Hill	PA	17011	USA

SUB-UNIT NAME	ADDRESS LINE 1	CITY	STATE / PROVINCE	ZIP /POSTAL CODE	COUNTRY CODE	Owned
Cequent Performance Products, Inc.	47912 Halyard Drive, Suite 100	Plymouth	MI	48170	USA
Cequent Performance Products, Inc.	101 Spires Parkway	Tekonsha	MI	49092	USA
Cequent Performance Products, Inc.	8460 Gran Vista Drive	El Paso	TX	79907	USA
Cequent Performance Products, Inc.	1050 Indianhead Dr.	Mosinee	WI	54455	USA
Cequent Towing Products of Canada Ltd.	1549 Yorkton Court Unit #3	Burlington	Ontario	L7P 5B7	CAN
Cequent Trailer Products, S.A. de C.V.	Enrique Pinoncelli #9578 Col Puente Alto	CD. Juarez	Chihuahua	CP 32695	MEX
Compac Corporation	103 Bilby Road	Hackettstown	NJ	07840	USA
Hi-Vol Products LLC	12955 Inkster Road	Livonia	MI	48150	USA
Hi-Vol Products LLC	36975 Schoolcraft	Livonia	MI	48150	USA
Keo Cutters, Inc.	25040 Easy Street	Warren	MI	48089	USA
Keo Cutters, Inc.	25125 Easy Street	Warren	MI	48089	USA	x
Lake Erie Products Corporation	39400 Woodward Ave, Ste 130	Bloomfield Hills	MI	48304	USA
Lamons Gasket (Hangzhou) Co., Ltd.	#4 Building, Hangzhou Export Processing Zone	Hangzhou	Zhejiang Province	310018	CHN
Lamons Gasket (Zhangjiagang) Co., Ltd.	#2 Chen Gang Road	Jun Gang Twn	Jiana Su PVC ZhangJ (Jia Gang)	215431	CHN
Lamons Gasket Company	7300 Airport Blvd.	Houston	TX	77061	USA
Lamons Gasket Company	109 Dennis Road	Westlake	LA	70669	USA
Lamons Gasket Company	1060 Fannin	Beaumont	TX	77701	USA
Lamons Gasket Company	4 Creek Parkway - Suite B	Boothwyn	PA	19061	USA
Lamons Gasket Company	603 Jaco	Clute	TX	77531	USA
Lamons Gasket Company	13959 River Road	Luling	LA	70070	USA
Lamons Gasket Company	189 Arthur Rd.	Martinez	CA	94553	USA
Lamons Gasket Company	20009 S. Rancho Way	Rancho Dominguez	CA	90220	USA

SUB-UNIT NAME	ADDRESS LINE 1	CITY	STATE / PROVINCE	ZIP /POSTAL CODE	COUNTRY CODE	Owned
Lamons Gasket Company	2005 Division	Bellingham	WA	98266	USA
Lamons Gasket Company	1231 Channahon Rd	Joliet	IL	60436	USA
Lamons Gasket Company	7150 Exchequer Drive	Baton Rouge	LA	70809	USA
Lamons Gasket Company	805 & 807B, Pershing Street	Midland	MI	48640	USA
Lamons Gasket Company	2050 N. Redwood Road Suites 80 & 94	Salt lake City	UT	84116	USA
Lamons Gasket Company (previously South Bolt & Fittings)	4845 Homestead #500	Houston	TX	77028	USA
Lamons Nederland B.V.	Distriport Benelux, 3196 KC Vondelingenplaat Rt	Rotterdam	Butaanweg 5b		NLD
Lamons Singapore Pte. Ltd.	3 Tuas Avenue 10	Singapore		639127	SGP
Lamons UK Limited	Units 4-8 Pegasus Sq Innovation Way Eucopalc	Grimsby, UK		DN37 9 TJ	GBR
Monogram Aerospace Fasteners, Inc.	No. 36 Xiaoyun Road	Chaoyand District	Beijing		CHN
Monogram Aerospace Fasteners, Inc.	3423 S. Garfield Ave	Commerce	CA	90040	USA
NI Industries, Inc.	1 Rock Island Arsenal, Bldg 332, Room 1, Suite 104	Rock Island	IL	61299	USA
NI Industries, Inc.	921 8TH Street Drive	Moline	IL	61265	USA
NI Industries, Inc.	332 Cass Ave., Ste A	Mt. Clemens	MI	48043	USA	x
Norris Cylinder	4818 W. Loop 281	Longview	TX	75603	USA	x
Norris Cylinder	521 Green Cove Road	Huntsville	AL	35803	USA	x
Richards Micro-Tool, Inc.	250 Cherry Street	Plymouth	MA	2360	USA
Rieke Corporation	500 W. 7th Street	Auburn	IN	46706	USA	x
Rieke Corporation	2855 East Belle Fontaine Road	Hamilton	IN	46742	USA
Rieke de Mexico, S.A.	Satumo 22, Nueva Industrial Vallejo	Mexico City		07700	MEX
Rieke Germany GmbH	In der Au 13	Neunkirchen		D-57290	DEU	x
Rieke Italia S.r.L.	Via Lecco, 11	Valmadrera LC		I-23868	ITA	x
Rieke Packaging Systems (Hangzhou) Co., Ltd.	#6 Building, Hangzhou Export Processing Zone	Hangzhou	Zhejiang Province	310018	CHN
Rieke Packaging Systems (Hangzhou) Co., Ltd.	2402, Qiang Sheng Tower, 145 Pujian Rd.	Pudong	Shanghai	200127	CHN
Englass	Scudamore Road	Leicester		LE3 1UG	GBR
Top Emballage S.A.S.	4 Avenue Le Verrier Zi Les Bruyeres	Trappes		78190	FRA

SUB-UNIT NAME	ADDRESS LINE 1	CITY	STATE / PROVINCE	ZIP /POSTAL CODE	COUNTRY CODE	Owned
TriMas Corporation Pty. Ltd.	PO Box 4, Main St. PO	Healsville	Victoria		AUS
TriMas Corporation	39400 Woodward Ave, Ste 130	Bloomfield Hills	MI	48304	USA
TriMas Corporation Pty. Ltd.	20-50 Watherview Close	Dandenong South	Victoria		AUS	x
TriMas Corporation Pty. Ltd.	306 - 318 Abbotts Road	Lyndhurst	Victoria		AUS	x
TriMas Company LLC	211 Perimeter Center Parkway, Ste # 1000	Atlanta	GA	30346	USA
TriMotive Asia Pacific Limited	Amata Nakorn Industrial Estate 700/665 Moo 1, Tambon Phanthong	Amphoe Phanthong	Chonburi	20160	THA
Asian Sourcing Office	Suite 2403 Qiang Sheng Tower, 145 Pujian Rd.	Pudong	Shanghai		CHN
TriMas Global Sourcing Operation and Supply India Private Limited	Office No. 702, Sector-19, Vashi Navi	Mumbai	Tal & Dist. Thane	400705	IND

Schedule 3.06

DISCLOSED MATTERS

None.

Schedule 3.12

SUBSIDIARIES

Corporate Name	Ownership Interest of Borrower	Is Subsidiary a Subsidiary Loan Party?
Arrow Engine Company	100% owned by TriMas Company LLC	Yes
Canadian Gasket & Supply, Inc.	100% owned by Rieke-Lamons Nederland Holdings BV	No
Cequent Bermuda Holdings Ltd.	100% owned by Cequent Nederland Holdings B.V.	No
Cequent Consumer Products, Inc.	100% owned by TriMas Company LLC	Yes
Cequent Group (Taiwan) Co. Ltd.	100% owned by TriMas Company LLC	No
Cequent Electrical Products de Mexico, S. de R.L. de C.V.	99% owned by Cequent Nederland Holdings B.V. and 1% owned by Cequent Trailer Products, S.A. de C.V.	No
Cequent Nederland Holdings B.V.	100% owned by TriMas Nederland Holdings BV	No
Cequent Performance Products, Inc.	100% owned by TriMas Company LLC	Yes
Cequent Towing Products of Canada, Ltd.	100% owned by Cequent Nederland Holdings BV	No
Cequent Trailer Products, S.A. de C.V.	99.56% owned by Cequent Nederland Holdings B.V. and .44% Cequent Bermuda Holdings Ltd.	No
Compac Corporation	100% owned by TriMas Company LLC	Yes
Dew Technologies, Inc.	100% owned by TriMas Company LLC	Yes
Englass Group Limited	100% owned by TriMas Corporation Limited	No
HammerBlow Company LLC, The	100% owned by Cequent Performance Products, Inc.	Yes
Hi-Vol Products LLC	100% owned by Lake Erie Products Corporation	Yes
Keo Cutters, Inc.	100% owned by TriMas Company LLC	Yes
Lake Erie Products Corporation	100% owned by TriMas Company LLC	Yes
Lamons Gasket Company	100% owned by TriMas Company LLC	Yes
Lamons Gasket (Hangzhou) Co., Ltd.	100% owned by TriMas Hong Kong Holdings Ltd.	No
Lamons Gasket (Zhangjiagang) Co., Ltd.	100% owned by TriMas Hong Kong Holdings Ltd.	No
Lamons Nederland B.V.	100% owned by Rieke-Lamons Nederland Holdings BV	No
Lamons Singapore Pte. Ltd.	100% owned by Rieke-Lamons Nederland Holdings BV	No
Lamons UK Limited	100% owned by TriMas Corporation Limited	No
Monogram Aerospace Fasteners, Inc.	100% owned by TriMas Company LLC	Yes
Monogram Aerospace Fasteners India Private Limited	99.0% owned by Rieke-Lamons Nederland Holdings B.V. and 1.0% owned by Rieke-Lamons Bermuda Holdings Ltd.	No
NI Industries, Inc.	100% owned by TriMas Company LLC	Yes
Norris Cylinder Company	100% owned by TriMas Company LLC	Yes
Parkside Towbars Pty. Ltd.	100% owned by TriMas Corporation Pty. Ltd.	No
Richards Micro-Tool, Inc.	100% owned by TriMas Company LLC	Yes
Rieke Canada Limited	100% owned by Rieke-Lamons Nederland Holdings BV	No
Rieke Corporation	100% owned by TriMas Company LLC	Yes

Corporate Name	Ownership Interest of Borrower	Is Subsidiary a Subsidiary Loan Party?
Rieke de Mexico, S.A. de C.V.	99.7% owned by Rieke-Lamons Nederland Holdings B.V. and 0.3% owned by Rieke-Lamons Bermuda Holdings Ltd.	No
Rieke Germany GmbH	100% owned by Rieke-Lamons Nederland Holdings BV	No
Rieke Italia S.r.L.	100% owned by TriMas Corporation Limited	No
Rieke-Lamons Bermuda Holdings Ltd.	100% owned by Rieke-Lamons Nederland Holdings BV	No
Rieke-Lamons Nederland Holdings B.V.	100% owned by TriMas Nederland Holdings BV	No
Rieke Leasing Co., Incorporated	100% owned by Rieke Corporation	Yes
Rieke of Mexico, Inc.	100% owned by Rieke Corporation	Yes
Rieke Packaging Systems (Hangzhou) Co., Ltd.	100% owned by TriMas Hong Kong Holdings Ltd.	No
Rieke Packaging Systems Australia Pty. Ltd.	100% owned by TriMas Holdings Australia Pty. Ltd.	No
Rieke Packaging Systems Limited	100% owned by TriMas Corporation Limited	No
Rieke Russia LLC	100% owned by Rieke Corporation	No
Rieke Trading (Hangzhou) Co. Ltd.	100% owned by TriMas Hong Kong Holdings Limited	No
Top Emballage S.A.S.	100% owned by Rieke Packaging Systems Limited	No
Towing Holding LLC	100% owned by Cequent Performance Products, Inc.	Yes
TriMas Company LLC	100% owned by TriMas Corporation	No
TriMas Corporation Limited	100% owned by Rieke-Lamons Bermuda Holdings Ltd.	No
TriMas Corporation Pty Ltd	100% owned by TriMas Holdings Australia Pty. Ltd.	No
TriMas Holdings Australia Pty Ltd	100% owned by Cequent Bermuda Holdings Ltd.	No
TriMas Hong Kong Holdings Limited	100% owned by TriMas Corporation Limited	No
TriMas Global Sourcing Operations & Supply India Private Limited	99.0% owned by Rieke-Lamons Nederland Holdings B.V. and 1.0% owned by Rieke-Lamons Bermuda Holdings Ltd.	No
TriMas International Holdings LLC	100 % owned by TriMas Company LLC [+ various minority group affiliates]	Yes
TriMas Nederland Holdings B.V.	100% owned by TriMas International Holdings LLC	No
TriMotive Asia Pacific Limited	100% owned by TriMas Holdings Australia Pty Ltd (and 7 de minimus holders)	No
TSPC, Inc.	100% owned by TriMas Company LLC	No

Schedule 3.13

INSURANCE

Attached.

Schedule of Insurance

COVERAGE	POLICY TERM	CARRIER	BEST RATING	POLICY NO.	MAXIMUM RETENTION	MAXIMUM LIMITS	ANNUALIZED PREMIUM
Commercial Property /Boiler	12/15/10-11	Allianz Global Risk US Ins Co	A+g XV	CLP3012039	$250K Real/Personal	$175 MM Property (TIV=$1,055,397,728)	$440,116
Earthquake- California	12/15/10-11	Mt. Hawley Insurance Co	A+ g X	MQE0400396	per underlying policy	DIC-CA EQ $10M xs $5M	$144,704
	12/15/10-11	Endurance American Specialty Ins Co	AgXV	CPN10002904800	per underlying policy	DIC CA EQ $15M xs $15M	$82,754
	12/15/10-11	Empire Indemnity Ins. Co & Princeton Excess	AgXV	B2A31M000/312755XQ	per underlying policy	DIC-CA EQ $15M xs $30M	$44,491

Total Property Program							$712,065

Directors & Officers - Primary	6/30/10-11	National Union Fire Insurance Co of Pittsburgh	Ap XV	23095813	$750,000	$15MM	$247,250
Excess Directors and Officers	6/30/10-11	AXIS Insurance Company	A g XV	MNN732754012010	per underlying policy	$10MM x $15MM	$101,371
Excess Directors and Officers	6/30/10-11	Zurich American Ins Co	A+g XV	DOC654805601	per underlying policy	$10MM x $25MM	$75,823
Excess Directors and Officers	6/30/10-11	Twin City Fire Insurance Co.	A+pXV	00DA024303010	per underlying policy	$10MM x $35MM	$64,903
Excess Directors and Officers	6/30/10-11	Hudson Insurance Company	A+p XV	HN03032464063010	per underlying policy	$10MM x $45MM	$61,009
Excess Directors and Officers	6/30/10-11	Navigators Ins. Co.	AgX	NY09DOL247273NV	per underlying policy	$10MM x $55MM	$58,000
Excess Side A Only	6/30/10-11	XL Specialty Ins.	Ap XV	ELU11769310	per underlying policy	$15MM x $65MM	$115,000

Total Management Liability Program							$723,356

Employment Practices Liab	6/30/10-11	National Union Fire Insurance Co of Pittsburgh	Ap XV	23102852	$2.5MM	$25MM	$125,000
Commercial Crime	6/30/10-11	Hartford Fire Insurance Co.	A+pXV	00FA025145110	$250,000	$10MM	$30,870
Fiduciary Liability	6/30/10-11	National Union Fire Insurance Co of Pittsburgh	Ap XV	23177479	$250,000	$10MM	$20,200
Executive Risk	06/30/10-13	Federal Insurance Company		82084306	Nil	$10M	$15,750
Foreign Liability	6/30/10-11	XL insurance America Inc	Ap XV	US00006813LI10A	$10,000	$2M Occ	$55,996
General Liability-Products	6/30/10-11	ACE American Insurance Co	A+p XV	HDOG25519334	$1M SIR	$6M/$2M/$2M	$248,373
Legacy Liability	06/09/10-15	Illinois Union Insurance Company	A+p XV	HDOG25519334			$242,250
General Liability-Premises	6/30/10-11	ACE American Insurance Co	A+p XV	HDOG25519346	$250,000 SIR	$5M/$2M/$2M	$11,718
Automobile Liability	6/30/10-11	ACE American Insurance Co	A+p XV	ISA H08625128	$250,000 per accident	$2MM CSL	$40,317
Workers Compensation-AOS	6/30/10-11	ACE American Insurance Co	A+p XV	WLRC46137322	$500,000 per occ.	Statutory / $1MM EL	$283,289
Excess Workers’ Compensation-CA	6/30/10-11	ACE American Insurance Co	A+p XV	WCUC46137243	$500,000 per occ.	Statutory / $1MM EL	$824
Products (DEW Technologies)	6/30/10-15	Columbia Casualty Co	AgXV	ADT20974557932	$125,000 SIR	$10MM Occ/Agg	$160,000
Umbrella Liability	6/30/10-11	ACE Property & Casualty Ins Co	A+p XV	XOOG24907697	$100,000 SIR	$25MM per occ / agg	$350,000
Excess Liability	6/30/10-11	XL Insurance America Inc.	Ag XV	US00012126LI10A	N/A	$25MM XS $25MM	$116,800
Excess Liability	6/30/10-11	Allied World Assurance Co. Ltd. (Bermuda)	AgXV	C003671/007	N/A	$50MM XS $50MM	$165,000
Excess Liability	6/30/10-11	Chubb Atlantic Indemnity Ltd. (Bermuda)	A++VIII	3310-12-89	N/A	$50MM XS $100MM	$134,000

Total Umbrella/Excess							$765,800

COVERAGE	POLICY TERM	CARRIER	BEST RATING	POLICY NO.	MAXIMUM RETENTION	MAXIMUM LIMITS	ANNUALIZED PREMIUM
Marine Cargo	08/1/10-11	Indemnity Ins Co of North America (ACE)	A+p XV	497932	NA	$4MM vessel/air	$24,000
Aircraft Products Liab	7/01/10-11	Commerce & Industry Ins Co	Ap XV	API85752305	NA	$100MM per occ / agg	$57,289
Aircraft Hull & Liability	7/01/10-11	Commerce & Industry Ins Co	Ap XV	GM185752205	NA	$100MM Liab per occ	$25,000
Underground Storage Tank	07/01/10-11	ACE USA	A+p XV	G24655775 003	$10,000	$1MM Liab Incident Limit $1MM Defense Expense Amount	$3,037
Business Travel Accident	7/01/08-2013	ACE American Insuracne Co	A+p XV	ADDN0424879A		$6.1MM per Aircraft Accident Limit	$4,750
Pollution Legal Liability	11/26/08-2018	Illinois Union Ins Co	A+rXV	PPLG24894149001	$500,000 SIR	$20MM Occ/Agg	$329,655
Pollution Legal Liability-Galco	11/02/09-2019	Illinois Union Ins Co	A+rXV	PPLG2488403A001	$100,000 SIR	$20MM Occ/Agg	$346,988

Total Premium							$4,226,527

*	This summary is only intended as an overview, the actual policies supercede all information above.
*	Excludes TAXES & FEES

Schedule 3.17(d)

MORTGAGE FILING OFFICE

Mortgagor	Mortgaged Property	Mortgage Filing Office
Rieke Corporation	500 West 7th Street Auburn, Indiana	DeKalb County, Indiana

Norris Cylinder Company	4818 W. Loop 281 Longview, Texas	Gregg County, Texas

Schedule 6.01

EXISTING INDEBTEDNESS

Company	Bank	Amount
TriMas Corporation Pty. Ltd.	National Australia Bank Ltd, Australia	Aud$500,000

Note: Schedule lists all foreign based debt and lines of credit currently in place

Schedule 6.02

EXISTING LIENS

Liens on the non-U.S. assets of the following entities to secure Existing Indebtedness listed on Schedule 6.01:

1.	TriMas Corporation Pty. Ltd. in favor of National Australia Bank Ltd, Australia.

Schedule 6.04

EXISTING INVESTMENTS

A. Qualified Foreign Investments

1. Investments by Cequent Electrical Products de Mexico, S. de R.L. de C.V. in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, Comerica Bank, Grand Cayman, and in each case such investments shall be in Mexican Pesos.

2. Investments by Cequent Trailer Products, S.A. de C.V. in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, Comerica Bank, Grand Cayman, and in each case such investments shall be in Mexican Pesos.

3. Investments by Rieke de Mexico S.A. de C.V. in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, Comerica Bank, Grand Cayman, and in each case such investments shall be in Mexican Pesos.

B. Other Investments

1. TriMas Corporation’s partnership interest in NI West, Inc.’s oil and gas wells in Oklahoma

2. Cequent Performance Products, Inc.’s contribution of machinery, equipment and inventory located in the Juarez, Mexico facility to TriMas International Holdings LLC, the subsequent contribution by TriMas International Holdings LLC to TriMas Nederland Holdings B.V., the subsequent contribution by TriMas Nederland Holdings B.V. to Cequent Nederland Holdings B.V. and the subsequent contribution by Cequent Nederland Holdings B.V. to a newly formed third-tier foreign subsidiary, in each case in exchange for equity interests in such entity.

3. Cequent Performance Products, Inc.’s contribution of machinery, equipment and inventory located in the Reynosa, Mexico facility to TriMas International Holdings LLC, the subsequent contribution by TriMas International Holdings LLC to TriMas Nederland Holdings B.V., the subsequent contribution by TriMas Nederland Holdings B.V. to Cequent Nederland Holdings B.V. and the subsequent contribution by Cequent Nederland Holdings B.V. to a newly formed third-tier foreign subsidiary, in each case in exchange for equity interests in such entity.

C. Acquisitions

1. Acquisition of Innovative Molding (California Corporation)

2. Acquisition of machinery, equipment and assets of X-Cel India (India)

Schedule 6.05

ASSET SALES

1.	Hi-Vol Products, LLC – Sale of business, facilities and related assets

2.	Keo Cutters, Inc. – Sale of business, facilities and related assets

3.	Richards Micro-Tool, Inc. – Sale of business, facilities and related assets

4.	Cequent Performance Products, Inc. – Intercompany sale for cash of machinery, equipment and inventory located in Juarez, Mexico facility to a newly formed third-tier foreign subsidiary

5.	Cequent Performance Products, Inc. – Intercompany sale for cash of machinery, equipment and inventory located in Reynosa, Mexico facility to a newly formed third-tier foreign subsidiary

Schedule 6.09

EXISTING AFFILIATE TRANSACTIONS

1.	Cequent Performance Products, Inc. – Intercompany sale for cash of machinery, equipment and inventory located in Juarez, Mexio facility to a newly formed third-tier foreign subsidiary

2.	Cequent Performance Products, Inc. – Intercompany sale for cash of machinery, equipment and inventory located in Reynosa, Mexico facility to a newly formed third-tier foreign subsidiary

Schedule 6.10

EXISTING RESTRICTIONS

None.

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

Reference is made to the Credit Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Parent Borrower, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

The Assignor named on the reverse hereof hereby irrevocably sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby irrevocably purchases and assumes, without recourse, from the Assignor, subject to and in accordance with the Standard Terms and the Credit Agreement and the laws of the jurisdiction of their incorporation, effective as of the Assignment Date (as defined below), the interests set forth on the reverse hereof (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitments of the Assignor on the Assignment Date and the Loans owing to the Assignor that are outstanding on the Assignment Date, together with the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement (and, in the case that this Assignment and Assumption covers all or the remaining portion of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03 thereof).

This Assignment and Assumption is being delivered to the Administrative Agent together with (i) if the Assignee is a Non-U.S. Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

[and is an Affiliate/Approved Fund of [identify Lender] Select as applicable.]

Assignee’s Address for Notices:

Effective Date of Assignment

(“Assignment Date”):

Facility	Principal Amount Assigned	Percentage Assigned of Applicable Loans/ Commitments thereunder (set forth, to at least 8 decimals, as a percentage of the facility and the aggregate Commitments of all Lenders thereunder)
Tranche B Term Loans:	$		%
Tranche B Commitments:
Class A Revolving Loans:
Class A Revolving Credit Commitments:
Class B Revolving Loans:
Class B Revolving Credit Commitments:
LC Disbursements:
Letters of Credit:
Swingline Loans:

[Remainder of page intentionally blank]

2

The terms set forth above and on the reverse side hereof are hereby agreed to:

, as Assignor

by
Name:
Title:

, as Assignee

by
Name:
Title:

[Signature Page to Assignment & Assumption]

The undersigned hereby consent to the within assignment:[1]

TriMas Company LLC, as the Parent Borrower,

by
Name:
Title:

[1]	Consents to be included to the extent required by Section 10.04(b) of the Credit Agreement.

[Signature Page to Assignment & Assumption]

JPMorgan Chase Bank, N.A., as Administrative Agent,

by
Name:
Title:

JPMorgan Chase Bank, N.A., as Issuing Bank,

by
Name:
Title:

JPMorgan Chase Bank, N.A., as Swingline Lender,

by
Name:
Title:

[Signature Page to Assignment & Assumption]

2

ANNEX I

STANDARD TERMS AND CONDITIONS

FOR ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, the Parent Borrower, any of the Subsidiaries or their Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Parent Borrower, any of the Subsidiaries or their Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (b) agrees that it will (i) independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

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EXHIBIT B

[FORM OF] BORROWING REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

c/o JPMorgan Loan & Agency Services

111 Fannin Street, 10th Floor

Houston, Texas 77002

Attention: Alice Tellis (Telecopy No. 713-750-2938)

Copy to:

JPMorgan Chase Bank, N.A.,

as Administrative Agent

383 Madison Avenue, New York

New York, New York 10179

Attention: Richard Duker (Telecopy No. 212-270-5100)

[DATE]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes a Borrowing Request and the Parent Borrower hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in that connection the Parent Borrower specifies the following information with respect to such Borrowing:

(A)	Type of Borrowing:[2]____________________________________

(B)	Aggregate principal amount of Borrowing: $_________________

(C)	Date of Borrowing (which is a Business Day): ________________

(D)	Type of Borrowing:[3] ____________________________________

[2]	Specify whether requested Borrowing is to be a Revolving Borrowing, a Tranche B Term Borrowing or an Incremental Term Borrowing of a particular Series.
[3]	Specify ABR Borrowing or Eurocurrency Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.

(E)	Interest Period and the last day thereof:[4] _____________________

(F)	Location and number of the Parent Borrower’s or the applicable Foreign Subsidiary Borrower’s account to which proceeds of the requested Borrowing are to be disbursed: [NAME OF BANK] (Account No.: ______________)

The Parent Borrower hereby certifies that the conditions specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied.

[Remainder of page intentionally left blank; signature page follows]

Very truly yours,

TRIMAS COMPANY LLC

by
Name:
Title:

[4]	Applicable to Eurocurrency Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months (or, if agreed to by each Lender participating in the requested Borrowing, nine or 12 months). If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

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EXHIBIT C

[FORM OF] FOREIGN SUBSIDIARY BORROWING AGREEMENT dated as of [—], 2011, among TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), TRIMAS CORPORATION, a Delaware corporation (“Holdings”), [            ] a [            ] corporation (the “New Foreign Subsidiary Borrower”) and JPMORGAN CHASE BANK, a New York banking corporation (“JPMCB”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined herein).

Reference is made to the Credit Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and JPMCB as collateral agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers (collectively, the “Borrowers”) and the Issuing Bank has agreed to issue Letters of Credit for the account of certain of the Borrowers. The Borrowers and the New Foreign Subsidiary Borrower desire that the New Foreign Subsidiary Borrower become a Foreign Subsidiary Borrower. Each of Holdings, the Borrowers and the New Foreign Subsidiary Borrower represent and warrant that the representations and warranties of the Borrowers in the Credit Agreement relating to the New Foreign Subsidiary Borrower and this Agreement are true and correct on and as of the date hereof. The Borrowers and the New Foreign Subsidiary Borrower represent and warrant that there is no income, stamp, or other tax of any country, or any taxing authority thereof or therein, in the nature of a withholding tax or otherwise, which is imposed on any payment to be made by the New Foreign Subsidiary Borrower pursuant to this Agreement or the Credit Agreement, or is imposed in respect of the execution, delivery or enforcement of this Agreement or the Credit Agreement. Holdings and the Borrowers agree that the Guarantees of Holdings and the Borrowers contained in the Credit Agreement will apply to the Obligations of the New Foreign Subsidiary Borrower.

Upon execution of this Agreement by each of Holdings, the Parent Borrower, the New Foreign Subsidiary Borrower and the Administrative Agent, the New Foreign Subsidiary Borrower shall be a party to the Credit Agreement and a “Foreign Subsidiary Borrower” and a “Borrower” for all purposes thereof, and the New Foreign Subsidiary Borrower hereby agrees to be bound by all provisions of the Credit Agreement; provided that this Agreement shall not become effective if it shall be unlawful for the New Foreign Subsidiary Borrower to become a “Borrower” thereunder or for any Lender to make Loans or otherwise extend credit to the New Foreign Subsidiary Borrower as provided therein.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

TRIMAS CORPORATION,

by
Name:
Title:

TRIMAS COMPANY LLC

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

[Signature page to Foreign Subsidiary Borrowing Agreement]

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EXHIBIT D

[FORM OF] GUARANTEE AGREEMENT dated as of [•], 2011 (this “Agreement”), among TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), TRIMAS CORPORATION, a Delaware corporation (“Holdings”), each Subsidiary Term Borrower party to the Credit Agreement referred to below (the “Subsidiary Term Borrowers”), each of the other subsidiaries of the Parent Borrower listed on Schedule I hereto (each such subsidiary and each Subsidiary Term Borrower individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, Holdings and the Parent Borrower are referred to collectively as the “Guarantors”) and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

Reference is made to the Credit Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers (as defined in the Credit Agreement) party thereto, the lenders from time to time party thereto and JPMCB, as administrative agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lenders have agreed to make Loans to the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers (the Foreign Subsidiary Borrowers, the Subsidiary Term Borrowers and the Parent Borrower are referred to collectively herein as the “Borrowers”), and the Issuing Bank has agreed to issue Letters of Credit for the account of certain of the Borrowers and the Subsidiaries, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Agreement.

Accordingly, the parties hereto agree as follows:

SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment by each Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of each Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of each Borrower and each Loan Party under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of each Borrower under each Hedging Agreement entered into with any counterparty that was a Lender or Lender Affiliate at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any Lender, any Lender Affiliate, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds (all the monetary and other obligations described in the preceding clauses (a) through (d) being collectively called the “Obligations”). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party or (d) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

SECTION 3. Security. Each of the Guarantors authorizes the Collateral Agent (on behalf of itself and the other Secured Parties) to (a) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as it in its sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors, all without affecting the obligations of any Guarantor hereunder.

SECTION 4. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrowers or any other person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred.

SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense (other than a defense of payment) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or

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unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

SECTION 6. Defenses of the Borrowers Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of any Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any other guarantor or exercise any other right or remedy available to them against any Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Guarantor or guarantor, as the case may be, or any security.

SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Collateral Agent or any Secured Party as provided above, all rights of such Guarantor against any Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of any Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Borrower, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 8. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

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SECTION 9. Representations and Warranties. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

SECTION 10. Termination. The Guarantees made hereunder (a) shall terminate when all the Obligations have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of any Borrower, any Guarantor or otherwise. In connection with the foregoing, the Collateral Agent shall execute and deliver to such Guarantor or such Guarantor’s designee, at such Guarantor’s expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.

SECTION 11. Binding Effect; Several Agreement; Assignments; Release. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof (or a Supplement referred to in Section 20) executed on behalf of such Guarantor shall have been delivered to the Collateral Agent, and a counterpart hereof (or a Supplement referred to in Section 20) shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of a Subsidiary Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section 6.05 of the Credit Agreement, such Subsidiary Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 12. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

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(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

SECTION 13. Governing Law. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it in care of the Parent Borrower at the Parent Borrower’s address set forth in Section 10.01 of the Credit Agreement.

SECTION 15. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

(b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 11), and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 17. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement. It is also understood and agreed that to the extent a Guarantor hereunder is also a Borrower, the provisions herein, when applied with respect to such Guarantor in its capacity as such, shall be construed so as to apply to the other Borrowers and not to such Guarantor in its capacity as a Borrower.

SECTION 18. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.

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Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

(b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 19. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

SECTION 20. Additional Guarantors. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not such a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Upon execution and delivery after the date hereof by the Collateral Agent and such a Subsidiary of an instrument (“Supplement”) in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any Supplement adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

SECTION 21. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 21 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRIMAS CORPORATION,

by
Name:
Title:

TRIMAS COMPANY LLC,

by
Name:
Title:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by
Name:
Title:

[Signature Page to Guarantee Agreement]

SCHEDULE I TO THE

GUARANTEE AGREEMENT

Guarantor	Address

ANNEX 1 TO THE

GUARANTEE AGREEMENT

SUPPLEMENT NO. [ ] dated as of [            ] (this “Supplement”), to the Guarantee Agreement (the “Guarantee Agreement”) dated as of [—], 2011, among TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), TRIMAS CORPORATION, a Delaware corporation (“Holdings”), each Subsidiary Term Borrower party to the Credit Agreement referred to below (the “Subsidiary Term Borrowers”), each of the other subsidiaries of the Parent Borrower listed on Schedule I thereto (each such subsidiary and each Subsidiary Term Borrower individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, Holdings and the Parent Borrower are referred to collectively as the “Guarantors”), and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

A. Reference is made to the Credit Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto and JPMCB, as administrative agent and Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Section 20 of the Guarantee Agreement provides that additional Subsidiaries of Holdings may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of Holdings (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 20 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it in care of the Parent Borrower at the Parent Borrower’s address set forth in Section 10.01 of the Credit Agreement.

SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[Name of New Guarantor],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by
Name:
Title:

EXHIBIT F

[FORM OF] INDEMNITY, SUBROGATION and CONTRIBUTION AGREEMENT dated as of [—], 2011 (this “Agreement”), among TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), TRIMAS CORPORATION, a Delaware corporation (“Holdings”), each Subsidiary Term Borrower party to the Credit Agreement referred to below (the “Subsidiary Term Borrowers”), each of the other subsidiaries of the Parent Borrower listed on Schedule I hereto (each such subsidiary and each Subsidiary Term Borrower individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, Holdings and the Parent Borrower are referred to collectively as the “Guarantors”) and JPMORGAN CHASE BANK, N.A (“JPMCB”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

Reference is made to (a) the Credit Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers (as defined in the Credit Agreement) party thereto, the lenders from time to time party thereto and JPMCB, as administrative agent and Collateral Agent, and (b) the Guarantee Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto, the Subsidiary Guarantors and the Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lenders have agreed to make Loans to the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers (the Foreign Subsidiary Borrowers, the Subsidiary Term Borrowers and the Parent Borrower are referred to collectively herein as the “Borrowers”), and the Issuing Bank has agreed to issue Letters of Credit for the account of certain of the Borrowers and the Subsidiaries, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Borrowers, Holdings and the Subsidiary Guarantors has agreed to guarantee, among other things, all the obligations of the Borrowers under the Credit Agreement (upon the terms specified in the Guarantee Agreement). Certain Guarantors have granted Liens on and security interests in certain of their assets to secure such guarantees. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), each Borrower agrees that (a) in the event a payment shall be made by any Guarantor under, and to the extent required by, the Guarantee Agreement, such Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party, such Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 2. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under, and to the extent required by, the Guarantee Agreement or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the applicable Borrower as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

SECTION 3. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of any Borrower or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b) Each Guarantor hereby agrees that all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor or any other Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, and so long as the LC Exposure has not been reduced to zero or any of the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of any Borrower, any Guarantor or otherwise. In connection with the foregoing, the Collateral Agent shall execute and deliver to such Guarantor or such Guarantor’s designee, at such Guarantor’s expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.

SECTION 5. Governing Law. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 6. No Waiver; Amendment. (a) No failure on the part of the Collateral Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent or any Guarantor preclude any other or

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further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Collateral Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantors and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Borrowers nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by the Borrowers and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Collateral Agent, the other Secured Parties and each Guarantor and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Loan Documents is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

(b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Collateral Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

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SECTION 11. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement. It is also understood and agreed that to the extent a Guarantor hereunder is also a Borrower the provisions herein, when applied with respect to such Guarantor in its capacity as such, shall be construed so as to apply to the other Borrowers and not to such Guarantor in its capacity as a Borrower.

SECTION 12. Additional Guarantors. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not such a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming such a Subsidiary Loan Party. Upon execution and delivery after the date hereof, by the Collateral Agent and such a Subsidiary of an instrument (“Supplement”) in the form of Annex 1 hereto such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any Supplement adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

TRIMAS CORPORATION,

by
Name:
Title:

TRIMAS COMPANY LLC,

by
Name:
Title:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE 1 HERETO, AS A GUARANTOR,

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by
Name:
Title:

[Signature Page to Indemnity, Subrogation & Contribution Agreement]

SCHEDULE I

TO THE INDEMNITY SUBROGATION

AND CONTRIBUTION AGREEMENT

Guarantors

Name	Address

ANNEX 1 TO

THE INDEMNITY, SUBROGATION AND

CONTRIBUTION AGREEMENT

SUPPLEMENT NO. [    ] dated as of [                    ] (this “Supplement”), to the Indemnity, Subrogation and Contribution Agreement dated as of [—], 2011 (the “Indemnity, Subrogation and Contribution Agreement”), among TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), TRIMAS CORPORATION, a Delaware corporation (“Holdings”), each Subsidiary Term Borrower party to the Credit Agreement referred to below (the “Subsidiary Term Borrowers”), each of the other subsidiaries of the Borrower listed on Schedule I thereto (each such subsidiary and each Subsidiary Term Borrower individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, Holdings and the Parent Borrower are referred to collectively as the “Guarantors”) and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

A. Reference is made to (a) the Credit Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers (as defined in the Credit Agreement) party thereto, the lenders from time to time party thereto and JPMCB, as administrative agent and Collateral Agent, and (b) the Guarantee Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto, the Subsidiary Guarantors and the Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

C. Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the other Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not such a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder. Each reference to a Guarantor in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

SECTION 5. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement.

SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

[Name of New Guarantor],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by
Name:
Title:

SCHEDULE I

TO SUPPLEMENT NO. [    ] TO THE INDEMNITY

SUBROGATION AND CONTRIBUTION AGREEMENT

Guarantors

Name	Address

EXHIBIT G

[FORM OF]

MORTGAGE

From

[            ],

a [            ]

To

JPMORGAN CHASE BANK, N.A.

Dated: [                    ], 2011

Premises: [            ]

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Exhibit A       Description of Land

Schedule A     Description of Certain Leases

Appendix A    Local Law Provisions

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THIS MORTGAGE dated as of [                    ], 2011 (this “Mortgage”), by [            ], [            ], having an office at [            ] (the “Mortgagor”), to JPMORGAN CHASE BANK, N.A., having an office at 383 Madison Avenue, New York, New York 10179 (the “Mortgagee”) as Collateral Agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as such terms are defined below);

WITNESSETH THAT:

Reference is made to the Credit Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TriMas Corporation, a Delaware corporation (“Holdings”), TriMas Company LLC, a Delaware limited liability company (the “Parent Borrower”), the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A. as Administrative Agent for the Lenders and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lenders have agreed to make Loans to the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers (the Foreign Subsidiary Borrowers, the Subsidiary Term Borrowers and the Parent Borrower are referred to collectively herein as the “Borrowers”) and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.

[Mortgagor is a wholly owned Subsidiary of one of the Borrowers and will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank.] In order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Mortgagor has agreed to guarantee, among other things, the due and punctual payment and performance of all of the obligations of the Borrowers under the Credit Agreement pursuant to the terms of the Guarantee Agreement.

The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Mortgagor of this Mortgage in the form hereof to secure (a) the due and punctual payment by any Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency,

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receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of any Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of any Borrower and each Loan Party under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of any Borrower under each Hedging Agreement entered into with any counterparty that was a Lender or Lender Affiliate at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds (all the monetary and other obligations described in the preceding clauses (a) through (b) being collectively called the “Loan Document Obligations” and all obligations described in the preceding clauses (a) and (d) being collectively called the “Obligations”).

As used in this Mortgage, the term “Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank, (e) each counterparty to a Hedging Agreement entered into with any Borrower if such counterparty was a Lender or Lender Affiliate at the time the Hedging Agreement was entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Borrower or Subsidiary Loan Party under any Loan Document, (g) the Administrative Agent or the Collateral Agent in respect of obligations owed to the Administrative Agent or the Collateral Agent arising from treasury, depository and cash management services or in connection with any automated clearinghouse transfer of funds and (h) the successors and assigns of each of the foregoing.

Pursuant to the requirements of the Credit Agreement, the Mortgagor is entering into this Mortgage to create a lien on and a security interest in the Mortgaged Property (as defined herein) to secure the performance and payment by the Mortgagor of the Obligations. The Credit Agreement also requires the granting by other Loan Parties of mortgages, deeds of trust and deeds to secure debt (the “Other Mortgages”) that create liens on and security interests in certain Mortgaged Properties other than the Mortgaged Property to secure the performance of the Obligations.

Granting Clauses

NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the due and punctual payment and performance of the Obligations for the benefit of the Secured Parties, Mortgagor hereby grants, conveys, mortgages, assigns and pledges to the Mortgagee, a security interest in, all the following described property (the “Mortgaged Property”) whether now owned or held or hereafter acquired; provided, that (i) the maximum principal debt or obligation which is, or under any contingency may be secured at the date of execution hereof or any time thereafter by this Mortgage is $[            ] (the “Secured Amount”), (ii) this Mortgage shall also secure amounts other than the principal debt or obligation to the extent permitted by the Tax Law without payment of additional recording tax and (iii) so long as the aggregate amount of the Obligations exceeds the Secured Amount, any payments and repayments of the Obligations shall not be deemed to be applied against, or to reduce, the Secured Amount:

(1) the land more particularly described on Exhibit A hereto (the “Land”), together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the “Premises”);

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(2) all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the “Improvements”);

(3) all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Mortgagor’s books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the “Personal Property”);

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(4) all general intangibles owned by Mortgagor and relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the “Permits, Plans and Warranties”);

(5) all now or hereafter existing leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);

(6) all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims (“Proceeds”), including Proceeds of insurance maintained by the Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by the Mortgagor covering any interest in the Mortgaged Property or required by the Credit Agreement; and

(7) all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein.

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TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to the Permitted Collateral Liens (as defined below) and to satisfaction and cancelation as provided in Section 3.04.

ARTICLE I

Representations, Warranties and Covenants of Mortgagor

Mortgagor agrees, covenants, represents and/or warrants as follows:

SECTION 1.01. Title. (a) Mortgagor has good and marketable title to:

(i) an indefeasible fee estate in the Land and Improvements; and

(ii) all of the Personal Property;

in the case of (i) and (ii) above subject only to the Permitted Encumbrances and Liens permitted by Section 6.02 of the Credit Agreement (collectively, “Permitted Collateral Liens”).

(c) There are no Leases affecting the Land or the Improvements except for (i) Leases which (x) in the aggregate do not affect more than 5% of the total area of the Land or 5% of the gross building area of the Improvements and (y) are subordinate to the lien of this Mortgage or (ii) Leases which are described on Schedule A to this Mortgage and, in either case, do not interfere in any material respect with the business of the Mortgagor and its Affiliates as presently conducted at the Mortgaged Property.

(d) Mortgagor is not obligated under, and the Mortgaged Property is not bound by or subject to, any right, of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

(e) The granting of this Mortgage is within Mortgagor’s corporate powers and has been duly authorized by all necessary corporate, and, if required, stockholder action. This Mortgage has been duly executed and delivered by Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(f) This Mortgage, when duly recorded in the appropriate public records and when financing statements are duly filed in the appropriate public records, will create a valid, perfected and enforceable lien upon and security interest in all the Mortgaged Property. As of the date hereof, there are no defenses or offsets to this Mortgage that will be asserted by Mortgagor or its Affiliates (or any third party defense or offset now known to Mortgagor or its Affiliates) or to any of the Obligations secured hereby for so long as any portion of the Obligations is outstanding. Mortgagor will forever warrant and defend its title to the Mortgaged Property, the rights of Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under Permitted Collateral Liens to the extent of those rights.

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SECTION 1.02. Credit Agreement; Certain Amounts. (a) This Mortgage is given pursuant to the Credit Agreement. Each and every term and provision of the Credit Agreement (excluding the governing law provisions thereof), including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties thereto shall be considered as if a part of this Mortgage. Mortgagor expressly covenants and agrees to pay when due, and to timely perform, and to cause the other Loan Parties to pay when due, and to timely perform, the Obligations in accordance with the terms of the Loan Documents.

(b) To the extent the representations and covenants contained in this Mortgage are more stringent or expansive than comparable representations and covenants contained in the Credit Agreement, the representations and covenants contained herein shall be construed to supplement the representations and covenants in the Credit Agreement without creating a conflict or inconsistency therewith, and Mortgagor shall be bound by the more stringent or expansive representations and covenants hereunder.

(c) If Mortgagee exercises any of its rights or remedies under this Mortgage, or if any actions or proceedings (including any bankruptcy, insolvency or reorganization proceedings) are commenced in which Mortgagee is made a party and is obliged to defend or uphold or enforce this Mortgage or the rights of Mortgagee hereunder or the terms of any Lease, or if a condemnation proceeding is instituted affecting the Mortgaged Property, Mortgagor will pay all reasonable sums, including reasonable attorneys’ fees and disbursements, incurred by Mortgagee related to the exercise of any remedy or right of Mortgagee pursuant hereto and the reasonable expenses of any such action or proceeding together with all statutory or other costs, disbursements and allowances, interest thereon from the date of demand for payment thereof at the lesser of (i) the Prime Rate plus 2% and (ii) the Maximum Rate (the “Default Interest Rate”), and such sums and the interest thereon shall, to the extent permissible by law, be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the recording of this Mortgage and shall be secured by this Mortgage to the extent permitted by law. Any payment of amounts due under this Mortgage not made on or before the due date for such payments shall accrue interest daily without notice from the due date until paid at the Default Interest Rate, and such interest at the Default Interest Rate shall be immediately due upon demand by Mortgagee.

SECTION 1.03. Payment of Taxes, Liens and Charges. (a) Except as may be permitted by the Credit Agreement, Mortgagor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents, all vault charges, and all other public charges, and all service charges, common area charges, private maintenance charges, utility charges and all other private charges, whether created or evidenced by recorded or unrecorded documents or of a like or different nature, imposed upon or assessed against the Mortgaged Property or any part thereof or upon the Rents from the Mortgaged Property or arising in respect of the occupancy, use or possession thereof.

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(b) In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Mortgagee, either directly or indirectly, on this Mortgage or any of the Loan Documents, or requiring an amount of taxes to be withheld or deducted therefrom, Mortgagor will promptly notify Mortgagee of such event. In such event Mortgagor shall (i) agree to enter into such further instruments as may be reasonably necessary or desirable to obligate Mortgagor to make any applicable additional payments and (ii) Mortgagor shall make such additional payments.

(c) At any time that an Event of Default shall occur hereunder and be continuing, or if required by any law applicable to Mortgagor or to Mortgagee, Mortgagee shall have the right to direct Mortgagor to make an initial deposit on account of real estate taxes and assessments, insurance premiums and common area charges, levied against or payable in respect of the Mortgaged Property in advance and thereafter on a quarterly basis, each such deposit to be equal to one-quarter of any such annual charges estimated in a reasonable manner by Mortgagee in order to accumulate with Mortgagee sufficient funds to pay such taxes, assessments, insurance premiums and charges.

SECTION 1.04. Payment of Closing Costs. Mortgagor shall pay all costs in connection with, relating to or arising out of the preparation, execution and recording of this Mortgage, including title company premiums and charges, inspection costs, survey costs, recording fees and taxes, reasonable attorneys’, engineers’, appraisers’ and consultants’ fees and disbursements and all other similar reasonable expenses of every kind.

SECTION 1.05. Plans, Alterations and Waste; Repairs. (a) To the extent the same exist on the date hereof or are obtained in connection with future permitted alterations, Mortgagor shall maintain a complete set of final plans, specifications, blueprints and drawings for the Mortgaged Property either at the Mortgaged Property or in a particular office at the headquarters of Mortgagor to which Mortgagee shall have access upon reasonable advance notice and at reasonable times.

(b) Mortgagor shall not:

(i) demolish or remove all or any material portion of the Improvements which would diminish in any material respect the utility of Mortgaged Property in the conduct of the business of the Mortgagor or its Affiliates as conducted thereon on the date hereof;

(ii) erect any additions to the Improvements or any other structures on the Premises which would interfere in any material respect with the use and operation of the Improvements as conducted on the date hereof;

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(iii) commit any waste on the Mortgaged Property or make any alterations to the Mortgaged Property which would diminish in any material respect the utility of Mortgaged Property in the conduct of the business of the Mortgagor or its Affiliates as conducted thereon on the date hereof; or

(iv) change the use of the Mortgaged Property or take any other action with respect to the Mortgaged Property if it would materially increase the risk of fire or any other hazard or violate the terms of any insurance policy required by Section 1.06 hereof;

without the consent of the Mortgagee in each instance which consent shall not be unreasonably withheld, conditioned or delayed.

(c) Mortgagor will keep and maintain the Improvements and the Personal Property in good repair, working order and condition, reasonable wear and tear excepted, and will schedule and perform preventive maintenance thereon in accordance with the current and prior practice of the Mortgagor.

SECTION 1.06. Insurance. Mortgagor will keep or cause to be kept the Improvements and Personal Property insured against such risks, and in the manner, described in Schedule 3.13 to the Credit Agreement and shall purchase such additional insurance as may be required from time to time pursuant to Section 5.07 of the Credit Agreement. Additionally, Federal Emergency Management Agency Standard Flood Hazard Determination Forms will be purchased by Mortgagor for the Mortgaged Property on which Improvements are located. If any portion of Improvements constituting part of the Mortgaged Property is located in an area identified as a special flood hazard area by Federal Emergency Management Agency or other applicable agency, Mortgagor will purchase flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

SECTION 1.07. Casualty Condemnation/Eminent Domain. Mortgagor, in accordance with Section 5.08 of the Credit Agreement, shall give Mortgagee prompt written notice of any casualty or other damage to the Mortgaged Property that equals or exceeds $1,000,000 or any proceeding for the taking of the Mortgaged Property or any portion thereof or interest therein, having a book value or fair market value that equals or exceeds $1,000,000, under power of eminent domain or by condemnation or any similar proceeding. Any Net Proceeds received by or on behalf of the Mortgagor in respect of any casualty, damage or taking (regardless of whether notice is required pursuant to the preceding sentence) shall constitute trust funds held by the Mortgagor for the benefit of the Secured Parties to be applied to restoration of the Mortgaged Property or, if a Prepayment Event shall occur with respect to any such Net Proceeds, to be applied in accordance with Section 2.11 of the Credit Agreement.

SECTION 1.08. Assignment of Leases and Rents. (a) Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Mortgagor of the Obligations. Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any other Lease or their respective Rents to anyone other than Mortgagee.

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(b) Without Mortgagee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Mortgagor will not enter into, modify, amend, terminate or consent to the cancelation or surrender of any Lease if (i) such Lease, as entered into, modified or amended will not be subordinate to the lien of this Mortgage or (ii) such alteration could reasonably be expected to interfere in any material respect with the business of the Mortgagor.

(c) Subject to Section 1.08(d), Mortgagor has assigned and transferred to Mortgagee all of Mortgagor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.08(d), an absolute transfer and assignment of all Rents and all Leases to Mortgagee and not merely to grant a security interest therein. Subject to Section 1.08(d), Mortgagee may in Mortgagor’s name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.

(d) So long as an Event of Default shall not have occurred and be continuing, Mortgagee will not exercise any of its rights under Section 1.08(c), and Mortgagor shall receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee. Each tenant or any of such tenant’s successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest.

(e) Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property. In addition, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person.

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(f) Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals or license fees payable thereunder.

SECTION 1.09. Restrictions on Transfers and Encumbrances. Except as permitted by the Credit Agreement, Mortgagor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charges or any form of encumbrance upon any interest in or any part of the Mortgaged Property, or be divested of its title to the Mortgaged Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof; provided, that Mortgagor may in the ordinary course of business within reasonable commercial standards, enter into easement or covenant agreements that relate to and/or benefit the operation of the Mortgaged Property and that do not materially or adversely affect the use and operation of the same without the consent of or notice to the Mortgagee.

SECTION 1.10. Security Agreement. This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a “Security Agreement” within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located (“UCC”). Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, Mortgagee has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the jurisdiction of formation of the Mortgagor to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property. Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence (i) upon the occurrence and during the continuance of an Event of Default or (ii) after Mortgagor is given reasonable notice of and opportunity and fails or refuses to do the same. Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder and under the Security Agreement.

SECTION 1.11. Filing and Recording. Mortgagor will cause this Mortgage, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration and

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recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Personal Property or any instrument of further assurance.

SECTION 1.12. Further Assurances. Upon demand by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on demand, Mortgagor will also execute and deliver and hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Mortgagee to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

SECTION 1.13. Additions to Mortgaged Property. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.

SECTION 1.14. No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.

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SECTION 1.15. Fixture Filing. (a) Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the UCC) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such portions of the Mortgaged Property that are or become fixtures.

(b) The real property to which the fixtures relate is described in Exhibit A attached hereto. The record owner of the real property described in Exhibit A attached hereto is Mortgagor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage.

ARTICLE II

Defaults and Remedies

SECTION 2.01. Events of Default. Any Event of Default under the Credit Agreement (as such term is defined therein) shall constitute an Event of Default under this Mortgage.

SECTION 2.02. Demand for Payment. If an Event of Default shall occur and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee all amounts due hereunder and under the Credit Agreement and such further amount as shall be sufficient to cover the costs and expenses of collection, including attorneys’ fees, disbursements and expenses incurred by Mortgagee, and Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

SECTION 2.03. Rights To Take Possession, Operate and Apply Revenues. (a) If an Event of Default shall occur and be continuing, Mortgagor shall, upon demand of Mortgagee, forthwith surrender to Mortgagee actual possession of the Mortgaged Property and, if and to the extent not prohibited by applicable law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Mortgagor.

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(b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor will pay to Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee’s attorneys and agents with interest thereon at the Default Interest Rate; and all such expenses and compensation shall, until paid, be secured by this Mortgage.

(c) Upon every such entry or taking of possession, Mortgagee may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property, (iii) insure or keep the Mortgaged Property insured, (iv) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in their own name or otherwise with respect to the same, or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be directed or determined by Mortgagee to be in its best interest, and Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of the Mortgagee for the satisfaction of the Obligations, and second, if there is any surplus, to Mortgagor, subject to the entitlement of others thereto under applicable law.

(d) Whenever, before any sale of the Mortgaged Property under Section 2.06, all Obligations that are then due shall have been paid and all Events of Default fully cured, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

SECTION 2.04. Right To Cure Mortgagor’s Failure to Perform. Should Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage or the Credit Agreement (with respect to the Mortgaged Property), upon Notice to Mortgagor, Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Default Interest Rate. Mortgagee shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid. Upon Notice

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to the Mortgagor, Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person.

SECTION 2.05. Right to a Receiver. If an Event of Default shall occur and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located. Mortgagor shall pay to Mortgagee upon demand all reasonable expenses, including receiver’s fees, reasonable attorney’s fees and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Mortgage and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Default Interest Rate.

SECTION 2.06. Foreclosure and Sale. (a) If an Event of Default shall occur and be continuing, Mortgagee may elect to sell the Mortgaged Property or any part of the Mortgaged Property by exercise of the power of foreclosure or of sale granted to Mortgagee by applicable law or this Mortgage. In such case, Mortgagee may commence a civil action to foreclose this Mortgage, or it may proceed and sell the Mortgaged Property to satisfy any Obligation. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property, may sell all or such parts of the Mortgaged Property as may be chosen by Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property may postpone any foreclosure or other sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale. Without further notice, Mortgagee or an officer appointed to sell the Mortgaged Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Any person, including Mortgagor or Mortgagee or any designee or affiliate thereof, may purchase at such sale.

(b) The Mortgaged Property may be sold subject to unpaid taxes and Permitted Encumbrances, and, after deducting all costs, fees and expenses of Mortgagee (including costs of evidence of title in connection with the sale), Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08.

(c) Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Obligations have been satisfied, or the entirety of the Mortgaged Property has been sold.

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(d) If an Event of Default shall occur and be continuing, Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Obligations, or the performance of any term, covenant, condition or agreement of this Mortgage or any other Loan Document or any other right, or (ii) to pursue any other remedy available to Mortgagee, all as Mortgagee shall determine most effectual for such purposes.

SECTION 2.07. Other Remedies. (a) In case an Event of Default shall occur and be continuing, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.

(b) In connection with a sale of the Mortgaged Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08, Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest.

SECTION 2.08. Application of Sale Proceeds and Rents. After any foreclosure sale of all or any of the Mortgaged Property, Mortgagee shall receive and apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Mortgagee under this Mortgage as follows:

FIRST, to the payment of the costs and expenses of such sale, including compensation to Mortgagee’s attorneys and agents, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest at the Default Interest Rate on all advances made by Mortgagee, including all taxes or assessments (except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold) and the cost of removing any Permitted Collateral Lien (except any Permitted Lien subject to which the Mortgaged Property was sold);

SECOND, to the Mortgagee for the distribution to the Secured Parties for the satisfaction of the Obligations owed to the Secured Parties; and

THIRD, to the Mortgagor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Upon any sale of the Mortgaged Property by the Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Mortgagee or such officer or be answerable in any way for the misapplication thereof.

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SECTION 2.09. Mortgagor as Tenant Holding Over. If Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by Mortgagee, at Mortgagee’s election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

SECTION 2.10. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted (x) providing for any appraisement or valuation of any portion of the Mortgaged Property and/or (y) in any way extending the time for the enforcement or the collection of amounts due under any of the Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (ii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshaling in the event of foreclosure of this Mortgage.

SECTION 2.11. Discontinuance of Proceedings. In case Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

SECTION 2.12. Suits To Protect the Mortgaged Property. Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.

SECTION 2.13. Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

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SECTION 2.14. Possession by Mortgagee. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.

SECTION 2.15. Waiver. (a) No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver by Mortgagee to or of any breach or Event of Default by Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Obligations by Mortgagor hereunder. No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.

(b) Even if Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Mortgagee’s lien on the Mortgaged Property hereunder; no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, to the extent such sale or transfer is permitted by the Credit Agreement, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

SECTION 2.16. Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

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ARTICLE III

Miscellaneous

SECTION 3.01. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.02. Notices. All notices and communications hereunder shall be in writing and given to Mortgagor in accordance with the terms of the Credit Agreement at the address set forth on the first page of this Mortgage and to the Mortgagee as provided in the Credit Agreement.

SECTION 3.03. Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.

SECTION 3.04. Satisfaction and Cancelation. (a) The conveyance to Mortgagee of the Mortgaged Property as security created and consummated by this Mortgage shall be null and void when all the Loan Document Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been indefeasibly paid in full in accordance with the terms of the Loan Documents and the Lenders have no further commitment to make Loans under the Credit Agreement, no Letters of Credit are outstanding and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

(b) Upon a sale or financing by Mortgagor of all or any portion of the Mortgaged Property that is permitted by the Credit Agreement and the application of the Net Proceeds of such sale or financing in accordance with the Credit Agreement, the lien of this Mortgage shall be released from the applicable portion of the Mortgaged Property. Mortgagor shall give the Mortgagee reasonable written notice of any sale or financing of the Mortgaged Property prior to the closing of such sale or financing.

(c) In connection with any termination or release pursuant to paragraph (a), the Mortgage shall be marked “satisfied” by the Mortgagee, and this Mortgage shall be canceled of record at the request and at the expense of the Mortgagor. Mortgagee shall execute any documents reasonably requested by Mortgagor to accomplish the foregoing or to accomplish any release contemplated by this Section 3.04 and Mortgagor will pay all costs and expenses, including reasonable attorneys’ fees, disbursements and other charges, incurred by Mortgagee in connection with the preparation and execution of such documents.

SECTION 3.05. Definitions. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) ”including” shall mean “including but not limited to”; (b) ”provisions” shall mean “provisions, terms, covenants and/or conditions”; (c) ”lien” shall mean “lien, charge, encumbrance, security interest, mortgage or deed of trust”; (d) ”obligation” shall mean

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“obligation, duty, covenant and/or condition”; and (e) ”any of the Mortgaged Property” shall mean “the Mortgaged Property or any part thereof or interest therein”. Any act that Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee. Any act that is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

SECTION 3.06. Multisite Real Estate Transaction. Mortgagor acknowledges that this Mortgage is one of a number of Other Mortgages and Security Documents that secure the Obligations. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Security Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured or of any of the collateral security therefor, including the Other Mortgages and other Security Documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Security Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee’s rights and remedies under any or all of the Other Mortgages and other Security Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages and other Security Documents or any of Mortgagee’s rights and remedies thereunder. Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and other Security Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.

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ARTICLE IV

Particular Provisions

This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:

SECTION 4.01. Applicable Law; Certain Particular Provisions. This Mortgage shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their terms, the Credit Agreement and other Loan Documents (aside from those Other Mortgages to be recorded outside New York) shall be governed by the internal law of the State of New York, without regard to principles of conflict of law. Mortgagor and Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in the state where the Mortgaged Property is located. The terms and provisions set forth in Appendix A attached hereto are hereby incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions set forth in Appendix A, the terms and provisions set forth in Appendix A shall govern and control.

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IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered to Mortgagee by Mortgagor on the date of the acknowledgment attached hereto.

[ ], a [ ],

by:
Name:
Title:

Signed and Acknowledged in the presence of:

(1)
Witness Signature

Witness Printed Name

(2)
Witness Signature

Witness Printed Name

This Document Was Prepared By	Janet Lewis
And After Recording Return To:	Cravath, Swaine & Moore
825 Eighth Avenue
New York, NY 10019

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STATE OF _____________)

                                     )

COUNTY OF _____________)

The foregoing instrument was acknowledged before me on ________, by ________, the ________________, of ________, a ________ corporation, on behalf of the corporation.

_____________________

Notary Public, __________ County

My commission expires ______________.

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Exhibit A

to Mortgage

Description of the Land

26

Schedule A

to Mortgage

Description of Leases

27

Appendix A

to Mortgage

Local Law Provisions

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EXHIBIT H

[FORM OF] PLEDGE AGREEMENT dated as of [—], 2011 (this“Agreement”), among TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), TRIMAS CORPORATION, a Delaware corporation (“Holdings”), each Subsidiary Term Borrower party to the Credit Agreement referred to below (the “Subsidiary Term Borrowers”), each of the other subsidiaries of the Parent Borrower listed on Schedule I hereto (each such subsidiary and each Subsidiary Term Borrower individually a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Parent Borrower, Holdings and the Subsidiary Pledgors are referred to collectively herein as the “Pledgors”) and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

Reference is made to (a) the Credit Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers (as defined in the Credit Agreement) party thereto, the lenders from time to time party thereto and JPMCB, as administrative agent and Collateral Agent, and (b) the Guarantee Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto, the other Subsidiary Pledgors party thereto and the Collateral Agent.

The Lenders have agreed to make Loans to the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers (the Foreign Subsidiary Borrowers, the Subsidiary Term Borrowers and the Parent Borrower are referred to collectively herein as the “Borrowers”), and the Issuing Bank has agreed to issue Letters of Credit for the account of certain of the Borrowers and the Subsidiaries, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Borrowers, Holdings and the Subsidiary Pledgors has agreed to guarantee, among other things, all the obligations of the Borrowers under the Credit Agreement (upon the terms specified in the Guarantee Agreement). The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Pledgors of a Pledge Agreement in the form hereof to secure (a) the due and punctual payment by each Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of each Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of each Borrower and each Loan Party under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of each Borrower under each Hedging Agreement entered into with any counterparty that was a Lender or Lender Affiliate at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any Lender, any Lender Affiliate, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds (all the monetary and other obligations described in the preceding clauses (a) through (b) being collectively called the “Loan Document Obligations” and in the preceding clauses (a) through (d) being collectively called the “Obligations”). Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Credit Agreement.

Accordingly, the Pledgors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1. Pledge. As security for the payment and performance, as the case may be, in full of the Obligations, each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the shares of capital stock or equity interest owned by it and listed on Schedule II hereto and any shares of capital stock of the Parent Borrower or any Subsidiary obtained in the future by such Pledgor and the certificates representing all such shares (the “Pledged Stock”); provided that the Pledged Stock under this Agreement shall not include (i) more than 65% of the issued and outstanding shares of voting stock or equity interest of any Foreign Subsidiary or any Domestic Subsidiary that has no material assets other than equity interests of one or more Foreign Subsidiaries or (ii) to the extent that applicable law requires that a Subsidiary of the Pledgor issue directors’ qualifying shares, such qualifying shares, (b)(i) the debt securities listed opposite the name of such Pledgor on Schedule II hereto, (ii) any debt securities in the future issued to such Pledgor and (iii) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt Securities”), (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof, (d) subject to Section 5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (e) subject to Section 5, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above and (f) all proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Collateral”). Upon delivery to the Collateral Agent, (a) any stock certificates, notes or other securities now or hereafter included in the Collateral (the “Pledged Securities”) shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule II and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered. The security interest granted herein shall also secure all future advances and re-advances that may be made by the Secured Parties to, or for the benefit of, any of the Borrowers or any Pledgor.

TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

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SECTION 2. Delivery of the Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

(b) Each Pledgor will cause any Indebtedness for borrowed money in an aggregate principal amount that exceeds $500,000 owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms thereof.

(c) Each Pledgor acknowledges and agrees that (i) each interest in any limited liability company or limited partnership controlled by such Pledgor, pledged hereunder and represented by a certificate shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC and (ii) each such interest shall at all times hereafter be represented by a certificate.

(d) Each Pledgor further acknowledges and agrees that (i) each interest in any limited liability company or limited partnership controlled by such Pledgor, pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the New York UCC, and (ii) such Pledgor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless such Pledgor provides prior written notification to the Collateral Agent of such election and immediately delivers any such certificate to the Collateral Agent pursuant to the terms hereof.

SECTION 3. Representations, Warranties and Covenants. Each Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent that:

(a) the Pledged Stock represents that percentage as set forth on Schedule II of the issued and outstanding shares of each class of the capital stock and equity interests of the issuer with respect thereto;

(b) except for the security interest granted hereunder, such Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II, (ii) holds the same free and clear of all Liens, other than Liens expressly permitted by Section 6.02 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto or as otherwise expressly permitted by the Credit Agreement, and (iv) subject to Section 5, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

(c) the Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and Liens expressly permitted by Section 6.02 of the Credit Agreement), however arising, of all persons whomsoever;

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(d) no consent of any other person (including securityholders or creditors of any Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

(e) by virtue of the execution and delivery by the Pledgors of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing such Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations;

(f) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

(g) all of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable;

(h) all information set forth herein relating to the Pledged Stock is accurate and complete in all material respects as of the date hereof; and

(i) the pledge of the Pledged Stock pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

SECTION 4. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its reasonable discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose not prohibited by the terms of this Agreement, the Credit Agreement and the other Loan Documents. Each Pledgor agrees that it shall not exercise any such right for any purpose prohibited by the terms of, or if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under, this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

(ii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below; and

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(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that all noncash dividends, interest, principal, and other distributions that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of an Event of Default, and upon and after notice by the Collateral Agent to the Pledgors, all rights of any Pledgor to dividends, interest or principal that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to each Pledgor all cash dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, and upon and after notice by the Collateral Agent to the Pledgors, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers during the continuance of such Event of Default; provided that unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, all rights vested in the Collateral Agent pursuant to this clause (c) shall cease and such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 5.

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SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give a Pledgor 10 days’ prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of such Pledgor’s Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a

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judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

SECTION 7. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 6, as well as any Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent or the Collateral Agent in connection with such sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Pledgor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 8. Reimbursement of Collateral Agent. (a) Each Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor agrees to indemnify the Collateral Agent and the Indemnitees (as defined in Section 10.03(b) of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the

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consummation of the Transactions and the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its Affiliates.

(c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 8 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.06 of the Credit Agreement.

SECTION 9. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts Receivable to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Collateral Agent and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

SECTION 10. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to

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enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.02 of the Credit Agreement.

SECTION 11. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 12. Registration, etc. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, if for any reason the Collateral Agent desires to sell any of the Pledged Securities at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its reasonable efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file

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such documents, as are reasonably required or advisable to permit the public sale of such Pledged Securities. Each Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 12. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 12 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 12 may be specifically enforced.

SECTION 13. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

SECTION 14. Termination or Release. (a) This Agreement and the security interests granted hereby shall terminate when all the Loan Document Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

(b) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.02(b) of the Credit Agreement, the security interest in such Collateral shall be automatically released.

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(c) In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall (i) promptly deliver to Pledgor all Collateral pledged to the Collateral Agent herein and (ii) execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request from time to time to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

SECTION 15. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Pledgor shall be given to it in care of the Parent Borrower at the Parent Borrower’s address set forth in Section 10.01 of the Credit Agreement.

SECTION 16. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

SECTION 17. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents. If all of the capital stock of a Pledgor is sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Parent Borrower pursuant to a transaction permitted by Section 6.05 of the Credit Agreement, such Pledgor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder

SECTION 18. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by each Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments and the LC Commitments have not been terminated.

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(b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract (subject to Section 17), and shall become effective as provided in Section 17. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of, this Agreement.

SECTION 21. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

SECTION 22. Jurisdiction; Consent to Service of Process. (a) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Pledgor or its properties in the courts of any jurisdiction.

(b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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SECTION 23. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 24. Additional Pledgors. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter in this Agreement as a Subsidiary Pledgor upon becoming a Subsidiary Loan Party if such Subsidiary owns or possesses property of a type that would be considered Collateral hereunder. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement.

SECTION 25. Execution of Financing Statements. Pursuant to Section 9-509 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions, each Pledgor authorizes the Collateral Agent to file financing statements with respect to the Collateral owned by it without the signature of such Pledgor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRIMAS CORPORATION,

by
Name:
Title:

TRIMAS COMPANY LLC,

by
Name:
Title:

THE SUBSIDIARY PLEDGORS LISTED ON SCHEDULE I HERETO,

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by
Name:
Title:

[Signature Page to Pledge Agreement]

Schedule I to the

Pledge Agreement

SUBSIDIARY PLEDGORS

Name	Address

Schedule II to the

Pledge Agreement

CAPITAL STOCK

Issuer	Number of Certificate	Registered Owner	Number and Class of Shares	Percentage of Shares

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

16

Annex 1 to the

Pledge Agreement

SUPPLEMENT NO. [ ] dated as of [            ] (this “Supplement”), to the PLEDGE AGREEMENT dated as of [—], 2011, among TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), TRIMAS CORPORATION., a Delaware corporation (“Holdings”), each Subsidiary Term Borrower party to the Credit Agreement referred to below (the “Subsidiary Term Borrowers”) and each of the other subsidiaries of the Parent Borrower listed on Schedule I thereto (each such Subsidiary and each Subsidiary Term Borrower individually a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Parent Borrower, Holdings and the Subsidiary Pledgors are referred to collectively herein as the “Pledgors”) and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

A. Reference is made to (a) the Credit Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto and JPMCB, as administrative agent and Collateral Agent, and (b) the Guarantee Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto, the other Subsidiary Pledgors party thereto and the Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

C. The Pledgors have entered into the Pledge Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Pledge Agreement as a Subsidiary Pledgor upon becoming a Subsidiary Loan Party if such Subsidiary owns or possesses property of a type that would be considered Collateral under the Pledge Agreement. Section 24 of the Pledge Agreement provides that such Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Pledgor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Pledgor under the Pledge Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Pledgor agree as follows:

SECTION 1. In accordance with Section 24 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and

(b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Pledgor’s right, title and interest in and to the Collateral (as defined in the Pledge Agreement) of the New Pledgor. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

SECTION 2. The New Pledgor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule of all its Pledged Securities.

SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it in care of the Parent Borrower at the Parent Borrower’s address set forth in Section 10.01 of the Credit Agreement.

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SECTION 9. The New Pledgor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

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IN WITNESS WHEREOF, the New Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

[Name of New Pledgor],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by
Name:
Title:

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Schedule I to
Supplement No.
to the Pledge Agreement

Pledged Securities of the New Pledgor

CAPITAL STOCK

Issuer	Number of Certificate	Registered Owner	Number and Class of Shares	Percentage of Shares

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

EXHIBIT I

[FORM OF] SECURITY AGREEMENT dated as of [—], 2011 (this “Agreement”), among TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), TRIMAS CORPORATION, a Delaware corporation (“Holdings”), each Subsidiary Term Borrower party to the Credit Agreement referred to below (the “Subsidiary Term Borrowers”), each of the other subsidiaries of the Parent Borrower listed on Schedule I hereto (each such subsidiary and each Subsidiary Term Borrower individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, Holdings and the Parent Borrower are referred to collectively herein as the “Grantors”) and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein).

Reference is made to (a) the Credit Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”), JPMCB, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and the Collateral Agent and (b) the Guarantee Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto, the other Subsidiary Guarantors and the Collateral Agent.

The Lenders have agreed to make Loans to the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers (the Foreign Subsidiary Borrowers, the Subsidiary Term Borrowers and the Parent Borrower are referred to collectively herein as the “Borrowers”), and the Issuing Bank has agreed to issue Letters of Credit for the account of certain of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Borrowers, Holdings and the Subsidiary Guarantors has agreed to guarantee, among other things, all the obligations of the Borrowers under the Credit Agreement (upon the terms specified in the Guarantee Agreement). The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure (a) the due and punctual payment by each Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of each Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of each Borrower and each Loan Party under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of each Borrower under each Hedging Agreement entered into with any counterparty that was a Lender or Lender Affiliate at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any Lender, any Lender Affiliate, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds (all the monetary and other obligations described in the preceding clauses (a) through (b) being collectively called the “Loan Document Obligations” and in the preceding clauses (a) through (d) being collectively called the “Obligations”).

Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I

Definitions

Section 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. Each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified therein and all references to the Uniform Commercial Code shall mean the Uniform Commercial Code in effect in the State of New York from time to time.

Section 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“Account Debtor” shall mean any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Collateral” shall mean, collectively, any and all of the following assets and properties now owned or at any time hereafter acquired by any Grantor or in which any Grantor now has or at any time in the future may acquire any right, title or interest: (a) Accounts; (b) Chattel Paper; (c) Documents; (d) Equipment; (e) General Intangibles; (f) Instruments; (g) all Inventory; (h) Investment Property; (i) Letter-of-Credit rights; (j) Commercial Tort Claims specifically described on Schedule VI hereto; (k) all books and records pertaining to the foregoing Collateral and (l) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

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Notwithstanding the foregoing, the term “Collateral” shall not include any Excluded Assets.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right now or hereafter under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, or that a third party now or hereafter otherwise has the right to license and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any similar office in any other country), including those listed on Schedule II.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Excluded Assets” shall mean (a) any asset, including, without limitation, Accounts and proceeds of Inventory, of any kind, to the extent that (i) such asset is (x) sold or contributed to the Receivables Subsidiary pursuant to and in accordance with a Receivables Purchase Agreement or (y) such asset is sold pursuant to any Specified Vendor Receivables Financing and in accordance with the applicable Specified Vendor Receivables Financing Documents and (ii) such sale or intended sale is permitted by clause (i) or (iii), as applicable, of Section 6.05(c) of the Credit Agreement, (b) any asset acquired, constructed or improved pursuant to a capital lease or purchase money indebtedness permitted by Section 6.01(a)(ix) of the Credit Agreement, (c) Excluded Contracts, (d) any Trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such trademark solely to the extent that, and solely during the period in which, granting a Security Interest in such Trademark application prior to such filing would adversely affect the enforceability or validity or result in the voiding thereof, unless and until acceptable evidence of use of the Trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), whereupon such trademark application will, without any further action taken on the part of such Grantor or the Collateral Agent, be deemed to constitute Collateral and (e) any shares of voting stock or equity interests of any Foreign Subsidiary in excess of 65% of the issued and outstanding shares of voting stock or equity interests of such Foreign Subsidiary or any Domestic Subsidiary that has no material assets other than equity interests of one ore more Foreign Subsidiaries.

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“Excluded Contract” shall mean any contract or agreement to which a Grantor is a party or any governmental permit held by a Grantor to the extent that (a) the terms of such contract, agreement or permit prohibit or restrict the creation, incurrence or existence of the Security Interest therein or the assignment thereof without the consent of any party thereto other than such Grantor and (b) such prohibition or restriction is permitted under Section 6.10 of the Credit Agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity); provided that (i) the term “Excluded Contract” shall not include any rights for any amounts due or to become due pursuant to any Excluded Contract and (ii) the Security Interest shall attach immediately at such time as the condition causing such unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract or agreement in which the creation, incurrence or existence of the Security Interest, or the assignment thereof, as the case may be, is not so prohibited or restricted; provided, further, that such Grantor shall use commercially reasonable efforts to obtain all consents or waivers necessary to permit the grant of the Security Interest in such Excluded Contract.

“General Intangibles” shall mean all choses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts, including all goodwill, going concern value (other than any of the foregoing which relates to any Excluded Assets).

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III (other than those license agreements in existence on the date hereof and listed on Schedule III and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

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“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor now or hereafter otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent hereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or the equivalent thereof in any similar offices in any other country, including those listed on Schedule IV and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of Holdings and the Parent Borrower respectively.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank, (e) each counterparty to a Hedging Agreement entered into with any Borrower if such counterparty was a Lender or a Lender Affiliate at the time the Hedging Agreement was entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document, (g) the Administrative Agent or the Collateral Agent in respect of obligations owed to the Administrative Agent or the Collateral Agent arising from treasury, depository and cash management services or in connection with any automated clearinghouse transfer of funds and (h) the successors and assigns of each of the foregoing.

“Security Interest” shall have the meaning assigned to such term in Section 2.01.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party or that a third party now or hereafter otherwise has the right to license, and all rights of any Grantor under any such agreement.

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“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

Section 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

ARTICLE II

Security Interest

Section 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”). Without the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

Section 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

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ARTICLE III

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

Section 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

Section 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from the Parent Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 5.12 or 5.13 of the Credit Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. The foregoing shall apply to cash and cash accounts only to the extent that such cash or cash account may be perfected by filing.

(b) Each Grantor represents and warrants that fully executed security agreements in the form hereof (or a fully executed short-form agreement in form and substance reasonable satisfactory to the Collateral Agent) and containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than the financing statements referred to above in Section 3.02(a) and such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

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Section 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to Section 6.02 of the Credit Agreement. The foregoing shall apply to cash and cash accounts only to the extent that such cash or cash accounts may be perfected by filing.

Section 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. None of the Grantors holds any commercial tort claim except as indicated on the Perfection Certificate.

ARTICLE IV

Covenants

Section 4.01. Change of Name; Location of Collateral; Records; Place of Business. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in its identity or corporate structure, (iv) in its Federal Taxpayer Identification Number or (v) in its jurisdiction of organization. Each Grantor agrees not to effect or permit any change

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referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

(a) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

Section 4.02. Periodic Certification. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.01 of the Credit Agreement, Holdings and the Parent Borrower shall deliver to the Collateral Agent a certificate executed by a Financial Officer of Holdings and the Parent Borrower respectively (a) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 4.02 and (b) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) above to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period). Each certificate delivered pursuant to this Section 4.02 shall identify in the format of Schedule II, III, IV or V, as applicable, all Intellectual Property of any Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Collateral Agent.

Section 4.03. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

Section 4.04. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security

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Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule II, III, IV or V hereto or adding additional schedules hereto to specifically identify any asset or item that the Collateral Agent reasonably believes constitute Copyrights, Licenses, Patents or Trademarks; provided, however, that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

Section 4.05. Inspection and Verification. In accordance with Section 5.09 of the Credit Agreement, the Collateral Agent and such persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification (except with respect to Excluded Assets). The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party (it being understood that any such information shall be deemed to be “Information” subject to the provisions of Section 10.12 of the Credit Agreement).

Section 4.06. Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization;

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provided, however, that nothing in this Section 4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

Section 4.07. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account (except with respect to Excluded Assets), such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

Section 4.08. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

Section 4.09. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment for security, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by Section 6.02 of the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not prohibited by this Agreement, the Credit Agreement or any other Loan Document.

Section 4.10. Limitation on Modification of Accounts. Except with respect to Excluded Assets, none of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

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Section 4.11. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.07 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

Section 4.12. Chattel Paper. Each Grantor shall maintain, in form and manner reasonably satisfactory to the Collateral Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

Section 4.13. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(a) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(b) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

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(c) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(d) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(e) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(f) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(g) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

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Section 4.14. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a) Instruments and Tangible Chattel Paper. If any Grantor shall at any time hold or acquire any Instruments or Tangible Chattel Paper with a value in excess of $500,000, such Grantor shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Investment Property. If any Grantor shall at any time hold or acquire any certificated securities with a value in excess of $500,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, such Grantor shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities.

(c) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC §9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC §9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

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(d) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor with a value in excess of $500,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(e) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim having a value in excess of $500,000 for which such Grantor has filed a complaint in a court of competent jurisdiction, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

ARTICLE V

Remedies

Section 5.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale

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thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

The Collateral Agent shall give the Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have

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entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

Section 5.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

Section 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral

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Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

ARTICLE VI

Miscellaneous

Section 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Parent Borrower at the Parent Borrower’s address set forth in Section 10.01 of the Credit Agreement.

Section 6.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

Section 6.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

Section 6.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be null and void) except as

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expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 6.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 6.06. Collateral Agent’s Fees and Expenses; Indemnification. (a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement (including the customary fees and charges of the Collateral Agent for any monitoring or audits conducted by it or on its behalf with respect to the Accounts or Inventory), (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Affiliates.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 6.06 shall be payable on written demand therefor.

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Section 6.07. Governing Law. This agreement shall be construed in accordance with and governed by the laws of the State of New York.

Section 6.08. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Issuing Bank, the Administrative Agent and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.02 of the Credit Agreement.

Section 6.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.09.

Section 6.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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Section 6.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 6.04), and shall become effective as provided in Section 6.04. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6.12. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 6.13. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

(b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 6.14. Termination. (a) This Agreement and the Security Interest shall terminate when all the Loan Document Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been indefeasibly paid in full, the Lenders

21

have no further commitment to lend, the LC Exposure has been reduced to zero and the Issuing Bank has no further commitment to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors or the Grantors’ designee, at the Grantors’ expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 6.14(a) shall be without recourse to or warranty by the Collateral Agent.

(b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Guarantor shall be automatically released in the event that all the capital stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Parent Borrower in accordance with the terms of the Credit Agreement; provided that the Required Lenders (or, if required by the terms of the Credit Agreement, such greater percentage of the Lenders specified in the Credit Agreement) shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise. The Security Interest in any Collateral that is sold, transferred or otherwise disposed of in accordance with this Agreement, the Credit Agreement and the other Loan Documents (including pursuant to a waiver or amendment of the terms thereof) shall automatically terminate and be released, and such Collateral shall be sold free and clear of the Lien and Security Interest created hereby. In connection with any of the foregoing, the Collateral Agent shall execute and deliver to the Grantors or the Grantors’ designee, at the Grantors’ expense, all Uniform Commercial Code termination statements and similar documents (including any such documents as may be reasonably necessary in connection with the entry into by any Grantor of a Specified Vendor Receivables Financing) that the Grantors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 6.14(b) shall be without recourse to or warranty by the Collateral Agent.

Section 6.15. Additional Grantors. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 2 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 6.16. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such

22

Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts Receivable to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

23

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRIMAS CORPORATION,

by
Name:
Title:

TRIMAS COMPANY LLC,

by
Name:
Title:

EACH OF THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE I HERETO,

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by
Name:
Title:

[Signature Page to Security Agreement]

SCHEDULE I

SUBSIDIARY GUARANTORS

SCHEDULE II

COPYRIGHTS

SCHEDULE III

LICENSES

SCHEDULE IV

PATENTS

SCHEDULE V

TRADEMARKS

Annex 1 to the

Security Agreement

PERFECTION CERTIFICATE

Reference is made to the Credit Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TriMas Corporation (“Holdings”), TriMas Company LLC (the “Parent Borrower”), the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreement referred to therein, as applicable.

The undersigned, a Financial Officer of Holdings and of the Parent Borrower, respectively, hereby certify to the Collateral Agent and each other Secured Party as follows:

1. Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate of formation, is as follows:

(b) Set forth below is each other legal name each Grantor has had in the past five years, together with the date of the relevant change:

(c) Except as set forth on Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include on Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

(e) Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization:

(f) Set forth below is the Federal Taxpayer Identification Number of each Grantor:1

[1]	Only necessary for filing in North Dakota and South Dakota.

2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor	Mailing Address	County	State

(b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts (with each location at which chattel paper, if any, is kept being indicated by an “*”):

Grantor	Mailing Address	County	State

(c) The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name below:

Grantor	Jurisdiction

(d) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Equipment or other Collateral not identified above:

Grantor	Mailing Address	County	State

(e) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a), (b), (c) or (d) above:

Grantor	Mailing Address	County	State

(f) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

Grantor	Name/Mailing Address	County	State

3. Unusual Transactions. All Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4. File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

5. UCC Filings. Financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located and, to the extent any of the collateral is comprised of fixtures, timber to be cut or as extracted collateral from the wellhead or minehead, in the proper local jurisdiction, in each case as set forth with respect to such Grantor in Section 2 hereof.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

7. Stock Ownership and other Equity Interests. Attached hereto as Schedule 7 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of Holdings, the Parent Borrower and each Subsidiary and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 7 is each equity investment of Holdings, the Parent Borrower or any Subsidiary that represents 50% or more of the equity of the entity in which such investment was made.

8. Debt Instruments. Attached hereto as Schedule 8 is a true and correct list of all instruments, including any promissory notes and other evidence of indebtedness held by Holdings, the Parent Borrower and each Subsidiary that are required to be pledged under the Pledge Agreement, including all intercompany notes between Holdings and each Subsidiary of Holdings and each Subsidiary of Holdings and each other such Subsidiary.

9. Advances. Attached hereto as Schedule 9 is (a) a true and correct list of all advances made by Holdings to any Subsidiary of Holdings or made by any Subsidiary of Holdings to Holdings or to any other Subsidiary of Holdings (other than those identified on Schedule 8), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Pledge Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to Holdings or any Subsidiary of Holdings.

10. Mortgage Filings. Attached hereto as Schedule 10 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein.

11. Intellectual Property. Attached hereto as Schedule 11(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor’s Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner, the registration number and the expiration date of each Patent, Patent License, Trademark and Trademark License owned by any Grantor. Attached hereto as Schedule 11(B) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Grantor’s Copyrights and Copyright Licenses, including the name of the registered owner, the registration number and the expiration date of each Copyright or Copyright License owned by any Grantor.

12. Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of commercial tort claims in excess of $50,000 held by any Grantor, including a brief description thereof.

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this ____ day of ________________, 2011.

TRIMAS COMPANY LLC

By:
Name:
Title:

TRIMAS CORPORATION

By:
Name:
Title:

Annex 2 to the

Security Agreement

SUPPLEMENT NO. [ ] dated as of [            ], to the Security Agreement dated as of [—], 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), TRIMAS CORPORATION, a Delaware corporation (“Holdings”), each Subsidiary Term Borrower party to the Credit Agreement referred to below (the “Subsidiary Term Borrowers”), each of the other subsidiaries of the Borrower listed on Schedule I thereto (each such subsidiary and each Subsidiary Term Borrower individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, Holdings and the Parent Borrower are referred to collectively herein as the “Grantors”) and JPMORGAN CHASE BANK, N.A., a New York banking corporation (“JPMCB”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein).

A. Reference is made to (a) the Credit Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”), JPMCB, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and the Collateral Agent and (b) the Guarantee Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Subsidiary Guarantee Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto, the other Subsidiary Guarantors and the Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Section 6.15 of the Security Agreement provides that additional Subsidiaries of Holdings may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 6.15 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. This supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Parent Borrower at the Parent Borrower’s address as set forth in Section 10.01 of the Credit Agreement.

SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Grantor],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by
Name:
Title:

SCHEDULE I

to Supplement No.___ to the

Security Agreement

LOCATION OF COLLATERAL

Description	Location

EXHIBIT K-1

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders that Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Parent Borrower, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Holdings within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to Holdings as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Parent Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Parent Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[    ]

EXHIBIT K-2

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders that Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Parent Borrower, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of Holdings within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to Holdings as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Parent Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Parent Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[    ]

EXHIBIT K-3

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants that are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Parent Borrower, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Holdings within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to Holdings as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[    ]

EXHIBIT K-4

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants that Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of June 21, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Parent Borrower, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of Holdings within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to Holdings as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[    ]